AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 2005

                           REGISTRATION NO. 333-122717

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              MULTIBAND CORPORATION
            (Exact name of registration as specified in its charter)

           MINNESOTA                           4813                    41-1255001
(State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)      Classification Code Number)     Identification No.)

                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428
                                 (763) 504-3000
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                                 JAMES L. MANDEL
                             CHIEF EXECUTIVE OFFICER
                              MULTIBAND CORPORATION
                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428
                                 (763) 504-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                              STEVEN M. BELL, ESQ.
                              MULTIBAND CORPORATION
                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428
                                 (763) 504-3000

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO PUBLIC: As soon as practicable after this
                    registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective date registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                                          PROPOSED
                                                                           MAXIMUM
                                                                          OFFERING        PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                    AMOUNT TO            PRICE             AGGREGATE             AMOUNT OF
          SECURITIES TO BE REGISTERED                BE REGISTERED       PER UNIT (1)      OFFERING PRICE (1)     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock no par value                      1,281,614           $1.35             $1,730,179             $219.05

----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, no par value,
underlying Warrants                                      4,431,619          $1.35              $5,982,685             $757.40

----------------------------------------------------------------------------------------------------------------------------------
Totals                                                   5,713,233          $1.35              $7,712,864             $976.45

----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Based on the closing price for the common stock on October 19, 2005 as reported on the Nasdaq Stock Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary                                                            5
Risk Factors                                                                  8
Forward-Looking Statements                                                   10
Use of Proceeds                                                              10
Dividend Policy                                                              11
Capitalization                                                               11
Selected Financial Data                                                      12
Management's Discussion and Analysis of Financial Condition and
  Results of Operations                                                      13
Business                                                                     23
Management
Certain Transactions                                                         33
Principal and Selling Shareholders                                           35
Plan of Distribution                                                         37
Description of Securities                                                    38
Legal Matters                                                                40
Experts                                                                      40
Where You Can Find More Information                                          40
Index to Consolidated Financial Statements                                   F1

                              MULTIBAND CORPORATION

                                  COMMON STOCK

                                5,713,233 SHARES

                                   PROSPECTUS

                                OCTOBER 25, 2005

(Subject to Completion) THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       PROSPECTUS ISSUED OCTOBER 25, 2005

                              MULTIBAND CORPORATION

                        5,713,233 SHARES OF COMMON STOCK

The selling shareholders are offering up to an aggregate of 5,713,233 shares of our common stock. Of the shares of common stock being offered by the selling shareholders, (i) 4,431,619 shares may be purchased upon exercise of outstanding warrants and (ii) 1,281,614 shares are currently owned by shareholders who acquired such shares in private placements to accredited investors.

We will not receive any proceeds from the sale of common stock by the selling shareholders under this prospectus. However, we will receive proceeds upon the exercise of the warrants. See "Use of Proceeds" on page 7.

Our common stock is traded on the Nasdaq Stock Market under the symbol "MBND." On October 19, 2005, the closing price of our common stock as reported by NASDAQ was $1.35 per share.

The selling shareholders may offer the shares through public or private transactions, on or off the NASDAQ Stock Market exchange, at prevailing market prices or at privately negotiated prices. The selling shareholders may make sales directly to purchasers or through agents, dealers or underwriters.

                 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS
               CONTAINED IN THIS PROSPECTUS. A HIGH DEGREE OF RISK
                      EXISTS WITH REGARDS TO THE OFFERING.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 25, 2005.

                               PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus and the documents we have referred you to in "Where You Can Find More Information" for more information about Multiband and our financial statements. In this prospectus, references to "Multiband," "we," "us" "our" and "Company" refer to Multiband Corporation and its subsidiaries.

                                   OUR COMPANY

Multiband Corporation (Multiband), (f/k/a Vicom, Incorporated)., is a Minnesota corporation formed in September 1975. Multiband has two operating segments: 1) Multiband Consumer Services (MCS, legally known as Multiband Subscriber Services, Inc., which encompasses the subsidiary corporations, Multiband USA, Inc., URON, Inc., and Rainbow Satellite Group, LLC.; and 2) Minnesota Digital Universe, Inc. (MDU).

Multiband completed an initial public offering in June 1984. In November 1992, Multiband became a non-reporting company under the Securities Exchange Act of 1934. In July 2000, Multiband regained its reporting company status. In December, 2000, Multiband stock began trading on the NASDAQ stock exchange under the symbol VICM. In July 2004, the symbol was changed to MBND concurrent with the Company's name change from Vicom, Incorporated to Multiband Corporation.

Multiband's website is located at: www.multibandusa.com.

From its inception until December 31, 1998, Multiband operated as a telephone interconnect company only. Effective December 31, 1998, Multiband acquired the assets of the Midwest region of Enstar Networking Corporation (ENC), a data cabling and networking company. In late 1999, in the context of a forward triangular merger, Multiband to expand its range of computer products and related services, purchased the stock of Ekman, Inc. d/b/a Corporate Technologies, and merged Ekman, Inc. into the newly formed surviving corporation, Corporate Technologies, USA, Inc. (MBS). MBS provided voice, data and video systems and services to business and government. The MBS business segment was sold effective April 1, 2005. All referenced to financial information and descriptions of business in this registration have been revised to reflect only our continuing operations and all references to our now discontinued Multiband Business Services have been eliminated. The MCS segment began in February 2000. MCS, the Company's continuing operating division, provides voice, data and video services to multiple dwelling units (MDU), including apartment buildings, condominiums and time share resorts. During 2004 the Company purchased video subscribers in a number of separate transactions, the largest one being Rainbow Satellite Group, LLC. During 2004 the Company also purchased the stock of Minnesota Digital Universe, Inc. (MDU Segment), which made the Company the largest master service operator in MDU's for DirecTV satellite television in the United States.

                                  THE OFFERING

-----------------------------------------------------------------------------------------------------------------------------------
Common stock offered                                                 5,713,233(1)
-----------------------------------------------------------------------------------------------------------------------------------
Common stock to be outstanding after the offering                    33,463,654 (2)
-----------------------------------------------------------------------------------------------------------------------------------
Use of proceeds                                                      We intend to use the net proceeds  from the exercise of the warrants for working capital and other general corporate
                                                                     purposes. See"Use of Proceeds".
-----------------------------------------------------------------------------------------------------------------------------------

(1) The selling shareholders are offering up to an aggregate of 5,713,233 shares of our common stock. Of the shares of common stock being offered by the selling shareholders, (i) 4,431,619 shares may be purchased upon exercise of outstanding warrants and (ii) 1,281,614 shares are currently owned by shareholders who acquired such shares in private placements to accredited investors.

(2) The information is based on the number of shares of common stock outstanding as of August 18, 2005 and assumes that all of the warrants to purchase 4,431,619 shares were exercised. The number of shares outstanding does not include the following:

o 19,034,079 shares of common stock issuable upon the exercise of warrants outstanding as of August 18, 2005 with a weighted average exercise price of $1.66 per share;

o 668 shares of unvested restricted stock grants as of August 18, 2005 with a weighted average grant price of $ .85 per share;

o 5,500,000 shares of common stock reserved for additional issuances under our stock plans as of August 18, 2005 (4.3 million shares reserved in our employee stock option plan, 400,000 shares reserved in our employee stock purchase plan and 800,000 shares reserved in our Director's option plan.)

o 8,332,764 shares of common stock issuable upon the conversion of shares of our 8% Class A Cumulative Convertible Preferred Stock ("Class A Preferred"), 10% Class B Cumulative Convertible Preferred Stock ("Class B Preferred"), 10% Class C Cumulative Convertible Preferred Stock ("Class C Preferred"), 10% Class F Cumulative Convertible Preferred Stock ("Class F Preferred"), 8% Class G Cumulative Convertible Preferred Stock ("Class G Preferred"), 6% Class H Cumulative Convertible Preferred Stock ("Class H Preferred") and Class I variable rate Cumulative Convertible Preferred Stock ("Class I Preferred") outstanding as of August 18, 2005.

o 519,481 shares upon conversion of a note owed as of August 18, 2005.

                             SUMMARY FINANCIAL DATA

The following table sets forth certain summary financial data for Multiband Corporation and should be read in conjunction with the Consolidated financial Statements of Multiband Corporation included in this Prospectus Supplement.

                                 SIX MONTHS    SIX MONTHS
                                   ENDED         ENDED                             YEARS ENDED DECEMBER 31,
                                  JUNE 30,       JUNE 30,   --------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA        2005          2004          2004          2003          2002          2001          2000
----------------------------    ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                (unaudited)    (unaudited)
Revenues ....................   $  7,890,482  $  3,673,916  $ 11,067,834  $  1,441,118  $    577,221  $    265,996  $     73,319
Cost of products and services
  (exclusive of depreciation
  and amortization shown
  below) ....................   $  3,583,025  $  2,123,242  $  5,943,395  $    884,536  $    418,093  $    226,432  $    105,617
Selling, general and
  administrative expenses ...   $  4,524,487  $  1,965,933  $  5,960,050  $  2,647,870  $  1,971,584  $  2,555,144  $  2,870,657
% of revenues ...............           57.3%         53.5%         53.9%        183.0%        641.6%        960.6%      3915.30%
Depreciation and amortization   $  2,367,734  $  1,502,922  $  3,432,779  $  1,065,650  $  1,193,306  $  1,165,610  $    830,181
Loss from Operations ........   $ (2,584,764) $ (1,918,181) $ (4,268,390) $ (3,156,938) $ (3,005,762) $ (3,681,190) $ (3,733,136)
Other expense net ...........   $   (976,422) $   (396,607) $ (1,058,252) $   (548,476) $ (1,439,069) $ (1,070,802) $   (280,962)
Minority interest in
   subsidiary ...............   $          0  $          0  $          0  $     33,366  $          0  $          0  $          0

Loss before income taxes ....   $ (3,561,186) $ (2,314,788) $ (5,326,642) $ (3,672,048) $ (4,444,831) $ (4,751,992) $ (4,014,098)
Income tax provision ........   $          0  $          0  $          0  $          0  $          0  $          0  $      8,849
Loss from Continuing
   Operations ...............   $ (3,561,186) $ (2,314,788) $ (5,326,642) $ (3,672,048) $ (4,444,831) $ (4,751,992) $ (4,022,947)
Discontinued operations .....   $   (318,376) $   (653,551) $ (4,457,320) $   (692,956)        6,772  $   (573,560)     (212,884)
Net Loss ....................   $ (3,879,562) $ (2,968,339) $ (9,783,962) $ (4,365,004) $ (4,438,059) $ (5,325,552) $ (4,235,831)
Loss attributable to common
   stockholders .............   $ (5,480,280) $ (3,426,265) $(10,374,417) $ (4,613,693) $ (4,591,637) $ (5,758,221) $ (5,082,011)
Loss per common share-basic
   and diluted ..............   $       (.14) $       (.14) $       (.42) $       (.27) $       (.38) $       (.66) $      (0.72)
Weighted average shares
   outstanding ..............     27,929,454    20,984,967    23,307,594    16,112,231    11,735,095     8,762,814     7,009,751


BALANCE SHEET DATA                  2005          2004          2004          2003          2002          2001          2000
------------------              ------------  ------------  ------------  ------------  ------------  ------------  ------------
Working capital
   (deficiency) .............   $    938,093  $ (8,077,786) $ (8,931,414) $  1,118,792  $   (252,870) $    426,549  $  2,870,114
Total assets ................   $ 29,042,107  $ 30,514,376    26,653,712  $ 13,902,885  $ 10,347,316  $ 12,209,681  $ 15,614,573
Long-term debt ..............      3,907,832     2,070,880     3,498,657  $  2,262,891  $  3,273,350  $  3,311,870  $  3,362,083
Stockholders' equity ........   $ 16,278,403  $ 13,417,470  $  8,549,431  $  5,807,711  $  2,642,285  $  4,184,001  $  5,876,352

                                  RISK FACTORS

Our operations and our securities are subject to a number of risks, including but not limited to those described below. If any of the following risks actually occur, the business, financial condition or operating results of Multiband and the trading price or value of our common stock could be materially adversely affected.

General

Multiband, since 1998, has taken several significant steps to reinvent and reposition itself to take advantage of opportunities presented by a shifting economy and industry environment.

Recognizing that voice, data and video technologies in the late twentieth century were beginning to systematically integrate as industry manufacturers were evolving technological standards from "closed" proprietary networking architectures to a more "open" flexible and integrated approach, Multiband, between 1998 and 2001, purchased three competitors which, in the aggregate, possessed expertise in data networking, voice and data cabling and video distribution technologies.

In early 2000, Multiband created its MCS division, employing the aforementioned expertise, to provide communications and entertainment services (local dial tone, long distance, high-speed internet and expanded satellite television services) to residents in (MDUs) on one billing platform, which the Company developed internally.

The specific risk factors, as detailed below, should be analyzed in the context of the Company's anticipated MCS related growth.

NET LOSSES

The Company had net losses of $9,783,962 for the fiscal year ended December 31, 2004, $4,365,004 for the fiscal year ended December 31, 2003, and $4,438,059 for the fiscal year ended December 31, 2002. Multiband may never be profitable.

The prolonged effects of generating losses without additional funding may restrict our ability to pursue our business strategy. Unless our business plan is successful, an investment in our common stock may result in a complete loss of an investor's capital.

If we cannot achieve profitability from operating activities, we may not be able to meet:

o our capital expenditure objectives;
o our debt service obligations; or
o our working capital needs.

GOODWILL

In June 2001, the Financial Accounting Standards Board (FASB) adopted Statement of Financial Accounting Standards (SFAS) 142, "Goodwill and Other Intangible Assets" which changed the amortization rules on recorded goodwill from a monthly amortization to a periodic "impairment" analysis for fiscal years beginning after December 15, 2001. In 2004, the Company recorded an impairment charge of $527,879 related to Multiband Business Services. In the fourth quarter of 2004, the Company wrote off $2,221,000 worth of goodwill related to discontinued operations. As of December 31, 2004, the Company had remaining recorded goodwill of $812,366 related to the purchase of Rainbow Satellite Group, LLC.

DEREGULATION

Several regulatory and judicial proceedings have recently concluded, are underway or may soon be commenced that address issues affecting operations and those of our competitors, which may cause significant changes to our industry. We cannot predict the outcome of these developments, nor can we assure you that these changes will not have a material adverse effect on us. Historically, we have been a reseller of products and services, not a manufacturer or carrier requiring regulation of its activities. Pursuant to Minnesota statutes, our Multiband activity is specifically exempt from the need to tariff our services in MDU's. However, the Telecommunications Act of 1996 provides for significant deregulation of the telecommunications industry, including the local telecommunications and long-distance industries. This federal statute and the related regulations remain subject to judicial review and additional rule-makings of the Federal Communications Commission, making it difficult to predict what effect the legislation will have on us, our operations, and our competitors.

DEPENDENCE ON STRATEGIC ALLIANCES

Several suppliers, or potential suppliers of Multiband, such as McLeod, WorldCom, WS Net, XO Communications and others have filed for bankruptcy in recent years. While the financial distress of its suppliers or potential suppliers could have a material adverse effect on Multiband's business, Multiband believes that enough alternate suppliers exist to allow the Company to execute its business plans. The Company is also highly dependent on its Master System Operator agreement with DirecTV which expires in May 2006. Although an alternate provider of satellite television services, Echostar, exists, the termination of its agreements with DirecTV could have a material adverse effect on Multiband's business.

CHANGES IN TECHNOLOGY

A portion of our projected future revenue is dependent on public acceptance of broadband, and expanded satellite television services. Acceptance of these services is partially dependent on the infrastructure of the internet and satellite television which is beyond Multiband's control. In addition, newer technologies, such as video-on-demand, are being developed which could have a material adverse effect on the Company's competitiveness in the marketplace if Multiband is unable to adopt or deploy such technologies.

ATTRACTION AND RETENTION OF EMPLOYEES

Multiband's success depends on the continued employment of certain key personnel, including executive officers. If Multiband were unable to continue to attract and retain a sufficient number of qualified key personnel, its business, operating results and financial condition could be materially and adversely affected. In addition, Multiband's success depends on its ability to attract, develop, motivate and retain highly skilled and educated professionals with a wide variety of management, marketing, selling and technical capabilities. Competition for such personnel is intense and is expected to increase in the future.

INTELLECTUAL PROPERTY RIGHTS

Multiband relies on a combination of trade secret, copyright, and trademark laws, license agreements, and contractual arrangements with certain key employees to protect its proprietary rights and the proprietary rights of third parties from which Multiband licenses intellectual property. Multiband also relies on agreements with owners of MDUs which grant the Company rights of access for a specific period to MDU premises whereby Multiband is allowed to offer its voice, data, and video services to individual residents of the MDUs. If it was determined that Multiband infringed the intellectual property rights of others, it could be required to pay substantial damages or stop selling products and services that contain the infringing intellectual property, which could have a material adverse effect on Multiband's business, financial condition and results of operations. Also, there can be no assurance that Multiband would be able to develop non-infringing technology or that it could obtain a license on commercially reasonable terms, or at all. Multiband's success depends in part on its ability to protect the proprietary and confidential aspects of its technology and the products and services it sells. There can be no assurance that the legal protections afforded to Multiband or the steps taken by Multiband will be adequate to prevent misappropriation of Multiband's intellectual property.

CERTAIN ANTI-TAKEOVER EFFECTS

Multiband is subject to Minnesota statutes regulating business combinations and restricting voting rights of certain persons acquiring shares of Multiband. These anti-takeover statutes may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Multiband's securities, or the removal of incumbent management.

VOLATILITY OF MULTIBAND'S COMMON STOCK

The trading price of our common stock has been and is likely to be volatile. The stock market has experienced extreme volatility, and this volatility has often been unrelated to the operating performance of particular companies. We cannot be sure that an active public market for our common stock will continue after this offering. Investors may not be able to sell the common stock at or above the price they paid for their common stock, or at all. Prices for the common stock will be determined in the marketplace and may be influenced by many factors, including variations in our financial results, changes in earnings estimates by industry research analysts, investors' perceptions of us and general economic, industry and market conditions.

FUTURE SALES OF OUR COMMON STOCK MAY LOWER OUR STOCK PRICE

If our existing shareholders sell a large number of shares of our common stock, the market price of the common stock could decline significantly. The perception in the public market that our existing shareholders might sell shares of common stock could depress our market price.

COMPETITION

We face competition from others who are competing for a share of the MDU market, including other satellite companies and cable companies. Some of these companies have significantly greater assets and resources than we do.

                           FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities law. Terminology such as "may," "will," "expect," "anticipate," "believe," "estimate," "continue," "predict," or other similar words, identify forward-looking statements. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectation about, among other things, trends affecting the industries in which we operate, as well as the industries we service, and our business and growth strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including those set forth in "Risk Factors."

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders under this prospectus. However, we will receive proceeds of $6,500,734 from the exercise of the warrants estimated at $6,480,734 after payment of the offering expenses. We have agreed to pay all of the expenses related to this offer, estimated to be approximately $20,000.

We expect to use the net proceeds from the exercise of the warrants primarily for working capital and other general corporate purposes, including expenditures for sales and marketing and fixed assets and inventory. No specific amount has been allocated to any particular purpose. Pending these uses, we intend to invest the net proceeds of this offering in investment grade, interest-bearing securities.

                                 DIVIDEND POLICY

We have never paid cash dividends on our common stock, nor do we have plans to do so in the foreseeable future. The declaration and payment of any cash dividends on our common stock in the future will be determined by our Board of Directors, in its discretion, and will depend on a number of factors, including our earnings, capital requirements and overall financial condition.

The holders of our Series A Cumulative Convertible Preferred Stock are entitled to receive a cumulative dividend of 8% per year, payable quarterly, and the holders of our Series B Convertible and Series C Convertible Preferred Stock are entitled to receive cumulative dividends of 10% per year, payable monthly, the holders of our Series E Convertible Preferred Stock are entitled to receive a cumulative dividend of 15% per year, payable in kind quarterly. The holders of our Series F Convertible Preferred Stock are entitled to receive a cumulative dividend of 10% per year, payable in kind quarterly, and the holders of our Series G Convertible Preferred Stock are entitled to receive a cumulative dividend of 6% per year, payable in kind quarterly. The holders of our Series H Convertible Preferred Stock are entitled to receive a cumulative dividend of 6% per year, payable semi-annually. The holders of our Series I Convertible Preferred Stock receive a monthly dividend at a range between prime rate and prime rate plus 10% for the first seven months and at prime rate thereafter.

                                 CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2005 and our capitalization as adjusted to reflect the issuance and sale of 4,431,639 shares of common stock upon exercise of the warrants and the historical financial statements and notes thereto included elsewhere in this prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          AS OF JUNE 30, 2005
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        ACTUAL          AS ADJUSTED
                                                                                                                        (UNAUDITED)
------------------------------------------------------------------------------------------------------------------------------------
Preferred stock:
------------------------------------------------------------------------------------------------------------------------------------
   8% Class  A cumulative convertible - no par value 27,931 shares issued and outstanding                 419,752          419,752
------------------------------------------------------------------------------------------------------------------------------------
  10% Class B cumulative convertible - no par value 8,620 shares issued and outstanding                    61,200           61,200
------------------------------------------------------------------------------------------------------------------------------------
  10% Class C cumulative convertible - no par value 125,280 shares issued and outstanding               1,609,905        1,609,905
------------------------------------------------------------------------------------------------------------------------------------
  10% Class F cumulative convertible - no par value 150,000 shares issued and outstanding               1,500,000        1,500,000
------------------------------------------------------------------------------------------------------------------------------------
  10% Class G cumulative convertible - no par value 45,245 shares issued and outstanding                  179,897          179,897
------------------------------------------------------------------------------------------------------------------------------------
   6% Class H cumulative convertible - no par value 2.0 shares issued and outstanding                           0                0
------------------------------------------------------------------------------------------------------------------------------------
   Variable rate Class I cumulative convertible - no par value 100,000 shares issued and outstanding            0      *10,000,000
------------------------------------------------------------------------------------------------------------------------------------
Common stock - no par value 28,949,008 and 33,380,627 issued, 28,948,340 and 33,379,959
outstanding                                                                                            18,651,632        25,132,366

------------------------------------------------------------------------------------------------------------------------------------
Stock Subscriptions receivable                                                                           (324,865)        (324,865)
------------------------------------------------------------------------------------------------------------------------------------
Options and Warrants                                                                                   44,468,270       44,468,270
------------------------------------------------------------------------------------------------------------------------------------
Unamortized Compensation                                                                                 (102,499)        (102,499)
------------------------------------------------------------------------------------------------------------------------------------
Accumulated deficit                                                                                   (50,184,889)     (50,184,889)
------------------------------------------------------------------------------------------------------------------------------------

*The Class I shares were issued in February 2005 for gross proceeds of $10,000,000.

                             SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with our consolidated financial statements including the accompanying notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations". The data as of December 31, 2003 and 2002 and the nine months ended September 30, 2004 and for each of the three years in the period ended December 31, 2003 and the nine months ended September 30, 2004 and 2003 have been derived from our consolidated financial statements and accompanying notes contained in this prospectus. The Statement of Operations Data for the years ended December 31, 2000 and 1999 and the Balance Sheet Data at December 31, 2001, 2000 and 1999 have been derived from our audited financial statements which are not contained in this prospectus.

                                 SIX MONTHS    SIX MONTHS
                                   ENDED         ENDED                             YEARS ENDED DECEMBER 31,
                                  JUNE 30,       JUNE 30,   --------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA        2005          2004          2004          2003          2002          2001          2000
----------------------------    ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                (unaudited)    (unaudited)
Revenues ....................   $  7,890,482  $  3,673,916  $ 11,067,834  $  1,441,118  $    577,221  $    265,996  $     73,319
Cost of products and services
  (exclusive of depreciation
  and amortization shown
  below) ....................   $  3,583,025  $  2,123,242  $  5,943,395  $    884,536  $    418,093  $    226,432  $    105,617
Selling, general and
  administrative expenses ...   $  4,524,487  $  1,965,933  $  5,960,050  $  2,647,870  $  1,971,584  $  2,555,144  $  2,870,657
% of revenues ...............           57.3%         53.5%         53.9%        183.0%        641.6%        960.6%      3915.30%
Depreciation and amortization   $  2,367,734  $  1,502,922  $  3,432,779  $  1,065,650  $  1,193,306  $  1,165,610  $    830,181
Loss from Operations ........   $ (2,584,764) $ (1,918,181) $ (4,268,390) $ (3,156,938) $ (3,005,762) $ (3,681,190) $ (3,733,136)
Other expense net ...........   $   (976,422) $   (396,607) $ (1,058,252) $   (548,476) $ (1,439,069) $ (1,070,802) $   (280,962)
Minority interest in
   subsidiary ...............   $          0  $          0  $          0  $     33,366  $          0  $          0  $          0

Loss before income taxes ....   $ (3,561,186) $ (2,314,788) $ (5,326,642) $ (3,672,048) $ (4,444,831) $ (4,751,992) $ (4,014,098)
Income tax provision ........   $          0  $          0  $          0  $          0  $          0  $          0  $      8,849
Loss from Continuing
   Operations ...............   $ (3,561,186) $ (2,314,788) $ (5,326,642) $ (3,672,048) $ (4,444,831) $ (4,751,992) $ (4,022,947)
Discontinued operations .....   $   (318,376) $   (653,551) $ (4,457,320) $   (692,956)        6,772  $   (573,560)     (212,884)
Net Loss ....................   $ (3,879,562) $ (2,968,339) $ (9,783,962) $ (4,365,004) $ (4,438,059) $ (5,325,552) $ (4,235,831)
Loss attributable to common
   stockholders .............   $ (5,480,280) $ (3,426,265) $(10,374,417) $ (4,613,693) $ (4,591,637) $ (5,758,221) $ (5,082,011)
Loss per common share-basic
   and diluted ..............   $       (.14) $       (.14) $       (.42) $       (.27) $       (.38) $       (.66) $      (0.72)
Weighted average shares
   outstanding ..............     27,929,454    20,984,967    23,307,594    16,112,231    11,735,095     8,762,814     7,009,751


BALANCE SHEET DATA                  2005          2004          2004          2003          2002          2001          2000
------------------              ------------  ------------  ------------  ------------  ------------  ------------  ------------
Working capital
   (deficiency) .............   $    938,093  $ (8,077,786) $ (8,931,414) $  1,118,792  $   (252,870) $    426,549  $  2,870,114
Total assets ................   $ 29,042,107  $ 30,514,376    26,653,712  $ 13,902,885  $ 10,347,316  $ 12,209,681  $ 15,614,573
Long-term debt ..............      3,907,832     2,070,880     3,498,657  $  2,262,891  $  3,273,350  $  3,311,870  $  3,362,083
Stockholders' equity ........   $ 16,278,403  $ 13,417,470  $  8,549,431  $  5,807,711  $  2,642,285  $  4,184,001  $  5,876,352

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of Operations of Multiband Corporation should be read in conjunction with the Condensed Consolidated Financial Statements and the Notes thereto included elsewhere in this report.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of the financial condition and results of operations of Multiband should be read in conjunction with the Condensed Consolidated Financial Statements and the Notes thereto included elsewhere in this report.

Six Months ended June 30, 2005 and June 30, 2004.

RESULTS OF OPERATIONS

The following table sets forth certain items

----------------------------------------------------------- ----------------------------------- -----------------------------------
                                                            DOLLAR AMOUNTS AS A PERCENTAGE OF   DOLLAR AMOUNTS AS A PERCENTAGE OF
                                                                         REVENUES                            REVENUES
----------------------------------------------------------- ----------------------------------- -----------------------------------
                                                                    THREE MONTHS ENDED                   SIX MONTHS ENDED
----------------------------------------------------------- ----------------------------------- -----------------------------------
                                                              June 30, 2005     June 30, 2004    June 30, 2005     June 30, 2004
                                                               (unaudited)       (unaudited)      (unaudited)       (unaudited)
----------------------------------------------------------- ------------------ ---------------- ----------------- -----------------
REVENUES                                                           100%              100%              100%              100%
----------------------------------------------------------- ------------------ ---------------- ----------------- -----------------
COST OF PRODUCTS & SERVICES (Exclusive of depreciation and        40.7%             58.9%             45.4%             57.8%
amortization shown below)
----------------------------------------------------------- ------------------ ---------------- ----------------- -----------------
SELLING, GENERAL & ADMINISTRATIVE                                 56.8%             39.1%             57.3%             53.5%
----------------------------------------------------------- ------------------ ---------------- ----------------- -----------------
DEPRECIATION & AMORTIZATION                                       29.1%             39.5%             30.0%             40.9%
----------------------------------------------------------- ------------------ ---------------- ----------------- -----------------
LOSS FROM OPERATIONS                                             -26.6%            -37.5%            -32.7%            -52.2%
----------------------------------------------------------- ------------------ ---------------- ----------------- -----------------
INTEREST EXPENSE & OTHER, NET                                     -7.2%             -6.2%            -12.4%            -10.8%
----------------------------------------------------------- ------------------ ---------------- ----------------- -----------------
LOSS FROM CONTINUING OPERATIONS                                  -33.8%            -43.7%            -45.1%            -63.0%
----------------------------------------------------------- ------------------ ---------------- ----------------- -----------------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS                         2.9%             -6.2%             -4.0%            -17.7%
----------------------------------------------------------- ------------------ ---------------- ----------------- -----------------
NET LOSS                                                         -30.9%            -49.9%            -49.1%            -80.7%
----------------------------------------------------------- ------------------ ---------------- ----------------- -----------------

Revenues

Company revenues increased 43.7% to $4,183,606 for the quarter ended June 30, 2005 as compared to $2,911,261 for the quarter ended June 30, 2004. This increase is primarily due to the acquisition of video subscribers throughout 2004.

Revenues in the second quarter of fiscal 2005 for the MCS segment increased
100.9 % to $2,081,147 as compared to $1,035,597 in the second quarter of fiscal 2004. This increase is primarily due to the acquisition of video subscribers throughout 2004.

Revenues in the second quarter of 2005 for the MDU segment increased 12.3% to $2,102,459 as compared to $1,875,664 in the second quarter of fiscal 2004. This increase is primarily due to an increase in managed subscribers during the period combined with price increases enacted by DirecTV in 2005 which led to increased residual revenues (payments received as a result of recurring monthly revenues) for MDU during the quarter versus the prior year's quarter. These increased residual revenues for the second quarter of 2005 were material enough to offset lower revenues for one-time activation fees during the second quarter of 2005 which declined versus the prior period in 2004 due to DirecTV's reduction in the payment amount per activation.

Revenues for the six month period ended June 30, 2005 increased 114.8% to $7,890,482 from $3,673,916 for the same period in 2004. Again, this revenue increase is primarily due to the acquisition of video subscribers throughout 2004 and DirecTV price increases.

Cost of Products and Services (Exclusive of depreciation and amortization)

The Company's cost of products and services, exclusive of depreciation and amortization, decreased slightly to $1,703,517 for the quarter ended June 30, 2005 as compared to $1,712,280 for the similar quarter last year.

Costs of products and services for the MCS segment for the quarter were $1,209,389 compared to $539,436 in the same quarter last year, a 124.1% increase. This increase in costs of services is directly related to a material increase in revenues.

Costs of products and services for the MDU segment for the quarter were $494,128 compared to $1,172,844 in the same quarter last year, a 57.7% decrease. This reduction in costs reflects reduced payments to system operators for activation fees and decrease of $554,299 in the estimated liability for vendor chargebacks.

For the six month period ended June 30, 2005, costs of products and services, exclusive of depreciation and amortization were $3,583,025 compared to $2,123,242 in the prior year. This overall increase in costs of products and services over the prior year resulted primarily from an increase in overall revenues.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased 109.0% to $2,377,575 in the quarter ended June 30, 2005, compared to $1,137,780 in the prior year quarter. This increase is primarily a result of increased expenses related to the acquisition of video subscribers throughout 2004. Selling, general and administrative expenses were, as a percentage of revenues, 56.8% for the quarter ended June 30, 2005 and 39.1% for the similar period a year ago.

For the six month period ended June 30, 2005, these expenses increased 130.1% to $4,524,487 as compared to $1,965,933 for the six months ended June 30, 2004. As a percentage of revenue, selling, general and administrative expenses are 57.3% for the six-month period ended June 30, 2005 as compared to 53.5% for the same period in 2004.

Interest Expense

Interest expense was $373,013 for the quarter ended June 30, 2005, versus $188,986 for the similar period a year ago, reflecting an increase in the Company's debt and original issue discount expense. Amortization of original issue discount was $164,882 and $159,199 for the three months ended June 30, 2005 and 2004.

Interest expense was $1,058,714 for the six months ended June 30, 2005 and $418,320 for the same period last year. Amortization of original issue discount was $664,980 for the six months ended June 30, 2005 and $348,178 for the same period last year.

Income(loss) from Operations

The Company, in the second quarter of 2005, incurred a loss from operations for its combined operating business segments of $1,419,246 versus a loss of $1,271,611 during the prior year's period. Loss from operations from said segments was $3,561,186 during the first six months of 2005 versus $2,314,788 during the same period in 2004. The MDU segment showed a profit from operations of $1,029,527 during the second quarter of 2005 and $1,339,296 for the six months ended June 30, 2005 versus profits of $124,351 for the three and six months ended June 30, 2004. For the second quarter of 2005, the MCS segment showed a loss from operations of $1,390,278 versus a loss of $536,776 for the prior year period. For the six months ended June 30, 2005, the MCS segment showed a loss from operations of $2,620,190 versus a loss of $894,991 for the prior year period. The Multiband Corporation segment, which has no revenues, showed a loss from operations of $1,058,495 for the three months ended June 30, 2005 and $2,280,292 for the six months ended June 30, 2005 versus losses of $859,186 and $1,544,148 for the same period last year.

Net Loss

In the second quarter of fiscal 2005, the Company incurred a net loss of $1,296,354 compared to a net loss of $1,451,474 for the second fiscal quarter of 2004. For the six months ended June 30, 2005, the Company recorded a net loss of $3,879,562 as compared to $2,968,339 for the six months ended June 30, 2004.

Years Ended December 31, 2004 and December 31, 2003.

This discussion does not include the results of discontinued operations.

Results of Operations

The following table sets forth certain items.

                                                 2004          2003
                                                ------        ------
Revenues
Multiband                                            0%            0%
MCS                                                100%          100%
                                                ------        ------
                               Total Revenues     100%          100%
                                                ======        ======
Cost of Products and Services
  (exclusive of depreciation and amortization)
Multiband                                            0%            0%
MCS                                              53.70%        61.38%
                                                ------        ------
Total Cost of Products and Services
  (exclusive of depreciation and
  amortization)                                  53.70%        61.38%
                                                ======        ======
Selling, General and Administrative expenses     53.85%       183.73%
Operating loss from continuing operations       (48.12%)     (254.81%)
Loss from discontinued operations               (40.27%)      (48.08%)
Net Loss                                        (88.40%)     (302.89%)

Revenues:

Total revenues from continuing operations increased 668.0% from $1,441,118 in 2003 to $11,067,834 in 2004. This significant increase in revenues is primarily due to the Company's acquisition of subscriber related assets in 2004 which produced a material increase in consumer recurring revenues. These acquisitions led primarily to the Company in 2004 growing from approximately 6,800 subscribers to approximately 30,000 subscribers. The Company's revenues are expected to increase in 2005, even without further acquisitions, as the Company will experience a full year's worth of revenues from these acquisitions made in 2004.

Cost of Products and Services:

The cost of products and services was $5,943,395 in 2004 compared to $884,536 in 2003. The significant increase in costs of products and services resulted from the revenue generated from acquisition of subscriber related assets. The Company expects costs of products and services as a percentage of revenue to remain stable in future periods due to the relative predictability of the costs.

Selling, General and Administrative Expenses

These expenses from continuing operations increased 125.08% to $5,960,050 in 2004, compared to $2,647,870 in 2003.The increase in expenses was directly related to the Company's increase in revenues. Furthermore, the Company's integration of various accounting, information technology and customer service activities from its 2004 acquisitions produced material start up and additional expense. Selling, general and administrative expenses were, as a percentage of revenues, 53.85 % for 2004 and 183.73% for 2003. The Company expects these expenses to decline as a percentage of revenues throughout 2005 as the aforementioned integration expenses should be mitigated.

Interest Expense

Interest expense was $1,055,488 for 2004 versus $488,156 for 2003, reflecting an increase in debt related to acquisitions.

Net Loss

The Company, in 2004, showed a net loss of $9,783,962, inclusive of the loss from discontinued operations, which totaled $4,457,320. The Company's net loss in 2003 totaled $4,365,004 which included a discontinued operations loss of $692,956. Included in the loss from discontinued operations was an impairment of goodwill of $2,748,879 for the year ended December 31, 2004 (see Note 1 to the consolidated financial statements for further detail).

YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002

                              Results of Operations

The following table sets forth certain items from the Company's consolidated statements of operations expressed as a percentage of total revenue.

                                                 2003          2002
                                                ------        ------
Revenues
Multiband                                            0%            0%
MCS                                              100.0%        100.0%
                                                ------        ------
                             Total Revenues      100.0%        100.0%
                                                ======        ======
Cost of Products and Services
  (exclusive of depreciation and amortization)
Multiband                                            0%            0%
MCS                                              61.38%        72.43%
                                                ------        ------
Total Cost of Products and services
  (exclusive of depreciation and
  amortization)                                  61.38%        72.43%
                                                ======        ======
Selling, General and Administrative             183.73%       341.56%
expenses
Operating loss from continuing operations      (254.81%)     (770.04%)
Loss from discontinued operations               (48.08%)       (1.17%)
Net Loss                                       (302.89%)     (768.87%)

REVENUES

Total revenues increased 149.7% to $1,441,118 in 2003 from $577,221 in 2002.
This increase is due to the expansion of MCS services to nineteen apartment properties and eighteen timeshare properties.

COSTS OF PRODUCTS AND SERVICES

The cost of products and services was $884,536 in 2003 compared to $418,093 in 2002. The increase is due to the expansion of MCS services to nineteen apartment properties and eighteen timeshare properties.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative expenses increased 34.3% to $2,647,870, compared to $1,971,584 in 2002. This increase in expenses is primarily related to increased payroll and facility expense and costs incurred for re-branding Vicom operating divisions as Multiband. Increased payroll primarily resulted from acquisition related payroll expense and increase in officer compensation in 2003. Selling, general and administrative expenses were, as a percentage of revenues, 183.7% for 2003 and 341.5% for 2002.

INTEREST EXPENSE

Interest expense was $488,156 for 2003, versus $1,256,965 for 2002 reflecting a substantial decrease in Original Issue Discount expense associated with long term debt and a significant decrease in cash interest expense associated with notes payable.

NET LOSS

In 2003, the Company incurred a net loss of $4,365,004 compared to a net loss of $4,438,059 for 2002.

UNAUDITED QUARTERLY RESULTS

The following table sets forth certain unaudited quarterly operating information for each of the eight quarters in the two-year period ending December 31, 2004. This data includes, in the opinion of management, all normal recurring adjustments necessary for the fair presentation of the information for the periods presented when read in conjunction with the Company's consolidated financial statements and related notes thereto. Results for any previous fiscal quarter are not necessarily indicative of results for the full year or for any future quarter.

--------------------------------------------------------------------------------------------------------------------------------
                      Dec. 31,     Sept. 30,     June 30,     March 31,      Dec. 31,       Sept. 30,     June 30,      March 31,
                       2004          2004          2004          2004          2003           2003          2003          2003
--------------------------------------------------------------------------------------------------------------------------------
Revenues:
--------------------------------------------------------------------------------------------------------------------------------
Vicom                        0             0             0             0             0             0             0             0
--------------------------------------------------------------------------------------------------------------------------------
MCS                  3,475,576     3,918,342     2,911,261       762,655       429,141       418,897       357,961       235,120
--------------------------------------------------------------------------------------------------------------------------------
Total
Revenues             3,475,576     3,918,342     2,911,261       762,655       429,141       418,897       357,961       235,120
--------------------------------------------------------------------------------------------------------------------------------
Cost of Products
and Services
(exclusive of
depreciation and
amortization
shown below)         1,889,980     1,952,631     1,712,280       410,962       290,391       238,336       202,065       153,647
--------------------------------------------------------------------------------------------------------------------------------
SG&A Expense         2,148,570     1,845,547     1,137,780       828,153       931,304       592,868       649,768       474,136
--------------------------------------------------------------------------------------------------------------------------------
Depreciation &
Amortization           881,826     1,048,031     1,150,677       352,245       295,131       279,812       263,330       227,379
--------------------------------------------------------------------------------------------------------------------------------
Operating Loss      (1,444,800)     (927,867)   (1,089,476)     (828,705)   (1,087,685)     (692,119)     (757,202)     (620,042)
--------------------------------------------------------------------------------------------------------------------------------
Interest Expense      (382,854)     (254,314)     (188,986)     (229,334)     (135,411)      (97,977)     (113,580)     (131,795)
--------------------------------------------------------------------------------------------------------------------------------
Other Income
(Expenses)              13,403       (15,423)        6,851        14,863       (12,136)          323         5,548       (63,290)
--------------------------------------------------------------------------------------------------------------------------------
Minority
Interest                38,170        (3,460)       (1,392)            0
--------------------------------------------------------------------------------------------------------------------------------
Net Loss Before
Taxes               (1,814,251)   (1,197,604)   (1,271,611)   (1,043,176)   (1,197,062)     (793,233)     (866,626)     (815,127)
--------------------------------------------------------------------------------------------------------------------------------
Income Tax
(Benefit)
Provision                    0             0             0             0             0             0             0             0
--------------------------------------------------------------------------------------------------------------------------------
Income (loss)
from continuing
operations          (1,814,251)   (1,197,604)   (1,271,611)   (1,043,176)   (1,197,062)     (793,233)     (866,626)     (815,127)
--------------------------------------------------------------------------------------------------------------------------------
Discontinued
Operations          (3,149,780)     (653,989)     (179,863)     (473,688)     (434,537)      (39,389)      (68,038)     (150,992)
--------------------------------------------------------------------------------------------------------------------------------
Net Loss            (4,964,031)   (1,851,593)   (1,451,474)   (1,516,864)   (1,631,599)     (832,622)     (934,664)     (966,119)
--------------------------------------------------------------------------------------------------------------------------------
Net Loss Per
Common Share
Basic and
Diluted                   (.20)         (.07)         (.06)         (.08)         (.09)         (.05)         (.06)         (.07)
--------------------------------------------------------------------------------------------------------------------------------

                         LIQUIDITY AND CAPITAL RESOURCES

Six Months Ended June 30, 2005

During the six months ended June 30, 2005 and 2004, the Company recorded a net loss of $3,879,562 and $2,968,339, respectively. We had negative cash flows from operating activities of $2,842,499 and $1,517,424 during the period ended June 30, 2005 and 2004, respectively. Reduction of accounts payables and accrued liabilities and retirement of a wholesale line of credit totaled $2,613,829 for the period ended June 30, 2005. Management believes that over the next 12 months there will be no significant reduction in accounts payable or the wholesale line of credit which had a zero balance at June 30, 2005.

Cash and cash equivalents totaled $5,407,000 at June 30, 2005 versus $726,553 at December 31, 2004. Available working capital, for the six months ended June 30, 2005 increased significantly compared to December 31, 2004 primarily due to the 10 million dollar sale of Class I preferred stock. Short term debts were reduced in the six months ended June 30, 2005 as the Company continued to retire financing debt and debt related to acquisitions. Long term debt increased two million dollars as the Company re-borrowed two million dollars from Convergent Capital under an existing debt facility. The Company had a material decrease in both accounts receivables and accounts payable for the period ended June 30, 2005 reflecting the sale and wind down of the Multiband business services segment. Net cash flows from investing activities totaled $770,844 for the period ended June 30, 2005.

The Company continues to experience significant growth, primarily due to increased subscriber related recurring revenues acquired via various transactions previously mentioned herein.

Management of Multiband believes that, for the near future, cash on hand, as of June 30, 2005, is adequate to meet the anticipated liquidity and capital resource requirements of its business for the next 12 months. Capital Expenditures

The Company used $415,065 for capital expenditures during the six months ended June 30, 2005, as compared to $240,413 in the similar period last year. Capital expenditures consisted of equipment acquired for internal use. We estimate capitalized expenditures for the remainder of 2005 will be approximately $300,000.

YEAR ENDED DECEMBER 31, 2004

Available working capital for 2004 decreased to $8,931,414 primarily due to acquisition related debt load. Accounts receivable increased by $ 1,125,668 in 2004 due to a significant increase in consumer revenues. Current liabilities increased in 2004 $8,298,728 due primarily to higher accounts payable and accrued liabilities directly related to the increase in consumer revenues. In addition, current maturities to long-term debt increased $500,000 and short-term debt increased $4.5 million as of December 31, 2004 versus December 31, 2003 due to the short-term debt issued related to the 2004 acquisitions. Inventories decreased by $135,024 due to the Company's need to carry fewer inventories in its consumer services division versus its discontinued business services division.

Total long term debt and capital lease obligations increased by $1,717,015 during the year ended December 31, 2004. Multiband paid out $74,902 related to capital lease obligations and $345,578 related to long term debt during the year ended December 31, 2004 versus $276,069 paid out in 2003.

The Company used $748,704 for capital expenditures during 2004, as compared to $526,936 in 2003. This increase was related to additional purchases required as a result of the business acquisitions made during 2004. Capital expenditures in 2005 are expected to be consistent with those in 2004.

In November 2004, the Company borrowed $2,166,667 from a group of accredited institutional investors. The notes are convertible into shares of common stock at $1.00 per share. The notes accrue interest at the rate of 6% per annum, which interest is payable semi-annual in cash or common stock at the Company's election.

Net cash used by operations in 2004 was $2,289,645 as compared to cash used by operations in 2003 of $2,580,248. This reduction reflects improved performance from operations, exclusive of non cash expenses. During the years ended December 31, 2004 and December 31, 2003, the Company incurred significant net losses. Although the majority of those losses were due to non-cash expenses, the Company in 2004 still continued to incur cash losses as well due to general corporate expense. However, those cash losses decreased significantly in 2004 versus 2003 by the on-going additions of MCS properties in the Company's portfolio which provided improved cash flows.

In February 2005, the Company sold ten million dollars worth of Class I convertible preferred stock. With this investment and the Company's anticipated financial results for 2005 based on 2004 trends, Multiband management believes that it can meet the anticipated liquidity and capital resource requirements of its business in 2005.

YEAR ENDED DECEMBER 31, 2003

Available working capital for 2003 increased $1,3771,662 primarily to a stronger cash position due to investing activities. Multiband successfully completed an offering of institutional financing in the second half of 2003 raising net proceeds of $2,223,150. Multiband had a decrease of $289,890 in accounts receivable as a result of a reduction in sales. Current liabilities increased in 2003 by $1,373,968 as a result of higher current portion of long term debt and accrued liabilities. Inventories increased by $509,762 primarily due to a planned expansion to provide wireless intranet service.

Total long term debt and capital lease obligation decreased by $1,010,459 during the year ended December 31, 2003. Multiband paid out $75,301 related to capital lease obligations and $200,768 related to long term debt during the year ended December 31, 2003 versus $1,069,433 paid out in 2002.

The Company used $526,936 for capital expenditures during 2003, as compared to $1,275,434 in 2002. The decrease was primarily attributed to a reduction in self-financed MCS construction. In 2004 capital expenditures are expected to be limited to the Company's internal information technology infrastructure and are expected to be less than 2003 expenditures.

In 2003, the Company reached an agreement to convert the remaining $962,000 of a Note Payable to equity. Terms of the conversion state the note will be converted to equity over a 14 month period at a price generally equivalent to a 10% discount to market price.

In November of 2003, the Company borrowed $1,500,000 and issued a three-year warrant to the lender to purchase 535,000 common shares at $2.21 per share through November 2006. The debt is also convertible into common stock of the Company at a conversion rate of $1.40 per share through November 2006.

On June 30, 2003, the Company borrowed $124,000 as an unsecured note from a stockholder of the Company, with monthly payments of $5,600 at an interest rate of 7.85%.

Net cash used by operations in 2003 was $2,580,248 as compared to cash used by operations in 2002 of $869,721. The cash used by operations in 2003 is due primarily to net operating losses and a reduction in the wholesale line of credit. During the years ended December 31, 2003, and December 31, 2002, the Company incurred significant net losses. Although the majority of these losses were due to non-cash expenses, The Company still continued to incur cash losses as well due to general corporate expense. The on-going addition of MCS properties in the Company's portfolio provided additional cash flows in 2003 and those cash flows are projected to improve in 2004 with additional expansions. Management of Multiband believes that, for the near future, cash generated from new investments combined with existing credit facilities are adequate to meet the anticipated liquidity in capital resource requirements of its business, contingent upon Company operating results for the next twelve months.

YEAR ENDED DECEMBER 31, 2002

Available working capital, for 2002, decreased $679,419 due to Multiband's net operating loss and net cash used in operating activities of $869,721. Proceeds from issuance of long term debt, stock and warrants totaling $2,121,597 helped offset Multiband's net operating loss. Multiband had a decrease of $38,344 in accounts payable and other current liabilities for 2002 versus last year's period, primarily due to significant reductions in accounts receivables which were used to reduce payables.

Inventories year to date decreased net of reserves $182,783 over last year's prior period inventories due to a decrease in revenues. The aforementioned decrease in revenues also led to a decrease in accounts receivable net of reserves of $576,509.

Total long term debt and capital lease obligation decreased by $102,631 during the year ended December 31, 2002. The Company paid out $937,828 related to capital lease obligations and $131,605 related to long term debt during the year ended December 31, 2002 versus $777,578 paid out in 2001.

In 2001, the Company entered into a long-term debt agreement, expiring in 2003, with an investment fund. The fund, in exchange for its $1.5 million investment, also received 375,000 warrants and the right to convert its investment into Multiband common stock at a predetermined price. The effect of recording the beneficial conversion feature and warrants associated with the convertible loan resulted in a $1,500,000 discount attributable to the warrants in accordance with the Black-Scholes pricing model. The Company is expensing the aforementioned warrant discount in eight quarterly installments over the two year term of the loan. $460,000 of the debt was converted to stock in 2002 pursuant to a formula tied to the trading price of the Company's Common Stock.

In 2002, the Company borrowed $600,000 from a Director. This investment was later converted into Class E Preferred Stock. Also in 2002, the Company restructured its debenture with Convergent Capital, resetting the date of principal repayment to begin in August 2005.

The Company used $1,275,434 for capital expenditures during 2002, as compared to $1,884,945 in 2001. The decrease was primarily attributed to a reduction in self-financed MCS construction.

In 2002, the Company extinguished $937,828 worth of capital lease obligations, reduced its principal indebtedness $460,000 to a note holder, and converted another $600,000 worth of debt to Preferred Stock. All these events, combined, with the aforementioned refinancing and delayed principal repayment to its largest debt holder, should materially improve projected cash flows throughout 2003 provided Company operating losses continue to diminish.

Net cash used by operations was approximately $869,721 in 2002 versus net cash used by operations of $502,110 in 2001. The cash used by operations in 2002 is due primarily to net operating losses, and reductions in accounts payable and wholesale line of credit balances in that year. During the years ended December 31, 2002 and December 31, 2001, the Company incurred significant net losses. Although the majority of these losses were due to non-cash expenses, the Company still continued to incur cash losses as well due to general corporate expense and continuing expenses related to the building out of its MCS network. The Company in 2002 significantly cut its selling, general and administrative expenses which led to a material decrease in cash losses. The on-going addition of MCS properties in the Company's portfolio also generated additional cash flows in 2002 and these MCS cash flows are projected to improve meaningfully in 2003. Management of Multiband believes that, for the near future, cash generated from new investments combined with existing credit facilities are adequate to meet the anticipated liquidity in capital resource requirements of its business, contingent upon Company operating results for the next twelve months.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Impairment of Long-Lived Assets

The Company's long-lived assets include property, equipment and leasehold improvement. At June 30, 2005, the Company had net property and equipment of $4,075,534, which represents approximately 14% of the Company's total assets. The estimated fair value of these assets is dependent on the Company's future performance. In assessing for potential impairment for these assets, the Company considers future performance. If these forecasts are not met, the Company may have to record an impairment charge not previously recognized, which may be material. During the three and six months ended June 30, 2005 and 2004, the Company did not record any impairment losses related to long-lived assets.

Impairment of Goodwill

We periodically evaluate acquired businesses for potential impairment indicators. Our judgements regarding the existence of impairment indicators are based on legal factors, market conditions and operational performance of our acquired businesses. Future events could cause us to conclude that impairment indicators exist and that goodwill associated with our acquired businesses is impaired. Any resulting impairment loss could have a material adverse impact on our financial condition and results of operations. During the three and six months ended June 30, 2005 and 2004, the Company did not record any impairment losses related to goodwill.

Amortization of Intangible Assets

The Company amortizes a domain name over its estimated useful life of five years using the straight-line method. The Company amortizes access contracts and customer cable lists, on an average, over their useful estimated lives ranging from two to five years. The Company is amortizing the right of entry contracts, on an average, over their estimated useful lives ranging from 36 to 73 months.

                             DESCRIPTION OF BUSINESS

Multiband Corporation (Multiband), (f/k/a Vicom, Incorporated)., is a Minnesota corporation formed in September 1975. Multiband has two operating segments: 1) Multiband Consumer Services (MCS, legally known as Multiband Subscriber Services, Inc., which encompasses the subsidiary corporations, Multiband USA, Inc., URON, Inc., and Rainbow Satellite Group, LLC.; and 2) Minnesota Digital Universe, Inc. (MDU).

Multiband completed an initial public offering in June 1984. In November 1992, Multiband became a non-reporting company under the Securities Exchange Act of 1934. In July 2000, Multiband regained its reporting company status. In December, 2000, Multiband stock began trading on the NASDAQ stock exchange under the symbol VICM. In July 2004, the symbol was changed to MBND concurrent with the Company's name change from Vicom, Incorporated to Multiband Corporation.

Multiband's website is located at: www.multibandusa.com.

From its inception until December 31, 1998, Multiband operated as a telephone interconnect company only. Effective December 31, 1998, Multiband acquired the assets of the Midwest region of Enstar Networking Corporation (ENC), a data cabling and networking company. In late 1999, in the context of a forward triangular merger, Multiband to expand its range of computer products and related services, purchased the stock of Ekman, Inc. d/b/a Corporate Technologies, and merged Ekman, Inc. into the newly formed surviving corporation, Corporate Technologies, USA, Inc. (MBS). MBS provided voice, data and video systems and services to business and government. The MBS business segment was sold effective April 1, 2005. All referenced to financial information and descriptions of business in this Form 10-K have been revised to reflect only our continuing operations and all references to our now discontinued Multiband Business Services have been eliminated. The MCS segment began in February 2000. MCS, the Company's continuing operating division, provides voice, data and video services to multiple dwelling units (MDU), including apartment buildings, condominiums and time share resorts. During 2004 the Company purchased video subscribers in a number of separate transactions, the largest one being Rainbow Satellite Group, LLC. During 2004 the Company also purchased the stock of Minnesota Digital Universe, Inc. (MDU Segment), which made the Company the largest master service operator in MDU's for DirecTV satellite television in the United States.

MULTIBAND CONSUMER SERVICES

Since 2000, Multiband has offered voice, data and video services to residents of the multi dwelling unit (MDU) market. Our experience in this market suggests that property owners and managers are currently looking for a solution that will satisfy two problems. The first problem that they are dealing with is how to satisfy the residents who desire to bring satellite television service to the unit without being visually unattractive or a structural/maintenance problem. The second is how to provide competitive access for local and long distance telephone cable television and internet services. Our MCS offering addresses these problems and provides the consumer several benefits, including:

o Lower Cost Per Service

o Blended Satellite and Cable Television Package

o Multiple Feature Local Phone Services (features such as call waiting, call forwarding and three-way calling)

o Better than Industry Average Response Times

o One Number for Billing and Service Needs

o One Bill for Local, Long Distance Cable Television and Internet

o "Instant On" Service Availability

As we develop and market this package, we keep a marketing focus on two levels of customer for this product. The primary decision-makers are the property owners/managers. Their concerns are focused on delivering their residents reliability, quality of service, short response times, minimized disruptions on the property, minimized alterations to the property and value added services. Each of these concerns is addressed in our contracts with the property owner, which includes annual reviews and 10 year terms as service providers on the property. The secondary customer is the end-user. We provide the property with on-going marketing support for their leasing agents to deliver clear, concise and timely information on our services. This will include simple sign up options that should maximize our penetration of the property.

When taken as a whole, and based on Multiband 's interpretations of U.S. Census Bureau statistics, cable television, telephone and internet services currently generate over $170 billion of revenues annually in the U.S, with an estimated 26 million households living in MDUs. These statistics indicate stable growing markets with demand that is likely to deliver significant values to businesses that can obtain a subscriber base of any meaningful size.

MULTIBAND CONSUMER INDUSTRY ANALYSIS

Strategy

For the near future, the services described below will be offered primarily in New York, California, Minnesota, Florida, Illinois, Missouri and North Dakota. Our primary competition will come from the local incumbent providers of telephone and cable television services.

Local Telephone Service

We compete with the former Bell System companies such as Verizon Communications (Verizon) and Qwest Communications International, Inc. (Qwest) for local telephone services. Although those companies have become the standard for local telephone service, we believe we have the ability to underprice their service while maintaining high levels of customer satisfaction.

Cable Television Service

We compete with Comcast Corporation (Comcast), Time Warner and others for pay-TV customers. Comcast and Time-Warner are national cable television service providers. We have a significant consumer benefit in that we are establishing private rather than public television systems, which allows us to deliver a package that is not laden with local "public access" stations that clog the basic service package. In essence, we will be able to deliver a customized service offering to each property based upon pre-installation market research that we perform. The pricing of our service is also untariffed which allows for flexible and competitive "bundling" of services.

Long Distance Telephone Service

Cingular-Wireless, LLC (Cingular), WorldCom Inc. dba MCI (MCI), and Sprint Corporation (Sprint) are our principal competitors in providing long distance telephone service. They offer new products almost weekly. Our primary concern in this marketplace is to assure that we are competitive with the most recent advertised offerings in the "long distance wars." We will meet this challenge by staying within a penny of the most current offering, while still maintaining a high gross margin on our product. We accomplish this through various carrier agency associations. We expect to generate a high penetration in our long distance services amongst our local service subscribers because private property owners in the shared tenant environment (similar to a hotel environment) are not required to offer multiple long distance carriers to their tenants.

Internet Access Service

The clear frontrunners in this highly unregulated market are America Online, Inc. and CompuServe Corp. They compete with local exchange carriers, long distance carriers, Internet backbone companies and many local ISPs (Internet Service Providers). Competition has driven this to a flat rate unlimited access dial-up service market. The general concern among consumers is the quality of the connection and the speed of the download. Our design provides the highest connection speeds that are currently available. The approach that we will market is "blocks of service." Essentially, we deliver the same high bit rate service in small, medium and large packages, with an appropriate per unit cost reduction for those customers that will commit to a higher monthly expenditure.

Market Description

We are currently marketing Multiband services to MDU properties primarily throughout Minnesota, North Dakota, Missouri, Florida, New York, California and Illinois. We will target properties that range from 50 to 150 units on a contiguous MDU property for television and Internet access only. We will survey properties that exceed 150 units for the feasibility of local and long distance telephone services.

We are initially concentrating on middle to high-end rental complexes. We are also pursuing resort area condominiums. A recent U.S. Census Bureau table indicates that there are more than 65,000 properties in the United States that fit this profile. Assuming an average of 100 units per complex, our focus is on a potential subscriber base of 6,500,000.

A recent Property Owners and Manager Survey, published by the U.S. Census Bureau , shows that the rental properties are focusing on improving services and amenities that are available to their tenants. These improvements are being undertaken to reduce tenant turnover, relieve pricing pressures on rents and attract tenants from competing properties. We believe that most of these owners or managers are not interested in being "in the technology business" and will use the services that we are offering. Various iterations of this package will allow the owners to share in the residual income stream from the subscriber base.

Minnesota Digital Universe, Inc. (MDU, Inc.)

The Company, through its MDU, Inc. subsidiary, also serves as a master service operator for DirecTV, a provider of satellite television service. DirecTV is the largest provider of satellite television services in the United States with approximately 13 million subscribers. DirecTV competes with the leading cable companies and with Echostar, America's second largest provider of satellite television. The Company, through its direct operations, markets DirecTV services. The MDU, Inc. subsidiary allows the Company to offer satellite television services to residents of Multi-dwelling-units through a network of affiliated operators.

Number of Units/Customers

At August 15, 2005, MCS had 36,268 subscriptions for its services, (1,424 voice subscriptions, 30,792 video subscriptions and 4,052 internet subscriptions). At August 15, 2005, MDU had approximately 72,000 video subscriptions managed through its network of system operations.

Employees

As of August 18, 2005, Multiband employed three full-time management employees, four accounting personnel, and six information technology employees. As of that same date, MCS had 36 full-time employees, consisting of eight in sales and marketing, seven in technical positions, nineteen in customer service and related support, and two in management.

                                   PROPERTIES

Multiband and its subsidiaries lease principal offices located at 2000 44th Street SW, Fargo, ND 58103 and 9449 Science Center Drive, New Hope, Minnesota 55428. We have no foreign operations. The main Fargo office lease expires in 2017 and covers approximately 22,500 square feet. The Fargo base rent ranges from $23,565 to $30,377 per month. The New Hope office lease expires in 2013 and covers approximately 47,000 square feet. The New Hope base rent ranges from $18,389 to $25,166 per month. Both the New Hope and Fargo leases have provisions that call for the tenants to pay net operating expenses, including property taxes, related to the facilities. Both offices have office, warehouse and training facilities.

Multiband considers its current facilities adequate for its current needs and believes that suitable additional space would be available as needed.

                                LEGAL PROCEEDINGS

The Company is involved in legal actions in the ordinary course of business. Multiband is not engaged in any pending legal proceedings where, in the opinion of the Company, the outcome is likely to have a material adverse effect upon the business, operating results and financial condition of the Company.

The Company, in June 2005, settled its legal action with Private Investor's Equity Group (PIEG). The terms of the settlement require Multiband to pay PIEG $150,000 over eleven month period and issue PIEG 33,334 shares of restricted Multiband common stock. The shares were valued at $36,000 using the market value on the settlement date. As of June 30, 2005, with the exclusion of the aforementioned PIEG matter, Multiband was not engaged in any pending legal proceedings where, in the opinion of the Company, the outcome is likely to have a material adverse effect upon the business, operating results and financial condition of the Company.

                             DIRECTORS AND OFFICERS

NAME                          AGE   POSITION                                                       DIRECTOR SINCE
----                          ---   --------                                                       --------------
Steven Bell...............    46    President & CFO, Multiband Incorporated                        1994
Frank Bennett.............    48    President, Artesian Capital                                    2002
Jonathan Dodge............    54    Partner, Dodge & Fox C.P.A. Firm                               1997
David Ekman...............    44    Chief Information Officer, Corporate Technologies USA, Inc.    1999

NAME                          AGE   POSITION                                                       DIRECTOR SINCE
----                          ---   --------                                                       --------------
Eugene Harris.............    40    Director, Flagstone Securities                                 2004
James L. Mandel...........    49    Chief Executive Officer, Multiband Corporation                 1998
Donald Miller.............    65    Chairman, Multiband Corporation                                2001
David Weiss...............    42    Principal, Rangeline Capital, LLC                              2002

STEVEN BELL was general counsel and Vice President of the Company from June 1985 through October 1994, at which time he became Chief Financial Officer. He was also named President in July 1997. He is a graduate of the William Mitchell College of Law.

FRANK BENNETT has been a Director of Multiband Corporation since 2002 and is currently a member of the Audit Committee. Mr. Bennett is President of Artesian Management, Inc., which manages Artesian Capital, a private equity investment firm based in Minneapolis. Artesian Capital invests in companies in the communications, consumer, financial services and health care industries. Prior to founding Artesian Capital in 1989, he was a Vice President of Mayfield Corporation, and a Vice President of Corporate Finance of Piper Jaffray & Hopwood and a Vice President of Piper Jaffray Ventures, Inc. He is currently a director of Fairfax Financial Holdings Limited, Odyssey Re Holdings Corp., Multiband Corporation, Northbridge Financial Corporation and Crum & Forster Holdings, Inc. Mr. Bennett currently serves on the boards of several non-profit organizations including the Social Enterprise Fund, American Federation of Arts, St. David's Child Development and Family Services, PACER Center and Wayzata Community Church. Mr. Bennett, a graduate of the University of Oregon, lives with his wife and five children in Long Lake, MN.

JONATHAN DODGE has been the Senior Partner of the C.P.A. firm of Dodge & Fox since its inception in March 1997. Prior to that, he was a partner in the CPA firm of Misukanis and Dodge from 1992 to March 1997. Mr. Dodge is a member of both the AICPA and the Minnesota Society of CPA's.

DAVID EKMAN is Chief Information Officer of Corporate Technologies, USA, Inc., a wholly owned subsidiary of Multiband. He has worked continuously in the computer business since 1981, initially as a franchisee of Computerland, a personal computer dealer and subsequently from 1996 to December 1999 as President of Ekman, Inc., a value-added computer reseller and the predecessor company to Corporate Technologies, USA, Inc.

EUGENE HARRIS is a managing director of Flagstone Securities, a St. Louis based registered investment bank. He had been with Eidelman, Finger, Harris & Co. to 2004. Prior to joining Eidelman, Finger, Harris & Co., Mr. Harris held positions in general management and new business development for the Monsanto Company from 1990-1994. He also was an Associate Consultant with Bain and Co. from 1996-1998. Mr. Harris received a B.S. in Industrial Engineering from Stanford University in 1996 and an M.S. in Management from the Sloan School of Management at the Massachusetts Institute of Technology in 1990. He is a Chartered Financial Analyst and a member of the Financial Analysts Federation. Mr. Harris was appointed to Multiband's Board of Directors in April 2004.

JAMES MANDEL has been the Chief Executive Officer and a Director of the Company since October 1, 1998. From October 1991 to October 1996, he was Vice President of Systems for Grand Casinos, Inc., where his duties included managing the design, development, installation and on-going maintenance for the 2,000 room, $507 million Stratosphere Hotel, Casino and Tower in Las Vegas. Mr. Mandel also managed the systems development of Grand Casino Mille Lacs, in Onamia, Minnesota, Grand Casino Hinckley in Hinckley, Minnesota and six other casinos nationwide. He also serves as Chairman of the Board of CorVu Corporation and is a trustee of the Boys and Girls Club of Minneapolis.

DONALD MILLER worked for Schwan's enterprises between 1962 and 2001, primarily as Chief Financial Officer. He is currently employed by Schwan's as Special Assistant to the CEO. He was appointed to Multiband's Board of Directors in September 2001 and was elected Chairman of the Board in April 2002. Mr. Miller is also Chairman of Multiband's Audit Committee.

DAVID WEISS has been a Director of Multiband since 2002. He is currently Managing Principal for Rangeline Capital, LLC, a real estate investment banking company. Prior to forming Rangeline in 2002, Mr. Weiss was Managing Director for the St. Louis office of Northland/Marquette Capital Group.

The Company knows of no arrangements or understandings between a Director or nominee and any other person pursuant to which any person has been selected as a Director or nominee. There is no family relationship between any of the nominees, Directors or executive officers of the company.

BOARD OF DIRECTORS AND ITS COMMITTEES

The Board has determined that a majority of its members are "independent" as defined by the listing standards of the NASDAQ Stock Market. The independent Directors are Messrs. Frank Bennett, Eugene Harris and Donald Miller.

The Board of Directors met four times on a regular basis in 2004. As permitted by Minnesota Law, the Board of Directors also acted from time to time during 2004 by unanimous written consent in lieu of conducting formal meetings. Last year, there were four such actions and accompanying Board Resolutions passed. The Board has designated an audit committee consisting of Jonathan Dodge, Donald Miller and Frank Bennett. The Board also designated a compensation committee consisting of Frank Bennett and David Weiss.

Shareholder communication with the Board

Our Board welcomes your questions and comments. If you would like to communicate directly to our Board, or if you have a concern related to the Company's business ethics or conduct, financial statements, accounting practices or internal controls, then you may contact our website via www.multibandusa.com, section Investor Relations. All communications will be forwarded to our audit committee.

Directors' attendance at Annual Meetings can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Shareholders. Six of our directors attended our Annual Meeting in 2003.

AUDIT COMMITTEE

Our audit committee:

o recommends to our Board of Directors the independent auditors to conduct the annual audit of our books and records;

o reviews the proposed scope and results of the audit;

o approves the audit fees to be paid;

o reviews accounting and financial controls with the independent public accountants and our financial and accounting staff; and

o reviews and approves transactions between us and our Directors, officers and affiliates.

Our audit committee has a formal charter that is an exhibit to our most recent annual report on Form 10K.

Our audit committee met four times during 2004. The Audit Committee is comprised entirely of individuals who meet the independence and financial literacy requirements of NASDAQ listing standards. Our Board has determined that all three members qualify as an "audit committee financial expert" independent from management as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933, as amended. Multiband acknowledges that the designation of the members of the audit committee as financial experts does not impose on them any duties, obligations or liability that are greater than the duties, obligations and liability imposed on them as a member of the audit committee and the Board of Directors in the absence of such designation.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the year ended December 31, 2004, the Committee met four times, and Donald Miller, as the Audit Committee chair and representative of the Audit Committee, discussed the interim financial information contained in quarterly earnings announcement with the Company's Chief Financial Officer and the Company's independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may affect their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with both the independent auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the Company's independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, both with and without management present, discussed and reviewed the results of the independent auditors' examination of the Company's financial statements. The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31,2004 with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements and the Company's independent auditors have the responsibility for the examination of those statements.

Based on the review referred to above and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

COMPENSATION COMMITTEE

Our compensation committee consisting of Frank Bennett, Donald Miller and Eugene
Harris:

o reviews and recommends the compensation arrangements for management, including the compensation for our chief executive officer; and

o establishes and reviews general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals.

Our compensation committee met four times during 2004. The compensation committee is comprised entirely of Directors who meet the independence requirements of the NASDAQ listing standards.

NOMINATING COMMITTEE

The Nominating Committee (the "Nominating Committee") was formed by our Board in April 2004 and consists of Frank Bennett and David Weiss. The Nominating Committee's duties include adopting criteria for recommending candidates for election or re-election to our Board and its committees, considering issues and making recommendations considering the size and composition of our Board. The Nominating Committee will also consider nominees for Director suggested by shareholders in written submissions to the Company's Secretary.

The Nominating Committee met in April 2004 to decide upon the nominees for Director at the Annual Meeting.

DIRECTOR NOMINATION PROCEDURES

DIRECTOR MANAGER QUALIFICATIONS. The Company's Nominating Committee has established policies for the desired attributes of our Board as a whole. The Board will seek to ensure that a majority of its members are independent as defined in the NASDAQ listing standards. Each member of our Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, high performance standards and must be committed to representing the long-term interests of the Company and the shareholders. In addition, Directors must be committed to devoting the time and effort necessary to be responsible and productive members of our Board. Our Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

IDENTIFYING AND EVALUATING NOMINEES. The Nominating Committee regularly assesses the appropriate number of Directors comprising our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. The Nominating Committee may consider those factors it deems appropriate in evaluating Director candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of our Board, certain factors may be weighed more or less heavily by the Nominating Committee. In considering candidates for our Board, the Nominating Committee evaluates the entirety of each candidate's credentials and, other than the eligibility requirements established by the Nominating Committee, does not have any specific minimum qualifications that must be met by a nominee. The Nominating Committee considers candidates for the Board from any reasonable source, including current Board members, shareholders, professional search firms or other persons. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

CHARTER OF THE NOMINATING COMMITTEE. A copy of the charter of the Nominating Committee is available on our website at www.multibandusa.com.

EXECUTIVE COMPENSATION

The following table sets forth certain information relating to the remuneration paid by the Company to its executive officers whose aggregate cash and cash-equivalent remuneration approximated or exceeded $100,000 during the Company's last three fiscal years ending December 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                                LONG TERM COMPENSATION

NAME AND PRINCIPAL        YEAR   SALARY       BONUS        OTHER             RESTRICTED   SECURITIES    LTIP       ALL OTHER
POSITION                         ($)          ($)          ANNUAL            STOCK        UNDERLYING    PAYOUTS    COMPENSATION
                                                           COMPENSATION      AWARD(S)     OPTIONS/      ($)        ($)
                                                           ($)               ($)          SARS
                                                                                          (#)
(a)                       (b)    (c)          (d)          (e)               (f)          (g)           (h)        (i)
                                                                             AWARDS                     PAYOUTS
James L. Mandel           2004   $201,731     $125,000     -0-               -0-          100,000       -0-        -0-
Chief Executive Officer   2003   $250,727     $125,000     -0-               -0-          300,000       -0-        -0-
                          2002   $149,874     -0-          -0-               -0-          -0-           -0-        -0-

Steven Bell               2004   $135,521     -0-          -0-               -0-          75,000        -0-        -0-
Chief Financial Officer   2002   $120,484     -0-          -0-               -0-          50,000        -0-        -0-
                          2002   $99,014      -0-          -0-               -0-          10,500        -0-        -0-


Dave Ekman                2004   $120,380     -0-          -0-               -0-          -0-           -0-        -0-
Chief Information Officer 2002   $111,154     -0-          -0-               -0-          -0-           -0-        -0-
                          2002   $93,695      -0-          -0-               -0-          -0-           -0-        -0-

DIRECTORS FEES

There were no cash fees paid to Directors in 2004. Outside Directors receive a stock option of 30,000 shares at market price upon joining the Multiband Board. Additional awards or options to Directors are determined by the Board's Compensation Committee.

STOCK OPTION GRANTS DURING 2004

THE FOLLOWING TABLE PROVIDES INFORMATION REGARDING STOCK OPTIONS GRANTED DURING FISCAL 2004 TO THE NAMED EXECUTIVE OFFICERS IN THE SUMMARY COMPENSATION TABLE.

                                                                                       Potential Realizable Value at
                          Number of      Percent of                                    Assumed Annual Rates of Stock
                          Securities    Total Options                                  Price Appreciation for Option
                          Underlying     Granted to      Exercise or                                  Term (1)
                           Options      Employees in      Base Price     Expiration
     Name                Granted (#)   Fiscal Year (%)    ($/Share)         Date
----------------         -----------   ---------------   -----------     ----------    -------------------------------
                                                                                            5%              10%
                                                                                       -----------       -----------
James L. Mandel             100,000         16.4             $1.45       6/18/2014         $86,190         $226,093
Steven M. Bell               25,000          4.1             $1.89       4/23/2014         $39,465          $95,054
Steven M. Bell               50,000          8.2             $1.45       6/18/2014         $63,095         $133,046
Dave Ekman                      -0-          -0-                 -               -               -                -

(1) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5% and 10% from the date of grant through the full option terms, net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders, continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

Each option represents the right to purchase one share of common stock. The options shown in this table are all non-qualified stock options. To the extent not already exercisable, the options generally become exercisable in the event of a merger in which Vicom is not the surviving corporation, a transfer of all shares of stock of Vicom, a sale of substantially all the assets, or a dissolution or liquidation, of Vicom.

AGGREGATED OPTION EXERCISES IN 2004 AND YEAR END OPTION VALUES

The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during fiscal 2004 and the number and value of options at December 31, 2004.

                              SHARES ACQUIRED
                              ON EXERCISE      VALUE    (1)
NAME                                           REALIZED     EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
                                                            NUMBER OF                        VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                            DECEMBER 31, 2004                DECEMBER 31, 2004
James L. Mandel............   -0-              -0-          550,500           -0-            $200,535        $0
Steven M. Bell.............   -0-              -0-          135,500           -0-            $ 33,555        $0
David Ekman................   -0-              -0-          150,500           -0-            $0              $0

(1) Value is calculated on the basis of the difference between the option exercise price and $1.61, the fair market value of the Company's common stock at December 31, 2004 as quoted on the NASDAQ, multiplied by the number of shares underlying the option.

OTHER COMPENSATION AND LONG-TERM INCENTIVE PLANS

The Company has no long-term incentive plans and issued no long-term incentive awards during 2004.

The Company has an employment agreement with Mr. Steven Bell, President, for the term beginning January 2005 and expiring September 2008. Mr. Bell's compensation is not directly tied to the Company's performance. The agreement states that annual base salary for Mr. Bell will be $195,000.00 per year. Other key provisions of the contract include an agreement by Mr. Bell to keep confidential information secret both during and after employment by the Company and covenants not to compete with the Company for one year from the date of termination of employment. The contract also provides Mr. Bell with 400,000 stock options at market price, vested over a three year period.

The Company maintains key man life insurance policies in the amount of $1,000,000 each on the lives of Steven Bell and Marvin Frieman, former Director. The Company is the beneficiary of these policies and has adopted a plan to pay fifty percent of all life insurance proceeds to the spouse or surviving children of each such individual.

The Company also has a three year employment agreement, from January 2005 to December 2007, with James L. Mandel, Chief Executive Officer, the terms of which involve an annual base salary of $250,000 and a stock option of 600,000 shares at $1.47 per share, vested over a three year period. Mr. Mandel's job responsibilities involve developing company business plans, developing expansion and growth opportunities and directing other executive officers.

                          1999 STOCK COMPENSATION PLAN

1999 STOCK COMPENSATION PLAN

The total number of shares of stock reserved for awards to employees under the Plan is 4.3 million shares. The purpose of the plan is to promote the interest of the Company and its shareholders by providing employees of the company with an opportunity to receive a proprietary interest in the Company and thereby develop a stronger incentive to contribute to the Company's continued success and growth. The plan is administered by a Committee of the Board of Directors. Awards pursuant to the 1999 plan may be in the form of either a restricted stock grant, which means that stock issued will vest over a three year vesting period, or stock options.

Options granted under the Plan may be either "incentive" stock options within the meaning of Section 422 of the Internal Revenue Code ("IRC") or "nonqualified" stock options that do not qualify for special tax treatment under the IRC. No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the Company's common stock on the date the option is granted; in the case of any shareholder owning 10 percent or more of the common stock to whom an incentive stock option has been granted under the Plan, the exercise price thereof is required to be not less than 110 percent of the fair market value of the common stock on the date the option is granted. Options are not transferable. An optionee, or his or her personal representative, may exercise his or her option for a period of ninety
(90) days following termination of employment, disability or death. The term of each option, which is fixed by the Committee, may not exceed 10 years from the date the option is granted, or 5 years in the case of incentive stock options granted to shareholder owing 10 percent or more of the common stock to whom options have been granted. Options may be made exercisable in whole or in installments as determined by the Committee or Board. The Committee or Board may cancel an option of an employee who has been terminated for cause or takes employment with a competitor. The closing sale price of a share of the Company's common stock was $ $1.27 on August 23, 2005.

Federal Income Tax Matters

Options. Incentive stock options granted under the 1999 plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the 1999 plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment related taxes on such ordinary income.

Restricted Stock Awards. Generally, no income is taxable to the recipient of a restricted stock award in the year the award is granted. Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the transfer restrictions lapse. Alternatively, if a recipient makes a "Section 83(b)" election, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

2000 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

The total number of shares reserved for awards under the Plan is 800,000 shares. The purpose of the 2000 Directors' Plan is to enable the Company, through the grant of non-qualified stock options to non-employee ("outside") Directors of the Company, to attract and retain highly-qualified outside Directors and, by providing them with such a stock-based incentive, to motivate them to promote the best interests of the Company and its shareholders. For the purposes of the Plan, outside Directors are Directors who, at the time of granting of options under the Plan, are not and for the prior twelve months have not been employees of the Company or any of its subsidiaries.

All grants will provide for an exercise price equal to 100% of the fair market value of a Share at the date of the grant. Options will become exercisable approximately one year after date of grant and will expire ten years after date of grant, subject to earlier exercise and termination in certain circumstances. If an outside Director ceases to be a Director due to death, any of his outstanding options that have not yet become exercisable will accelerate, and all of his outstanding Options will remain exercisable for various specified periods of time up to a maximum of approximately one year. If an outside Director ceases to be a Director due to disability, all of his or her outstanding options not fully vested will immediately terminate, and those that are fully vested will remain exercisable for various specified periods of time up to a maximum of approximately one year. If an outside Director ceases to be a Director for any other reason, all of his or her outstanding options not fully vested will immediately terminate, and those that are fully vested will remain exercisable for 90 days.

The closing sale price of a share of the Company's common stock was $1.27 on August 23, 2005.

Federal Income Tax Matters

Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the 2000 Directors' Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment related taxes on such ordinary income.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

The 2000 Employee Stock Purchase Plan ("the ESPP") was adopted by the Multiband shareholders in August 2000. The purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in the success of Multiband by purchasing Common Stock from Multiband on favorable terms and to pay for such purchase through payroll deductions. The aggregate number of shares of stock available for purchase under the ESPP is 400,000. The ESPP is intended to qualify under section 423 of the Internal Revenue Code. The provisions of the ESPP shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

The ESPP is administered by a committee of Multiband's board of directors. The committee consists exclusively of one or more directors of Multiband who are appointed by the Board. The committee interprets the ESPP and makes all other policy decisions relating to the operation of the ESPP. The committee may adopt such rules, guidelines and forms as it deems appropriate to implement the ESPP. The committee's determination under the ESPP are final and binding on all persons.

The ESPP Year consists of a twelve-month period commencing on January 1 and ending on December 31. Notwithstanding the foregoing, the first ESPP Year will be a short year commencing on the effective date of the ESPP and ending on December 31, 2000.

                             EMPLOYEE BENEFITS PLANS

Multiband has 401(k) profit sharing plans covering substantially all full-time employees. Employee contributions are limited to the maximum amount allowable by the Internal Revenue Code of 1986, as amended. Multiband made no significant discretionary contributions in years 1999, 1998 and 1997.

                              CERTAIN TRANSACTIONS

The following is a summary of all significant related party transactions for the three years ended December 31, 2004.

The Company had revenues from companies that are associated with a director, who was elected to the board of directors during 2003, of approximately $0, $1,124,000 and $636,000 for the years ended December 31, 2004, 2003, and 2002, respectively. In addition, the Company had accounts receivable outstanding from these companies of approximately $140,000, $142,000, and $171,000 at December 31, 2004, 2003, and 2002, respectively.

Multiband and its subsidiaries lease principal offices located at 2000 44th Street SW, Fargo, ND 58013 and 9449 Science Center Drive, New Hope, Minnesota 55428. The Fargo office lease expires in 2017 and covers approximately 22,500 square feet. The Fargo base rent ranges from $21,577 to $24,360 per month. The New Hope office lease expires in 2006 and covers approximately 47,000 square feet. The New Hope base rent ranges from $16,000 to $17,653 per month. Both the New Hope and main Fargo leases have provisions that call for the tenants to pay net operating expenses, including property taxes, related to the facilities. Both offices have office, warehouse and training facilities. The main Fargo property is owned in part by David Ekman. The New Hope property was owned jointly by Steven Bell and Marvin Frieman prior to its sale in August, 2003 to an independent third party.

Interest and dividend expense paid by Multiband to related parties was approximately $9,995 in 2004, $225,966 in 2003, and $228,000 in 2002. Related
parties include the Company's Chairman, Chief Executive Officer, President and the President's mother.

                       PRINCIPAL AND SELLING SHAREHOLDERS

The following table provides information as of August 18, 2005 concerning the beneficial ownership of Multiband's common stock by (i) each director of Multiband, (ii) the Named Executive Officers, (iii) the persons known by Multiband to own more than 5% of Multiband's outstanding common stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them. The following table also provides information as of August 18, 2005 regarding the beneficial ownership of shares of Multiband's common stock which can be obtained by the selling shareholders by exercising warrants held by them and is adjusted to reflect the sale of all their shares. The information regarding ownership of shares of common stock after the offering assumes that all of the shares registered under this prospectus have been sold. The selling shareholders may actually sell all, some or none of the shares held by them.

------------------------------------------------------------------------------------------------------------------------------------
                                                     SHARES BENEFICIALLY                                     SHARES BENEFICIALLY
                                                         OWNED PRIOR                           SHARES            OWNED AFTER
                                                        TO OFFERING (1)                      TO BE SOLD          OFFERING (20)
------------------------------------------------------------------------------------------------------------------------------------
                                                   SHARES          TOTAL
                                                 UNDERLYING      NUMBER OF                                    TOTAL
           BENEFICIAL OWNER           SHARES(2)   WARRANTS         SHARES       PERCENT(3)                    NUMBER       PERCENT
------------------------------------------------------------------------------------------------------------------------------------
Steven Bell                              0            0            689,063(4)         2.0          0        689,063(5)         2.0%
9449 Science Center Drive
New Hope, MN  55428
                                         0            0            232,500(6)           *           0        232,500(7)       *
Frank Bennett
301 Carlson Parkway - Suite 120
Minnetonka, Minnesota  55305
                                         0            0             80,500(8)           *           0         80,500(9)       *
Jonathan Dodge
715 Florida Avenue South - Suite 402
Golden Valley, MN  55426
                                         0            0          1,751,583(10)         5.4          0      1,751,583(11)       5.4
David Ekman
2000 44th Street SW
Fargo, ND 58103
                                         0            0            111,220(12)          *           0        111,220(13)      *
Eugene Harris
225 South Meramec - Suite 722
St. Louis, MO 63105
                                         0            0            714,133(14)         2.0          0        714,133(15)       2.0%
James L. Mandel
9449 Science Center Drive
New Hope, MN 55428
                                         0            0          1,860,287(16)        4.6% 4.0      0      1,860,287(17)       4.0%
Donald Miller
1924 Cocoplum Way
Naples, FL  34105
                                         0            0            222,744(18)          *           0        222,744(19)      *
David Weiss
10829 Olive Blvd.
Suite 203
St. Louis, MO 63141

All Directors and executive officers     0            0          5,662,030             18%          0      5,662,030         18%
   as a group (eight persons)

1 Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.

2 Excludes shares underlying warrants.

3 Based on an average of 29,092,035 shares outstanding at August 18, 2005, and 33,463,654 shares outstanding after the exercise of warrants. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person upon the exercise of stock options and warrants (including the warrants).

4 Includes vested options to acquire 135,500 shares of common stock. Mr. Bell's Beneficial Ownership does include 31,250 shares of common stock owned by his spouse as to which Mr. Bell disclaims his beneficial ownership.

5 Includes vested options to acquire 35,500 shares of common stock. Mr. Bell's Beneficial Ownership does include 31,250 shares of common stock owned by his spouse as to which Mr. Bell disclaims his beneficial ownership.

6 Includes vested options to purchase 105,000 shares of common stock.

7 Includes vested options to purchase 69,600 shares of common stock.

8 Includes vested options to acquire 69,600 shares of common stock.

9 Includes vested options to acquire 69,600 shares of common stock.

10 Includes vested options to purchase 150,500 shares of common stock.

11 Includes vested options to purchase 150,500 shares of common stock.

12 Mr. Harris's beneficial ownership does include 19,000 shares owned by his spouse as to which Mr. Harris disclaims his beneficial ownership. Also includes 75,000 vested options.

13 Mr. Harris's beneficial ownership does include 19,000 shares owned by his spouse as to which Mr. Harris disclaims his beneficial ownership.

14 Includes vested options to purchase 550,500 shares of common stock.

15 Includes vested options to purchase 550,500 shares of common stock.

16 Includes warrants and vested options to purchase 829,500 shares of common stock.

17 Includes warrants and vested options to purchase 829,500 shares of common stock.

18 Includes vested options to purchase 105,000 shares of common stock.

19 Includes vested options to purchase 105,000 shares of common stock.

*Less than one percent

  ----------------------------------------------------------------------------------------------------------------------------------
                                                       SHARES BENEFICIALLY                                    SHARES BENEFICIALLY
                                                           OWNED PRIOR                        SHARES              OWNED AFTER
                                                          TO OFFERING (20)                   TO BE SOLD          OFFERING (20)
  ----------------------------------------------------------------------------------------------------------------------------------
                                                      SHARES          TOTAL
                                                    UNDERLYING       NUMBER OF                    TOTAL
             BENEFICIAL OWNER         SHARES(21)    WARRANTS          SHARES      PERCENT(22)     NUMBER     PERCENT
  ----------------------------------------------------------------------------------------------------------------------------------
Bushido Capitol Master Fund, LP                  0       300,000          300,000      *             300,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Carlson, Larry                              17,900        17,900           35,800      *              35,800       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Cassell, John                               18,000        18,000           36,000      *              36,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Enable Growth Partners L.P.                      0       300,000          300,000      *             300,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Gamma Opportunity Capitol Partners,              0       300,000          300,000      *             300,000       0             0
LP
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Granberg, Roger IRA                         32,000        32,000           64,000      *              64,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Gryphon Master Fund, LP                          0       500,001          500,001     1.5%           500,001       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
GSSF Master Fund LP                              0       500,001          500,001     1.5%           500,001       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Hendricks, Denise                           17,857        17,857           35,714      *              35,714       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Hendricks, Randy                            18,000        18,000           36,000      *              36,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Iroquois Capital LP                              0       425,001          425,001     1.2%           425,001       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Kuekenhof Equity Fund                      250,000       250,000          500,000     1.5%           500,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Maletis Partners                            10,000        10,000           20,000      *              20,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
May, James                                  87,857        87,857          175,714      *             175,714       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Poppel, Harry                              300,000       300,000          600,000     1.8%           600,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
RHP Master Fund, Ltd.                            0       300,000          300,000      *             300,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Sams, Bill                                 250,000       250,000          500,000     1.5%           500,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
SRG Capital, LLC                                 0       150,000          150,000      *             150,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Stonestreet LP                                   0       250,001          250,001      *             250,001       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Tilton, Ted                                180,000       180,000          360,000     1.0%           360,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Welling Family Trust                       100,000       100,000          200,000      *             200,000       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
Whalehaven Capital Fund Limited                  0       125,001          125,001      *             125,001       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------
TOTAL                                    1,281,614     4,431,619        5,713,233                  5,713,233       0             0
------------------------------------- ------------- ------------- ---------------- ----------- -------------- ------------- --------

* Less than one percent

20 Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.

21 Excludes shares underlying warrants.

22 Based on an average of 29,092,035 shares outstanding at August 18, 2005, and 33,463,654 shares outstanding after the exercise of warrants. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person within 60 days upon the exercise of stock options and warrants (including the warrants).

                              PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Currently, the company is listed only on the NASDAQ exchange where the shares will be offered. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o An exchange distribution in accordance with the rules of the applicable exchange;

o Privately negotiated transactions;

o Settlement of short sales;

o Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o A combination of any such methods of sale; and

o Any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Oak Ridge Financial, one of the Selling Shareholders is a broker-dealer. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                            DESCRIPTION OF SECURITIES

CAPITAL STRUCTURE

The Articles of Incorporation of Multiband authorize Multiband to issue 100 million shares of capital stock, which have no par value. However, the shares have a par value of one cent per share for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation. As of August 18, 2005 there were 29,092,035 shares of common stock outstanding,
5.5 million shares reserved for issuance under our stock plans, 19,034,079 shares of common stock reserved for issuance under outstanding warrants, 8,332,764 shares of common stock issuable upon the conversion of shares of our Classes A through I cumulative convertible Preferred Stock and 519,481 shares upon conversion of a note payable.

COMMON STOCK

Holders of common stock are entitled to one vote per share in all matters to be voted upon by shareholders. There is no cumulative voting for the election of directors, which means that the holders of shares entitled to exercise more than 50% of the voting rights in the election of directors are able to elect all of the directors. Multiband's Articles of Incorporation provide that holders of the Company's common stock do not have preemptive rights to subscribe for and to purchase additional shares of common stock or other obligations convertible into shares of common stock which may be issued by the Company.

Holders of common stock are entitled to receive such dividends as are declared by Multiband's Board of Directors out of funds legally available for the payment of dividends. Multiband presently intends not to pay any dividends on the common stock for the foreseeable future. Any future determination as to the declaration and payment of dividends will be made at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of Multiband, and subject to the preferential rights of the holders of the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class F Preferred Class G Preferred, Class H Preferred and Class I Preferred, the holders of common stock will be entitled to receive a pro rata share of the net assets of Multiband remaining after payment or provision for payment of the debts and other liabilities of Multiband.

All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock of Multiband are not liable for further calls or assessments.

WARRANTS

The warrants being registered hereunder have a three year term with one half of the warrants allowing the warrant holder to purchase one share of Multiband common stock for $1.575 per share and one half of the warrants allowing the warrant holder to purchase one share of Multiband common stock for $1.725 per share.

       MARKET PRICE OF MULTIBAND'S COMMON AND RELATED STOCKHOLDER MATTERS

Through May 17, 2000, Multiband's common stock was traded and quoted on the OTC Bulletin Board(R) ("OTCBB") under the symbol "VICM." From May 18, 2000 until August 21, 2000, the common stock was quoted under the VICM symbol on the Pink Sheets(R) operated by Pink Sheets LLC. From August 21, 2000, to December 12, 2000, Multiband's common stock was traded and quoted on the OTCBB under the VICM symbol. Since then, the stock has been traded and quoted on the Nasdaq Smallcap market system. The symbol was changed to MBND in July, 2004. The table below sets forth the high and low bid prices for the common stock during each quarter in the two years ended December 31, 2004 and December 31, 2003, as provided by Nasdaq.

                    QUARTER ENDED                       HIGH BID     LOW BID
------------------------------------------------------- --------     -------
March 31, 2003.........................................  $1.37        $.77
June 30, 2003..........................................   2.49        1.03
September 30, 2003.....................................   2.20        1.52
December 31, 2003......................................   1.85        1.23
March 31, 2004.........................................   1.68        1.04
June 30, 2004..........................................   2.70        1.30
September 30, 2004.....................................   1.45         .96
December 31, 2004......................................   1.78        1.01
March 31, 2005.........................................   1.75        1.22
June 30, 2005..........................................   1.49         .95

As of August 18, 2005, Multiband had 698 shareholders of record of its common stock and 29,092,035 shares of common stock outstanding. As of that date, eight shareholders held a total of 27,931 of Class A Preferred, two shareholders held 8,620 shares of Class B Preferred, five shareholders held a total of 125,280 shares of Class C Preferred, one shareholder held a total of 150,000 shares of Class F Preferred, 14 shareholders held a total of 45,245 shares of Class G Preferred, 2 shareholders held a total 3.0 shares of Class H Preferred, and four shareholders held a total of 100,000 shares of Class I Preferred.

PREFERRED STOCK

In December 1998, Multiband issued 2,550 shares of Class A Preferred for $23,638 and 37,550 shares of Class B Preferred for $359,893. The Class B Preferred was offered to certain note holders at a conversion rate of $10.00 per share of Class B Preferred. Each share of Class A Preferred and Class B Preferred is non-voting (except as otherwise required by law) and convertible into five shares of common stock, subject to adjustment in certain circumstances. Each holder of a share of Class A Preferred or Class B Preferred has a five-year warrant to purchase one share of common stock at $3.00 per share, subject to adjustment. During 2001, Multiband issued 67,655 shares of Class A Preferred for $676,556.

In June 2000, Multiband issued 80,500 shares of Class C Preferred for $805,000. The Class C Preferred was offered to certain note holders at a conversion rate of $10.00 a share. In September 2000, Multiband issued an additional 72,810 shares of Class C Preferred for $728,100. Each share of Class C Preferred is non-voting (except as otherwise required by law) and convertible into two shares of Multiband common stock, subject to adjustment in certain circumstances.

In November 2000, Multiband issued 72,500 shares of Class D Preferred for $490,332. The Class D Preferred was sold to eight accredited investors at $10.00 per share. Each share of Class D Preferred is non-voting (except as otherwise required by law) and convertible into two and one-half shares of Multiband Common Stock, subject to adjustment in certain circumstances.

In the second quarter of 2002, Preferred Class D stocks were redeemed; $100,000 converted to Common Stock, and $300,000 converted to a Note Payable.

In the fourth quarter of 2002, Multiband issued 70,000 shares of Class E Preferred for $700,000, with $600,000 related to conversion of a note payable from a director of the Company into Preferred Stock.

In the first quarter of 2003, $72,000 worth of Class C Preferred Stock was issued to an officer of the Company in a conversion of accounts payable. Also in the first quarter of 2003, $76,500 worth of Class E Preferred Stock was issued to a member of the Board for his purchase of Multiband assets.

In the third quarter of 2003 $25,000 worth of Class B Preferred Stock was purchased by an accredited investor.

In addition, during 2003 $133,100 worth of Class C Preferred Stock was redeemed.

During the second quarter of 2004, $776,500 worth of Class E Preferred Stock was converted into Common Stock at a price of $1.25 per share. During the third quarter of 2004, two million dollars worth of Class F Preferred Stock was issued. During the fourth quarter of 2004, $452,450 worth of Class G Preferred Stock was issued and $1,050,002 worth of Class H Preferred Stock was issued.

In the fourth quarter of 2004, the Company issued $452,540 worth of Class G Preferred Stock. In the same quarter, the Company issued $1,150,002 worth of Class H Preferred Stock.

In the first quarter of 2005, the Company issued $10,000,000 worth of Class I Preferred Stock.

The holders of the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class F Preferred, Class G Preferred and Class H Preferred (collectively, "Preferred Stock") are entitled to receive, as and when declared by the Board, out of the assets of the Company legally available for payment thereof, cumulative cash dividends calculated based on the per share stated value of the Preferred Stock. The per annum dividend rate is eight percent (8%) for the Class A Preferred and ten percent (10%) for the Class B Preferred, Class C Preferred and Class F Preferred, fourteen percent (14%) for the Class D Preferred, fifteen percent (15%) for the Class E Preferred, to be paid in kind, eight percent (8%) for the Class G Preferred six percent (6%) for the Class H Preferred and a variable rate for the Class I Preferred. Dividends on the Class A Preferred, Class C Preferred, Class D Preferred, Class F Preferred and Class G Preferred are payable quarterly on March 31, June 30, September 30, and December 31 of each year. Dividends on the Class B and Class I Preferred are payable monthly on the first day of each calendar month. Dividends on the Class H Preferred are payable semiannually on June 30 and December 31 of each year. Dividends on the Preferred Stock accrue cumulatively on a daily basis until the Preferred Stock is redeemed or converted.

In the event of any liquidation, dissolution or winding up of Multiband, the holders of the Class A Preferred and Class B Preferred will be entitled to receive a liquidation preference of $10.50 per share, and the holders of the Class C Preferred, Class D Preferred, Class E Preferred, Class F Preferred and Class G Preferred will be entitled to receive a liquidation preference of $10.00 per share, each subject to adjustment. Holders of the Class H Preferred and Class I Preferred will be entitled to receive a liquidation preference of $100,000 per share. Any liquidation preference shall be payable out of any net assets of Multiband remaining after payment or provision for payment of the debts and other liabilities of Multiband.

Multiband may redeem the Preferred Stock, in whole or in part, at a redemption price of $10.50 per share for the Class A Preferred and the Class B Preferred and $10.00 per share for the Class C Preferred, Class D Preferred, Class E Preferred, Class F Preferred and Class G Preferred (subject to adjustment, plus any earned and unpaid dividends) on not less than thirty days' notice to the holders of the Preferred Stock, provided that the closing bid price of the common stock exceeds $4.00 per share (subject to adjustment) for any ten consecutive trading days prior to such notice. Upon Multiband's call for redemption, the holders of the Preferred Stock called for redemption will have the option to convert each share of Preferred Stock into shares of common stock until the close of business on the date fixed for redemption, unless extended by Multiband in its sole discretion. Preferred Stock not so converted will be redeemed. No holder of Preferred Stock can require Multiband to redeem his or her shares.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 302A.251 of the Minnesota statutes, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interest of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. Multiband's Articles of Incorporation provide for indemnification pursuant to Minnesota statutes. We also have directors' and officers' insurance in the amount of $3,000,000 per occurrence.

                                  LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Steven M. Bell, Esq. of New Hope, Minnesota.

                                     EXPERTS

Financial statements of Multiband included in this prospectus for the years ended December 31, 2004, 2003 and 2002 have been audited by Virchow, Krause & Company, LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

We will be filing annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under File No. 0-13529. You may read and copy any document in our public files at the SEC's offices at:

o Judiciary Plaza 450 Fifth Street, NW Room 1024 Washington, D.C. 20549

o 500 West Madison Street Suite 1400 Chicago, Illinois 60606

o 3475 Lenox, N.E. Suite 1000 Atlanta, Georgia 30326

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov, through the SEC's electronic data gathering analysis and retrieval system, EDGAR. Our common stock is traded on the NASDAQ Stock Market under the symbol "MBND". Information about us is also available from the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of that document.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, which we have filed with the Commission, are incorporated by reference in this Prospectus:

o our Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2004;

o our proxy statement for the 2004 Annual Meeting of Shareholders;

o our quarterly reports on Form 10-Q for the quarters ended June 30, 2005 and March 31, 2005 and Form 10-Q/A for the quarter ended March 31, 2005;

o our Forms 8-K filed with the Commission; and

o the description of our common stock contained in our Registration Statement on Form 10.

Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

We will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all documents that have been or may be incorporated by reference in the Prospectus (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Your requests should be directed to our Chief Financial Officer at our principal executive offices at:

9449 Science Center Drive New Hope, Minnesota 55428 Telephone Number (763) 504-3000

                INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus and the documents we incorporate be reference that are not statements of historical fact are "forward-looking statements". Sometimes these statements contain words like "believe", "belief", "plan", "anticipate", "expect", "estimate", "may", "will", or similar terms. Forward-looking statements involve known or unknown uncertainties and other factors that could cause actual results to be materially different from historical results or from any future results expressed or implied by the forward-looking statements. The "Risk Factors" section summarizes certain of the material risks and uncertainties that could cause our actual results, performance or achievements to differ materially from what we have said in this Prospectus and the documents we incorporate by reference. The Risk Factors apply to all of our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. We will not revise these forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    FKA: VICOM, INCORPORATED AND SUBSIDIARIES

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                        1

FINANCIAL STATEMENTS

      Consolidated Balance Sheets                                              2

      Consolidated Statements of Operations                                    3

      Consolidated Statements of Stockholders' Equity                     4 - 13

      Consolidated Statements of Cash Flows                                   14

      Notes to Consolidated Financial Statements                         15 - 41


SUPPLEMENTAL INFORMATION

Report of Independent Registered Public Accounting Firm on
  Supplementary Information                                                   42

Valuation and Qualifying Accounts                                             43

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Stockholders, Board of Directors, and Audit Committee Multiband Corporation and subsidiaries (formerly known as Vicom, Incorporated and subsidiaries)

We have audited the accompanying consolidated balance sheets of Multiband Corporation and subsidiaries (formerly known as Vicom, Incorporated and subsidiaries) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Multiband Corporation and subsidiaries (formerly known as: Vicom, Incorporated and subsidiaries) as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 8, 2005 (except as to Note 17, as to which the date is April 8, 2005 and except as to Notes 1, 2 and 16 as to which the date is July 19, 2005).

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)
See accompanying notes to consolidated financial statements.

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2004 and 2003
                                     ASSETS

                                                                                  2004            2003
                                                                               -----------    ------------
CURRENT ASSETS
    Cash and cash equivalents                                                  $   726,553    $  2,945,960
    Certificate of deposit                                                         650,000         250,000
    Accounts receivable, net                                                     2,783,774       1,658,114
    Inventories, net                                                               231,993         367,017
    Current assets of discontinued operations                                      634,307       1,606,800
    Other current assets                                                           146,334          96,550
                                                                               -----------    ------------
        Total Current Assets                                                     5,172,961       6,924,441
                                                                               -----------    ------------
PROPERTY AND EQUIPMENT, NET                                                      4,372,474       3,538,415
                                                                               -----------    ------------
OTHER ASSETS
    Goodwill                                                                       812,366               0
    Intangible assets, net                                                      16,081,635         503,625
    Other assets of discontinued operations                                         47,975       2,800,168
    Other assets                                                                   146,301         136,236
                                                                               -----------    ------------
        Total Other Assets                                                      17,088,277       3,440,029
                                                                               -----------    ------------
           TOTAL ASSETS                                                        $26,633,712    $ 13,902,885
                                                                               ===========    ============
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Checks issued in excess of cash in bank                                    $   234,348    $    147,398
    Short-term debt                                                              4,481,099               0
    Wholesale line of credit                                                       926,201         976,314
    Current portion of long-term debt                                            1,524,527         998,813
    Current portion of note payable - stockholder                                   84,801          81,554
    Current portion of capital lease obligations                                   201,530          54,939
    Accounts payable                                                             2,561,611       1,771,699
    Accrued liabilities                                                          3,030,024       1,308,838
    Contingent liability                                                           222,700               0
    Customer deposits                                                               59,875               0
    Current liabilities of discontinued operations                                 370,921         421,275
    Deferred service obligations and revenue                                       406,738          44,819
                                                                               -----------    ------------
        Total Current Liabilities                                               14,104,375       5,805,649
LONG-TERM LIABILITIES
    Long-term debt, net                                                          3,498,657       2,087,156
    Note payable - stockholder, net of current portion                                  --          32,837
    Capital lease obligations, net of current portion                              481,249         142,898
                                                                               -----------    ------------
        Total Liabilities                                                       18,084,281       8,068,540
                                                                               -----------    ------------
MINORITY INTEREST IN SUBSIDIARY                                                         --          26,634
                                                                               -----------    ------------
STOCKHOLDERS' EQUITY
    Cumulative convertible preferred stock, no par value:
        8% Class A ( 27,931 and 27,931  shares issued and outstanding,             419,752         419,752
        $293,276 and $293,276 liquidation preference)
        10% Class B (8,700 and 8,700  shares issued and outstanding,                62,000          62,000
        $91,350 and $91,350 liquidation preference)
        10% Class C (125,400 and 125,400 shares issued and outstanding,          1,611,105       1,611,105
         $1,254,000 and  $1,254,000 liquidation preference)
        15% Class E (0 and 77,650  shares issued and outstanding, $0 and                 0         438,964
         $776,500 liquidation preference)
        10% Class F (150,000 and 0 shares issues and outstanding,                1,500,000               0
         $1,500,000 and $0 liquidation preference)
        8% Class G (45,245 and 0 shares issued and outstanding, $452,450           179,897               0
         and  $0 liquidation preference)
        6% Class H (11.5 and 0 shares issued and outstanding, $1,150,000                 0               0
         and $0 liquidation preference)
    Common stock, no par value (25,784,490 and 19,036,805  shares issued;       16,888,291       7,726,505
        25,781,818 and 19,019,786 shares outstanding)
    Stock subscriptions receivable                                                (391,264)       (418,085)
    Options and warrants                                                        32,985,983      30,514,872
    Unamortized compensation                                                        (1,724)       (217,210)
    Accumulated deficit                                                        (44,704,609)    (34,330,192)
                                                                               -----------    ------------
           Total Stockholders' Equity                                            8,549,431       5,807,711
                                                                               -----------    ------------
               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $26,633,712    $ 13,902,885
                                                                               ===========    ============

See accompanying notes to consolidated financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)
See accompanying notes to consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  Years Ended December 31, 2004, 2003 and 2002

                                                             2004            2003            2002
                                                         ------------    ------------    ------------
REVENUES                                                 $ 11,067,834    $  1,441,118    $    577,221
                                                         ------------    ------------    ------------
COST AND EXPENSES
    Cost of products and services
      (exclusive of depreciation and
      amortization shown separately below)                  5,943,395         884,536         418,093
    Selling, general and administrative                     5,960,050       2,647,870       1,971,584
     Depreciation and amortization                          3,432,779       1,065,650       1,193,306
                                                         ------------    ------------    ------------
        Total costs and expenses                           15,336,224       4,598,056       3,582,983
                                                         ------------    ------------    ------------
LOSS FROM OPERATIONS                                       (4,268,390)     (3,156,938)     (3,005,762)
                                                         ------------    ------------    ------------
OTHER INCOME (EXPENSE)
    Interest expense                                       (1,055,488)       (488,156)     (1,256,965)
    Interest income                                             8,805          10,406          52,174
    Loss on sale of assets                                    (26,217)              0               0
    Other income                                               14,648         (70,726)       (234,278)
                                                         ------------    ------------    ------------
        Total Other Expense                                (1,058,252)       (548,476)     (1,439,069)
                                                         ------------    ------------    ------------
LOSS BEFORE MINORITY INTEREST IN SUBSIDIARY                (5,326,642)     (3,705,414)     (4,444,831)

    Minority interest in subsidiary                                 0          33,366               0
                                                         ------------    ------------    ------------
LOSS FROM CONTINUING OPERATIONS                            (5,326,642)     (3,672,048)     (4,444,831)

LOSS FROM DISCONTINUED OPERATIONS                          (4,457,320)       (692,956)          6,772
                                                         ------------    ------------    ------------
NET LOSS                                                   (9,783,962)     (4,365,004)     (4,438,059)

    Preferred stock dividends                                 590,455         248,689         153,578
                                                         ------------    ------------    ------------

LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                 $(10,374,471)   $ (4,613,693)   $ (4,591,637)
                                                         ============    ============    ============

BASIC AND DILUTED LOSS PER COMMON SHARE:

    LOSS FROM CONTINUING OPERATIONS                      $       (.23)   $       (.23)   $       (.38)
                                                         ============    ============    ============
    LOSS FROM DISCONTINUED OPERATIONS                    $       (.19)   $       (.04)   $       (.00)
                                                         ============    ============    ============
    NET LOSS                                             $       (.42)   $       (.27)   $       (.38)
                                                         ============    ============    ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND
    DILUTED                                                23,307,594      16,112,231      11,735,095
                                                         ============    ============    ============

See accompanying notes to consolidated financial statements.

                      MULTIBAND COPORATION AND SUSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS'STOCKHOLDERS' EQUITY
                  Years Ended December 31, 2004, 2003, and 2002

                                              Cumulative Convertible Preferred Stock

                       8% Class A             10% Class B            10% Class C            14% Class D            15% Class E
                 ---------------------  ---------------------  ----------------------  ---------------------  --------------------
                   Shares     Amount     Shares      Amount     Shares       Amount     Shares     Amount      Shares     Amount
                 ---------- ----------  ---------  ----------  ---------   ----------  ---------  ----------  ---------  ---------
BALANCES,
 December 31,
  2001               28,872   $433,867      8,700  $   87,000    139,510   $1,800,447     40,000  $  417,500          -          -
 Stock issued:
  Cash                    -          -          -           -          -            -          -           -     10,000    100,000
 Reduction of
  stock
  subscriptions           -          -          -           -          -            -          -           -          -          -
  receivable
  for fees
  related to
  equity
  transactions
 Acquisition
  of assets           1,859     18,590         -            -          -            -          -           -          -          -
 Guarantee of
  debt
  financing               -          -          -           -          -            -          -           -          -          -
 Services
  rendered                -          -          -           -          -            -          -           -          -          -
 Conversion of
  accounts
  payable                 -          -          -           -          -            -          -           -          -          -
 Conversion of
  notes
  payable and
  accrued
  interest                -          -          -           -          -            -    (30,000)   (300,000)    60,000    600,000
 Conversion of
  accrued
  interest                -          -          -           -          -            -          -           -          -          -
 Conversion of
  preferred
  stock                   -          -     (2,500)    (25,000)    (2,500)     (25,000)   (10,000)   (100,000)         -          -
 Redemption of
  preferred
  stock              (2,900)   (29,000)         -           -     (5,500)     (55,000)         -           -          -          -
 Discount on
  preferred
  stock
  related to
  warrants
  issued                  -     (5,205)         -           -          -      (21,040)         -     (17,500)         -   (304,222)
 Interest
  receivable
  on stock
  subscription            -          -          -           -          -            -          -           -          -          -
  Warrants
   issued:
  Preferred
   stock                  -          -          -           -          -            -          -           -          -          -
  Common stock            -          -          -           -          -            -          -           -          -          -
  Debt                    -          -          -           -          -            -          -           -          -          -
 Deferred
  compensation
  expense
  related to
  stock options
  issued below
  fair
  market value            -          -          -           -          -            -          -           -          -          -
 Deferred
  compensation
  expense                 -          -          -           -          -            -          -           -          -          -
 Restricted
  stock:
 Issued and
  outstanding             -          -          -           -          -            -          -           -          -          -
 Forfeited                -          -          -           -          -            -          -           -          -          -
 Amortization
  expense                 -          -          -           -          -            -          -           -          -          -
 Embedded
  value
  with Pyramid
  Trading
  warrants                -          -          -           -          -            -          -           -          -          -
 Preferred
  stock
  dividends               -          -          -           -          -            -          -           -          -          -
 Net loss                 -          -          -           -          -            -          -           -          -          -
                 ---------- ---------- ----------  ----------  ---------   ----------  ---------  ----------  ---------  ---------
BALANCES,
  December 31,
   2002              27,831    418,252      6,200      62,000    131,510    1,699,407          0           0     70,000    395,778

See accompanying notes to consolidated financial statements.

                      MULTIBAND COPORATION AND SUSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)

   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'STOCKHOLDERS' EQUITY - (CONTINUED)
                  Years Ended December 31, 2004, 2003, and 2002

                                              Cumulative Convertible Preferred Stock

                       8% Class A             10% Class B            10% Class C            14% Class D            15% Class E
                 ---------------------  ---------------------  ----------------------  ---------------------  --------------------
                   Shares     Amount     Shares      Amount     Shares       Amount     Shares     Amount      Shares     Amount
                 ---------- ----------  ---------  ----------  ---------   ----------  ---------  ----------  ---------  ---------
 Stock issued:
  Cash                  100      1,000      2,500      25,000          -            -          -           -          -          -
 Exercise of
  warrants                -          -          -           -          -            -          -           -          -          -
 Cashless
  exercise
  of warrants             -          -          -           -          -            -          -           -          -          -
 Exercise of
  stock options           -          -          -           -          -            -          -           -          -          -
 Reduction of
  stock
  subscriptions           -          -          -           -          -            -          -           -          -          -
  receivable
  for
  fees related
  to equity
  transactions
 Acquisition of
  assets                  -          -          -           -          -            -          -           -      7,650     76,500
 Conversion of
  accounts
  payable                 -          -          -           -      7,200       72,000          -           -          -          -
 Conversion of
  notes payable           -          -          -           -          -            -          -           -          -          -
 Conversion of
  accrued
  interest                -          -          -           -          -            -          -           -          -          -
 Conversion of
  preferred
  stock                   -          -          -           -     (4,000)     (40,000)         -           -          -          -
 Conversion of
  dividends
  payable                 -          -          -           -          -            -          -           -          -          -
 Redemption of
  preferred
  stock                   -          -          -           -     (9,310)     (93,100)         -           -          -          -
 Intrinsic
  value
  of
  convertible
  feature                 -        500          -           -          -      (27,202)         -           -          -          -
 Discount on
  preferred
  stock
  related to
  warrants
  issued                  -          -          -     (25,000)         -            -          -           -          -    (33,314)
 Stock
  subscriptions
  receivable:
 Cash payments            -          -          -           -          -            -          -           -          -          -
 Increase
  reserve                 -          -          -           -          -            -          -           -          -          -
 Interest
  collected               -          -          -           -          -            -          -           -          -          -
 Warrants
  issued:
  Preferred
  stock                   -          -          -           -          -            -          -           -          -          -
  Common stock            -          -          -           -          -            -          -           -          -          -
  Debt                    -          -          -           -          -            -          -           -          -          -
  Services
  rendered                -          -          -           -          -            -          -           -          -          -
 Deferred
  compensation
  expense
  related
  to stock
  options
  issued below
  fair market
  value                   -          -          -           -          -            -          -           -          -          -
 Deferred
  compensation
   expense                -          -          -           -          -            -          -           -          -          -
 Restricted
  stock:
  Forfeited               -          -          -           -          -            -          -           -          -          -
  Amortization
   expense                -          -          -           -          -            -          -           -          -          -
 Embedded value
  with Laurus
  warrants                -          -          -           -          -            -          -           -          -          -
 Preferred
  stock
  dividends               -          -          -           -          -            -          -           -          -          -
 Net loss                 -          -          -           -          -            -          -           -          -          -
                 ---------- ---------- ----------  ----------  ---------   ----------  ---------  ----------  ---------  ---------
BALANCES,
 December 31,
  2003               27,931    419,752      8,700      62,000    125,400    1,611,105          0           0     77,650    438,964

 Stock issued:                                                                                 -           -          -          -
  Cash                                                               -            -
  Exercise of
  warrants                -          -          -           -          -            -          -           -          -          -
 Cashless
  exercise of
  warrants                -          -          -           -          -            -          -           -          -          -
 Reduction of
  stock
  subscriptions           -          -          -           -          -            -          -           -          -          -
  receivable for
  fees related
  to equity
  transactions
 Acquisition of
  assets -
  remaining 50%           -          -          -           -          -            -          -           -          -          -
  ownership of
  MBUSA
 Acquisition of
  assets -
  URON, Inc.              -          -          -           -          -            -          -           -          -          -
 Acquisition of
  assets -
  Satellite               -          -          -           -
 Broadcasting
  Corporation
  and
  affiliates

See accompanying notes to consolidated financial statements.

                      MULTIBAND COPORATION AND SUSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)

   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'STOCKHOLDERS' EQUITY - (CONTINUED)
                  Years Ended December 31, 2004, 2003, and 2002

                                              Cumulative Convertible Preferred Stock

                       8% Class A             10% Class B            10% Class C            14% Class D            15% Class E
                 ---------------------  ---------------------  ----------------------  ---------------------  --------------------
                   Shares     Amount     Shares      Amount     Shares       Amount     Shares     Amount      Shares     Amount
                 ---------- ----------  ---------  ----------  ---------   ----------  ---------  ----------  ---------  ---------
 Acquisition of
  assets -
  Minnesota
  Digital                 -          -          -           -          -            -          -           -          -          -
  Universe, Inc.
 Acquisition of
  assets -
  Rainbow
  Satellite               -          -          -           -          -            -          -           -          -          -
  Group, LLC.
 Acquisition of
  assets - 21st
  Century                 -          -          -           -          -            -          -           -          -          -
  Satellite
  Communications
 Property and
  equipment               -          -          -           -          -            -          -           -          -          -
 Conversion of
  notes payable           -          -          -           -
 Conversion of
  accrued
  interest                -                     -           -          -            -          -           -          -          -
                                                                                                                (77,650)  (438,964)
 Conversion of
  preferred
  stock                   -          -          -                      -            -          -           -
                                                                                                                      -          -
 Conversion of
  dividends
  payable                 -          -          -           -          -            -          -           -
 In lieu of
  cash
  for services            -          -          -           -          -            -          -           -          -          -
 In lieu of
  cash
  for other
  current
  assets                  -          -          -           -          -            -          -           -          -          -
 Stock
  repurchase              -          -          -           -          -            -          -           -          -          -
 Conversion of
  preferred
  stock
  into note               -          -          -           -          -            -          -           -          -          -
  payable
 Intrinsic
  value
  of
  convertible
  feature
 Discount on
  preferred
  stock
  related to              -          -          -           -          -            -          -           -          -          -
  warrants
  issued
 Stock
  subscriptions
  receivable:             -          -          -           -          -            -          -           -          -          -
  Cash payments           -          -          -           -          -            -          -           -          -          -

  Interest
   collected              -          -          -           -          -            -          -           -          -          -
 Warrants issued
  for debt
  modification            -          -          -           -          -            -          -           -          -          -
 Deferred
  compensation
  expense
  related to              -          -          -           -          -            -          -           -          -          -
  stock options
  issued below
  fair market
  value
 Deferred
  compensation
  expense                 -          -          -           -          -            -          -           -          -          -
 Restricted
  stock:                                                                                                   -          -
 Forfeited                -          -          -           -          -            -          -           -          -          -
 Amortization
  expense                 -          -          -           -          -            -          -           -          -          -
 Preferred
  stock
  dividends               -          -          -           -          -            -          -           -          -          -
 Net loss                 -          -          -           -          -            -          -           -          -          -
                 ---------- ----------  ---------  ----------  ---------   ----------  ---------  ----------  ---------  ---------
BALANCES,
  December 31,
   2004              27,931 $  419,752      8,700  $   62,000    125,400   $1,611,105  $       0  $        0  $       0  $       0
                 ========== ==========  =========  ==========  =========   ==========  =========  ==========  =========  =========

See accompanying notes to consolidated financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS'STOCKHOLDERS' EQUITY
                  Years Ended December 31, 2004, 2003, and 2002

                                                               Cumulative Convertible Preferred Stock
                                                --------------------------------------------------------------------
                                                      10% Class F            8% Class G             6% Class H
                                                ---------------------  ---------------------  ----------------------
                                                  Shares     Amount      Shares     Amount      Shares      Amount
                                                ---------- ----------  ---------  ----------  ---------   ----------
BALANCES, December 31, 2001                              - $        -          -  $        -          -   $        -
 Stock issued:
   Cash                                                  -          -          -           -          -            -
   Reduction of stock subscriptions receivable
      for fees related to equity transactions            -          -          -           -          -            -
   Acquisition of assets                                                       -           -          -            -
   Guarantee of debt financing                           -          -          -           -          -            -
   Services rendered                                     -          -          -           -          -            -
   Conversion of accounts payable                        -          -          -           -          -            -
   Conversion of notes payable and accrued
   interest                                              -          -          -           -          -            -
   Conversion of accrued interest                        -          -          -           -          -            -
   Conversion of preferred stock                         -          -
Redemption of preferred stock                                                  -           -
Discount on preferred stock related to
warrants issued                                          -                     -           -          -
     Interest receivable on stock subscription           -          -          -           -          -            -
Warrants issued:
   Preferred stock                                       -          -          -           -          -            -
   Common stock                                          -          -          -           -          -            -
    Debt                                                 -          -          -           -          -            -
 Deferred compensation expense related to
  stock options issued below fair market value           -          -          -           -          -            -
 Deferred compensation expense                           -          -          -           -          -            -
 Restricted stock:
    Issued and outstanding                               -          -          -           -          -            -
    Forfeited                                            -          -          -           -          -            -
    Amortization expense                                 -          -          -           -          -            -
 Embedded value with Pyramid Trading warrants            -          -          -           -          -            -
 Preferred stock dividends                               -          -          -           -          -            -
 Net loss                                                -          -          -           -          -            -
                                                ---------- ----------  ---------  ----------  ---------   ----------
BALANCES, December 31, 2002                              0          0          0           0          0            0
 Stock issued:
    Cash                                                                                              -            -
    Exercise of warrants                                 -          -          -           -          -            -

See accompanying notes to consolidated financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)

   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'STOCKHOLDERS' EQUITY - (CONTINUED)
                  Years Ended December 31, 2004, 2003, and 2002

                                                               Cumulative Convertible Preferred Stock
                                                --------------------------------------------------------------------
                                                      10% Class F            8% Class G             6% Class H
                                                ---------------------  ---------------------  ----------------------
                                                  Shares     Amount      Shares     Amount      Shares      Amount
                                                ---------- ----------  ---------  ----------  ---------   ----------
    Cashless exercise of warrants                        -          -          -           -          -            -
    Exercise of stock options                            -          -          -           -          -            -
    Reduction of stock subscriptions
       receivable for fees related to equity
       transactions                                      -          -          -           -          -            -
    Acquisition of assets                                -          -          -           -          -            -
    Conversion of accounts payable                                                                    -
                                                         -          -          -           -                       -
    Conversion of notes payable                          -          -          -           -          -            -
    Conversion of accrued interest                       -          -          -           -          -            -
    Conversion of preferred stock                        -          -          -           -
    Conversion of dividends payable                      -          -          -           -          -            -
 Redemption of preferred stock                           -          -          -           -
 Intrinsic value of convertible feature                  -                     -           -          -
 Discount on preferred stock related to
    warrants issued                                      -          -          -                      -            -
 Stock subscriptions receivable:
    Cash payments                                        -          -          -           -          -            -
    Increase reserve                                     -          -          -           -          -            -
    Interest collected                                   -          -          -           -          -            -
 Warrants issued:
    Preferred stock                                      -          -          -           -          -            -
    Common stock                                         -          -          -           -          -            -
    Debt                                                 -          -          -           -          -            -
    Services rendered                                    -          -          -           -          -            -
 Deferred compensation expense related to
    stock options issued below fair market
    value                                                -          -          -           -          -            -
 Deferred compensation expense                           -          -          -           -          -            -
 Restricted stock:
    Forfeited                                            -          -          -           -          -            -
    Amortization expense                                 -          -          -           -          -            -
 Embedded value with Laurus warrants                     -          -          -           -          -            -
 Preferred stock dividends                               -          -          -           -          -            -
 Net loss                                                -          -          -           -          -            -
                                                ---------- ----------  ---------  ----------  ---------   ----------
BALANCES, December 31, 2003                              0          0          0           0          0            0
 Stock issued:
    Cash                                                 -          -     40,245     353,382       11.5      984,173
    Exercise of warrants                                 -          -          -           -          -            -
    Cashless exercise of warrants                        -          -          -           -          -            -
    Reduction of stock subscriptions
       receivable for fees related to equity
       transactions                                      -          -          -           -          -            -
    Acquisition of assets - remaining 50%
       ownership                                         -          -          -           -          -            -
    Acquisition of assets - URON, Inc.                   -          -          -           -          -            -
    Acquisition of assets - Satellite
       Broadcasting Corporation and affiliates           -          -          -           -          -            -
    Acquisition of assets - Minnesota Digital
       Universe, Inc.                                    -          -          -           -          -            -

See accompanying notes to consolidated financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)

   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'STOCKHOLDERS' EQUITY - (CONTINUED)
                  Years Ended December 31, 2004, 2003, and 2002

                                                               Cumulative Convertible Preferred Stock
                                                --------------------------------------------------------------------
                                                      10% Class F            8% Class G             6% Class H
                                                ---------------------  ---------------------  ----------------------
                                                  Shares     Amount      Shares     Amount      Shares      Amount
                                                ---------- ----------  ---------  ----------  ---------   ----------
    Acquisition of assets - Rainbow Satellite
       Group, LLC.                                 200,000   2,000,000         -           -          -            -
    Acquisition of assets  - 21st Century
       Satellite Communications                          -          -          -           -          -            -
    Property and equipment
                                                         -          -          -           -          -            -
    Conversion of notes payable                          -          -      5,000      50,000          -            -
    Conversion of accrued interest                       -          -          -           -          -            -
    Conversion of preferred stock                        -          -          -           -          -            -
    Conversion of dividends payable                      -          -          -           -          -            -
    In lieu of cash for services                         -          -          -           -          -            -
    In lieu of cash for other current assets             -          -          -           -          -            -
 Stock repurchase                                        -          -          -           -          -            -
 Conversion of preferred stock into note
 payable                                          (50,000)   (500,000)         -           -          -     (500,000)
 Intrinsic value of convertible feature                  -          -          -     (54,182)         -            -
 Discount on preferred stock related to
    warrants issued                                      -          -          -    (169,303)         -     (984,173)
 Stock subscriptions receivable:                         -          -          -           -          -            -
    Cash payments                                        -          -          -           -          -            -
    Interest collected                                   -          -          -           -          -            -
 Warrants issued for debt modification                   -          -          -           -          -            -
 Deferred compensation expense related to
    stock options issued below fair market
    value                                                -          -          -           -          -            -
 Deferred compensation expense                           -          -          -           -          -            -
 Restricted stock:                                       -          -          -           -          -            -
    Forfeited                                            -          -          -           -          -            -
    Amortization expense                                 -          -          -           -          -            -
 Preferred stock dividends                               -          -          -           -          -            -
 Net loss                                                -          -          -           -          -            -
                                                ---------- ----------  ---------  ----------  ---------   ----------
BALANCES, December 31, 2004                        150,000 $1,500,000    45,245   $  179,897       11.5   $        0
                                                ========== ==========  =========  ==========  =========   ==========

See accompanying notes to consolidated financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS'STOCKHOLDERS' EQUITY
                  Years Ended December 31, 2004, 2003, and 2002

                                            Common Stock          Stock       Options
                                       ---------------------- Subscriptions      and      Unamortized  Accumulated
                                         Shares     Amount      Receivable    Warrants   Compensation     Deficit      Total
                                       ---------- ----------- -------------  ----------- ------------  ------------  ----------
BALANCES, December 31, 2001            10,679,450 $ 3,443,104 $    (631,619) $24,957,912  $(1,209,143) $(25,115,067) $4,184,001
 Stock issued:
   Cash                                 1,548,120     274,414         7,850            -            -             -     382,264
   Reduction of stock subscriptions
      receivable for fees related to
      equity transactions                       -     (40,563)       40,563            -            -             -           -
   Acquisition of assets                        -           -             -      (18,590)           -             -           -
   Guarantee of debt financing             25,000      14,750             -            -            -             -      14,750
   Services rendered                       35,214      27,700             -            -            -             -      27,700
   Conversion of accounts payable           7,500       7,255             -            -            -             -       7,255
   Conversion of notes payable and
   accrued interest                       554,569     460,001             -            -            -             -     760,001
   Conversion of accrued interest         117,787     119,881             -            -            -             -     119,881
   Conversion of preferred stock          140,000     150,000             -            -            -             -           -
Redemption of preferred stock                   -           -             -            -            -             -     (84,000)
Discount on preferred stock related
to warrants issued                              -           -             -            -            -        (9,295)   (357,262)
     Interest receivable on stock
subscription receivable                         -           -       (49,989)           -            -             -     (49,989)
Warrants issued:                                -           -             -            -            -
   Preferred stock                              -           -             -      324,324            -             -     324,324
   Common stock                                 -           -             -      575,119            -             -     575,119
    Debt                                        -           -             -      879,382            -             -     879,382
 Deferred compensation expense
  related to stock options issued
  below fair market value                       -      53,745             -      (53,345)       4,307             -       4,707

See accompanying notes to consolidated financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)

   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'STOCKHOLDERS' EQUITY - (CONTINUED)
                  Years Ended December 31, 2004, 2003, and 2002

                                            Common Stock          Stock       Options
                                       ---------------------- Subscriptions      and      Unamortized  Accumulated
                                         Shares     Amount      Receivable    Warrants   Compensation     Deficit      Total
                                       ---------- ----------- -------------  ----------- ------------  ------------  ----------
 Deferred compensation expense                  -           -             -            -       78,292             -      78,292
 Restricted stock:
    Issued and outstanding                 22,434      21,255             -            -      (21,255)            -           -
    Forfeited                             (19,597)    (65,710)            -            -       65,710             -           -
    Amortization expense                        -           -             -            -      400,000             -     400,000
 Embedded value with Pyramid Trading
 warrants                                       -           -             -      (32,503)           -             -     (32,503)
 Preferred stock dividends                      -           -             -            -            -      (153,578)   (153,578)
 Net loss                                       -           -             -            -            -    (4,438,059)  4,438,059)
                                       ---------- ----------- -------------  ----------- ------------  ------------  ----------
BALANCES, December 31, 2002            13,110,477   4,465,832      (633,195)  26,632,299     (682,089)  (29,715,999)  2,642,285
 Stock issued:
    Cash
                                        4,477,279   1,947,197             -            -            -             -   1,973,197
    Exercise of warrants
                                          258,790     262,030             -            -            -             -     262,030
    Cashless exercise of warrants
                                          141,529           -             -            -            -             -           -
    Exercise of stock options
                                            3,000       3,750             -            -            -             -       3,750
    Reduction of stock subscriptions
       receivable for fees related
       to equity transactions                   -     (36,977)       36,977            -            -             -           -
    Acquisition of assets
                                                -           -             -            -            -             -      76,500
    Conversion of accounts payable
                                           85,000     120,690             -            -            -             -     192,690
    Conversion of notes payable
                                          654,202     762,000             -            -            -             -     762,000
    Conversion of accrued interest
                                           63,539      66,172             -            -            -             -      66,172
    Conversion of preferred stock
                                           66,666      40,000             -            -            -             -           -
    Conversion of dividends payable
                                          187,164     113,209             -            -            -             -     113,209
    Conversion of preferred stock
    into notes payable                          -           -             -            -            -             -           -
 Redemption of preferred stock
                                                -           -             -            -            -             -     (93,100)
 Intrinsic value of convertible
 feature                                        -           -             -            -            -          (500)    (27,202)
 Discount on preferred stock related
    to warrants issued                          -           -             -            -            -             -     (58,314)
 Stock subscriptions receivable:
    Cash payments                               -           -       105,806            -            -             -     105,806

See accompanying notes to consolidated financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)

   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'STOCKHOLDERS' EQUITY - (CONTINUED)
                  Years Ended December 31, 2004, 2003, and 2002

                                            Common Stock          Stock       Options
                                       ---------------------- Subscriptions      and      Unamortized  Accumulated
                                         Shares     Amount      Receivable    Warrants   Compensation     Deficit      Total
                                       ---------- ----------- -------------  ----------- ------------  ------------  ----------
    Increase reserve
                                                -           -        71,000            -            -             -      71,000
    Interest collected
                                                -           -         1,327            -            -             -       1,327
 Warrants issued:
    Preferred stock                             -           -             -       58,314            -             -      58,314
    Common stock                                -           -             -    2,050,507            -             -   2,050,507
    Debt                                        -           -             -      883,711            -             -     883,711
    Services rendered                           -           -             -      321,920            -             -     321,920
 Deferred compensation expense
    related to stock options issued
    below fair market value                     -           -             -            -          367             -         367
 Deferred compensation expense                  -           -             -            -       47,114             -      47,114
 Restricted stock:
    Forfeited                             (10,841)    (17,398)            -            -       17,398             -           -
    Amortization expense                        -           -             -            -      400,000             -     400,000
 Embedded value with Laurus warrants            -           -             -      568,121            -             -     568,121
 Preferred stock dividends                      -           -             -            -            -      (248,689)   (248,689)
 Net loss                                       -           -             -            -            -    (4,365,004) (4,365,004)
                                       ---------- ----------- -------------  ----------- ------------  ------------  ----------
BALANCES, December 31, 2003            19,036,805   7,726,505      (418,085)  30,514,872     (217,210)  (34,330,192)  5,807,711
 Stock issued:
    Cash
                                        2,001,832   2,059,093             -      791,483            -             -   4,188,131
    Exercise of warrants                  273,403     390,279             -            -            -             -     390,279
    Cashless exercise of warrants         133,742           -             -            -            -             -           -
    Reduction of stock subscriptions
       receivable for fees related
       to equity transactions                   -     (17,320)       17,320            -            -             -           -
    Acquisition of assets -
       remaining 50% ownership of
       MBUSA                               30,000      39,000             -            -            -             -      39,000
    Acquisition of assets - URON,
       Inc.                               180,000     235,800             -            -            -             -     235,800
    Acquisition of assets -
       Satellite Broadcasting
       Corporation and affiliates         135,076     270,152             -            -            -             -     270,152
    Acquisition of assets -
       Minnesota Digital Universe,
       Inc.                             2,300,000   3,960,000             -            -            -             -   3,960,000
    Acquisition of assets - Rainbow
       Satellite Group, LLC.                    -           -             -            -            -             -   2,000,000
    Acquisition of assets  - 21st
       Century Satellite
       Communications                     230,333     364,584             -            -            -             -     364,584
    Property and equipment                 11,800      15,530             -            -            -             -      15,530
    Conversion of notes payable           407,051     580,909             -            -            -             -     630,909
    Conversion of accrued interest         47,393      56,687             -            -            -             -      56,687
    Conversion of preferred stock
                                          621,200     776,500             -            -            -       (337,536)         -
    Conversion of dividends payable
                                          156,110     124,618             -            -            -             -     124,618
    In lieu of cash for services          213,464     329,581             -            -            -             -     329,581

See accompanying notes to consolidated financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)

   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'STOCKHOLDERS' EQUITY - (CONTINUED)
                  Years Ended December 31, 2004, 2003, and 2002

                                            Common Stock          Stock       Options
                                       ---------------------- Subscriptions      and      Unamortized  Accumulated
                                         Shares     Amount      Receivable    Warrants   Compensation     Deficit      Total
                                       ---------- ----------- -------------  ----------- ------------  ------------  ----------
    In lieu of cash for other
    current assets                         36,000      42,120             -            -            -             -      42,120
    Conversion of preferred stock
    into notes  payable                         -           -             -            -            -             -           -
 Stock repurchase
                                          (27,500)    (62,975)            -            -            -             -     (62,975)
 Intrinsic value of convertible
 feature                                        -           -             -      457,500            -        54,182     457,500
 Discount on preferred stock related
    to warrants issued                          -           -             -    1,153,476            -             -    (500,000)
 Stock subscriptions receivable:
                                                -           -             -            -            -             -           -
    Cash payments                               -           -         6,731            -            -             -       6,731
    Interest collected                          -           -         2,770            -            -             -       2,770
 Warrants issued for debt
 modification                                   -           -             -       68,652            -             -      68,652
 Deferred compensation expense
    related to stock options issued
    below fair market value                     -           -             -            -          115             -         115
 Deferred compensation expense                  -           -             -            -       12,599             -      12,599
 Restricted stock:                              -           -             -            -            -             -           -
    Forfeited                              (2,219)     (2,772)            -            -        2,772             -           -
    Amortization expense
                                                -           -             -            -      200,000             -     200,000
 Preferred stock dividends                      -           -             -            -            -      (307,101)   (307,101)
 Net loss                                       -           -             -            -            -    (9,783,962) (9,783,962)
                                       ---------- ----------- -------------  ----------- ------------  ------------  ----------
BALANCES, December 31, 2004            25,784,490 $16,888,291 $    (391,264) $32,985,983 $     (1,724) $(44,704,609) $8,549,431
                                       ========== =========== =============  =========== ============  ============  ==========

See accompanying notes to consolidated financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   (FKA: VICOM, INCORPORATED AND SUBSIDIARIES)
See accompanying notes to consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 2004, 2003, and 2002

                                                                    2004            2003            2002
                                                                 ------------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                     $ (9,783,962)   $(4,365,004)   $(4,438,059)
    Adjustments to reconcile net loss to cash flows from
      operating activities:
        Depreciation                                                1,305,431        948,796        981,985
        Amortization                                                2,304,626         47,583        133,472
        Amortization of deferred compensation                         212,714        447,481        482,999
        Impairment of goodwill                                      2,748,879             --             --
        Amortization of original issue discount                       718,166        405,248      1,103,314
        Write off of notes receivable and investment                       --         19,069         60,000
        Reserve for stock subscriptions and interest receivable            --         71,000             --
        Impairment reserve on property and equipment                       --             --        119,480
        Common stock issued for services                              329,581             --         27,700
        Loss on sale of property and equipment                         26,217         79,394         31,412
        Interest receivable on stock subscription receivable               --          1,327        (49,989)
        Warrants issued for( services                                      --        321,920             --
        Warrants issued with debt conversion                               --             --        183,903
        Minority interest in subsidiary                                    --        (33,366)            --
        Changes in operating assets and liabilities:                       --             --             --
           Accounts receivable, net                                (1,158,198)       289,890        576,509
           Inventories, net                                         1,105,372       (509,762)       182,783
           Other current assets                                        (7,664)        70,264       (205,483)
           Other assets                                               (13,675)      (143,101)        43,210
           Wholesale line of credit                                   (50,113)      (314,069)       (34,424)
           Accounts payable and accrued liabilities                  (229,855)       122,403         38,344
           Deferred service obligations and revenue                   198,361        (39,321)      (106,877)
                    Customer deposits                                   4,475             --             --
                                                                 ------------    -----------    -----------
               Net Cash Flows from Operating Activities            (2,289,645)    (2,580,248)      (869,721)
                                                                 ------------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale of property and equipment                        2,712         15,492      1,239,313
    Purchases of property and equipment                              (748,704)      (526,936)    (1,275,434)
    Purchase of SBC                                                  (221,624)            --             --
    Purchase of MDU                                                (1,009,730)            --             --
    Purchase of Rainbow                                            (1,000,000)            --             --
    Purchase of 21st Century                                         (250,000)            --             --
    Payments for investment in joint venture                               --        (64,878)            --
    Purchase of certificate of deposit                               (400,000)      (250,000)            --
                                                                 ------------    -----------    -----------
        Net Cash Flows from Investing Activities                   (3,627,346)      (826,322)       (36,121)
                                                                 ------------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Increase in checks issued in excess of cash in bank                83,558        147,398             --
    Proceeds from long-term debt and warrants issued with
      long-term debt                                                2,471,688      1,659,726      1,172,064
    Net payments on short-term debt                                (2,688,900)            --             --
    Proceeds from note payable - stockholder                               --        124,000             --
    Payments received on stock subscriptions receivable                 9,501        105,806          6,786
    Payments on long-term debt                                       (345,578)      (200,768)      (131,605)
    Payments on note payable - stockholder                            (29,590)        (9,609)            --
    Payments on capital lease obligations                             (74,902)       (75,301)      (937,828)
    Proceeds from issuance of stock and warrants                    4,188,131      4,023,704        949,533
    Payments for debt issuance costs                                 (198,337)            --             --
    Redemption of preferred stock                                          --        (93,100)       (84,000)
    Preferred dividends                                               (45,291)      (135,481)      (153,578)
    Redemption of common stock                                        (62,975)            --             --
    Exercise of stock options                                              --          3,750             --
    Exercise of warrants                                              390,279        262,030             --
                                                                 ------------    -----------    -----------
          Net Cash Flows from Financing Activities                  3,697,584      5,812,155        821,372
                                                                 ------------    -----------    -----------
            NET CHANGE IN CASH AND CASH EQUIVALENTS                (2,219,407)     2,405,585        (84,470)

     CASH AND CASH EQUIVALENTS - Beginning of Year                  2,945,960        540,375        624,845
                                                                 ------------    -----------    -----------
     CASH AND CASH EQUIVALENTS - END OF YEAR                     $    726,553    $ 2,945,960    $   540,375
                                                                 ============    ===========    ===========

See accompanying notes to consolidated financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                               Nature of Business

Multiband Corporation and subsidiaries, formerly known as Vicom, Incorporated and subsidiaries, (the Company) was incorporated in Minnesota in September 1975. The Company provides voice, data and video services to multi-dwelling unit customers. The Company's products and services are sold to customers located throughout the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern that contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the years ended December 31, 2004, 2003, and 2002, the Company incurred net losses of $ 9,783,962, $4,365,004 and $4,438,059, respectively. At December 31,
2004, the Company had an accumulated deficit of $44,704,609. The Company's ability to continue as a going concern is dependent on it ultimately achieving profitability and/or raising additional capital. On February 3, 2005, the Company completed a $10 million private placement of the Company's Series I Convertible Preferred Stock. Management intends to obtain additional debt or equity capital to meet all of its existing cash obligations and fund commitments on planned Multiband projects; however, there can be no assurance that the sources will be available or available on terms favorable to the Company. Management anticipates that the impact of the actions listed below will generate sufficient cash flows to pay current liabilities, long-term debt and capital lease obligations and fund the Company's future operations:

1. Continued reduction of operating expenses by controlling payroll, professional fees and other general and administrative expenses.

2. Solicit additional equity investment in the Company by either issuing preferred or common stock. The Company, in February 2005 issued $10,000,000 worth of Class I Preferred Stock to a group of accredited investors.

3. Continue to market Multiband services and acquire additional multi-dwelling unit customers.

4. Control capital expenditures by contracting Multiband services and equipment through a landlord-owned equipment program.

5. Establish market for wireless internet services.

6. Discontinuation of Multiband business services segment which was unprofitable in 2004. This segment was sold effective April 1, 2005.

                           Principles of Consolidation

The consolidated financial statements include the accounts of Multiband Corporation (MB) and its wholly owned subsidiaries, Corporate Technologies, USA, Inc. (CTU), URON, Inc., Minnesota Digital, Inc. (MDU), Rainbow Satellite Group, LLC (Rainbow) and Multiband, Inc. (Multiband) which provides voice, data and video services to residential multi-dwelling units. In February 2003, the Company formed a 50% owned subsidiary, Multiband USA, Inc. (MB USA) with Pace Electronics, Inc. (PACE) a video wholesaler, and provides the same services as Multiband). On January 1, 2004, the Company purchased the 50% PACE interest in Multiband USA. All significant intercompany transactions and balances have been eliminated in consolidation.

On January 1, 2004, the Company merged Multiband into CTU.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

                             Discontinued Operations

During the first quarter of 2005, the Company sold certain assets and transferred certain liabilities related to its Multiband Business Services (a/k/a CTU). The Company began discussions and efforts to sell these assets in the fourth quarter of 2004. These assets met the requirements of Statement of Financial Accounting Standards No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" as being held for sale. Operations and cash flows will be eliminated as a result of the sale and the Company will not have any significant involvement in the operations after the sale. In accordance with appropriate accounting rules, the Company has reclassified the previously reported financial results to exclude the results of the Multiband Business Services (CTU) and these results are presented on a historical basis as a separate line in the consolidated statement of operations and the consolidated balance sheets entitled "Discontinued Operations". All of the financial information in the consolidated financial statements and notes to the consolidated financial statements has been revised to reflect only the results of continuing operations (see Note 16). Based on the discussions and efforts to sell these assets, the Company determined, based on the final purchase price which was arrived at in the first quarter of 2005, it was required to take an impairment charge to the goodwill of the Multiband Business Services division. As a result, an impairment charge related to goodwill of $2,221,000 was recorded in the fourth quarter of 2004.

                          Revenues and Cost Recognition

The Company recognizes revenue in accordance with the Securities Exchange Commission's Staff Accounting Bulletin No. 104 (SAB 104) "Revenue Recognition", which requires that four basic criteria be met before revenue can be recognized:
(i) persuasive evidence of a customer arrangement exists; (ii) the price is fixed or determinable; (iii) collectibility is reasonable assured; and (iv) product delivery has occurred or services have been rendered. The Company recognizes revenue (included in discontinued operations) as products are shipped based on FOB shipping point terms when title passes to customers.

The Company earns revenues from six sources: 1) Video and computer technology products which are sold but not installed, 2) Voice, video and data communication products which are sold and installed, 3) Service revenues related to communication products which are sold and both installed and not installed 4) Multiband user charges to multiple dwelling units 5) Voice, data, and video revenue directly generated by the Company as a principal to subscribers, and 6) DirecTV master system operator revenue earned primarily through the activation of and residual fees on video programming services.

Revenues from video and computer technology products, which are sold but not installed, are recognized when delivered and the customer has accepted the terms and has the ability to fulfill the terms. Product returns and customer discounts are netted against revenues. This revenue has been included with discontinued operations.

Customer's contract for both the purchase and installation of voice and data networking technology products and certain video technologies products on one sales agreement, as installation of the product is essential to the functionality of the product. Revenue is recognized when the products are delivered and installed and the customer has accepted the terms and has the ability to fulfill the terms. This revenue has been revenues related to

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

technology products including consulting, training and support are recognized when the services are provided. Service revenues accounted for less than 10% of total revenues for the years ended December 31, 2004, 2003 and 2002. The Company, if the customer elects, enters into equipment maintenance agreements for products sold once the original manufacturer's warranty has expired. Revenues from all equipment maintenance agreements are recognized on a straight-line basis over the terms of each contract. Costs for services are expensed as incurred. This revenue has been included with discontinued operations.

Revenue generated from activation on video programming services is earned in the month of activation. According to the Company's agreement with DirecTV, in the event that a customer cancels within the first 12 months of service, DirecTV has the right to chargeback the Company for a portion of the activation fees received. In accordance with Securities Exchange Commission SAB 104, the Company has estimated the potential charge back of commissions received on activation fees during the past 12 months based on historical percentages of customer cancellations and has included that amount as a reduction of revenue. Residual income is earned as services are provided by DirecTV through its system operators. As a master system operator for DirecTV, the Company earns a fixed percentage based on net cash received by DirecTV for recurring monthly services and a variable amount depending on the number of activations in a given month. The Company's master system operator contract with DirecTV also permits the Company to earn revenues through its control of other system operators who are unable to provide DirecTV video programming services without the Company's performance.

The Company has determined that the accounting policies for income recognition described above were in accordance with the Financial Accounting Standards Board Emerging Issues Task Force ("EITF") Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent". EITF No. 99-19 employs multi-factor tests to determine whether amounts charged to customers in respect of certain expenses incurred should be included in revenues or netted against such expenses.

The Company reports the aforementioned voice, data and video programming revenues on a gross basis based on the following factors: the Company has the primary obligation in the arrangement with its customers; the Company controls the pricing of its services; the Company performs customer service for the agreements; the Company approves customers; and the Company assumes the risk of payment for services provided. The Company reports DirecTV revenue on a net basis.

Multiband, Rainbow, MDU and MB USA user charges are recognized as revenues in the period the related services are provided in accordance with SAB 104.

Warranty costs incurred on new product sales are substantially reimbursed by the equipment suppliers.

                            Cash and Cash Equivalents

The Company includes as cash equivalents, investments with original maturities of three months or less when purchased, which are readily convertible into known amounts of cash. The Company deposits its cash in high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

                             Certificate of Deposit

The Company has a certificate of deposit which matures in December 2005.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

                               Accounts Receivable

The Company reviews customers' credit history before extending unsecured credit and establishes an allowance for uncollectible accounts based upon factors surrounding the credit risk of specific customers and other information. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. Invoices are due 30 days after presentation. Accounts receivable over 30 days are considered past due. The Company does not accrue interest on past due accounts receivable. Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and specific circumstances of the customer. Accounts receivable are shown net of an allowance for uncollectible accounts of $225,000 and $223,000 at December 31, 2004 and 2003, respectively. Accounts receivable over 90 days were $559,000 and $433,000 at December 31, 2004 and 2003, respectively.

                                   Inventories

Inventories, included as inventories and current assets of discontinued operations on the balance sheet, consisting principally of purchased telecommunication, networking and computer equipment and parts, are stated at the lower of cost or market. Cost is determined using an average cost method for telecommunication and networking equipment and the first-in, first-out (FIFO) method for computer equipment. Nonmonetary exchanges of inventory items with third parties are recorded at the net book value of the items exchanged with no gains or losses recognized.

                             Property and Equipment

Property, equipment and leasehold improvements are recorded at cost. Improvements are capitalized while repairs and maintenance costs are charged to operations when incurred. Property and equipment is depreciated or amortized using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the assets.

                               Debt Issuance Costs

Debt issuance costs are amortized over the life of the loan of approximately three years using the straight-line method, which approximates the interest method.

                      Goodwill and Other Intangible Assets

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", effective for acquisitions initiated on or after July 1, 2001, and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations. SFAS No. 142 indicates that goodwill (and intangible assets deemed to have indefinite lives) will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives. The Company adopted SFAS No. 142 effective January 1, 2002. The Company performed the required goodwill impairment test during the years ended December 31, 2004, 2003 and 2002.

As part of compliance with this standard, the Company obtained an independent appraisal to assess the fair value of its business units to determine whether goodwill carried on its books was impaired and the extent of such impairment, if any for the years ended December 31, 2004 and 2003. For the quarter ended

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

September 30, 2004 and for the year ended December 31, 2003, the independent appraisal used the discounted future returns method to measure the fair value of its business units. During the three months ended September 30, 2004, the Company completed its review of goodwill through an independent appraisal and determined it was partially impaired. The Company recorded impairment charges to goodwill of $527,879 related to the Corporate Technologies (CTU) acquisition during the quarter ended September 30, 2004. Under the discounted future returns method, future benefits over a period of time are estimated and then discounted back to present value. The independent appraiser used a discount factor of 15.8% and 16.8% for the years ended December 31, 2004 and 2003, respectively. Based upon the 2003 independent appraisal, the Company determined that its current goodwill balances were not impaired as of December 31, 2003. As of December 31, 2004, goodwill related to discontinued operations of $2,221,000 was entirely written off and was included in discontinued operations. Goodwill related to continuing operations was $812,366 as of December 31, 2004.

Components of intangible assets are as follows:

                                                    December 31, 2004           December 31, 2003
                                                -------------------------   -------------------------
                                                   Gross                       Gross
                                                  Carrying    Accumulated     Carrying    Accumulated
                                                   Amount     Amortization     Amount     Amortization
                                                -----------   -----------   -----------   -----------
Intangible assets subject to amortization
     Domain name                                $    83,750   $    55,833   $    83,750   $    39,083
     Access contracts                           $    60,000   $    33,333        60,000        13,334
     Debt issuance costs                        $   313,837   $    47,214       115,500         3,208
     Right of entry                             $17,226,759   $ 1,933,294            --            --
     Customer cable lists                       $   753,930   $   286,967       300,000            --
                                                -----------   -----------   -----------   -----------
         Total                                  $18,438,276   $ 2,356,641   $   559,250   $    55,625
                                                ===========   ===========   ===========   ===========
Intangible assets not subject to amortization
     Goodwill                                   $   812,366   $         0   $ 3,531,157   $   782,278
                                                ===========   ===========   ===========   ===========

Amortization of intangible assets was $2,301,016, $33,291 and $16,750 for the years ended December 31, 2004, 2003 and 2002, respectively. Estimated amortization expense of intangible assets for the years ending December 31, 2005, 2006, 2007, 2008, 2009 and 2010 is $3,297,005, $3,047,921, $2,974,281,
$2,908,666, $2,817,297 and $1,036,464, respectively. The weighted average remaining life of the intangibles is 5.5 years with right of entry average life of 6.0 years and customer cable lists of 2.6 years. The Company believes the goodwill recorded of $812,366 will be deductible for tax purposes.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

The Company amortizes a domain name acquired during the year ended December 31, 2001 over its estimated useful life of five years using the straight-line method. The Company amortizes access contracts and customer cable lists, on an average, over their useful estimated lives ranging from two to five years. The Company is amortizing the right of entry contracts, on an average, over their estimated useful lives ranging from 36 to 73 months.

                                Advertising Costs

Advertising costs are charged to expense as incurred. Advertising costs were $176,592, $146,906, $104,788 for the years ended December 31, 2004, 2003 and
2002, respectively, and are included in selling, general and administrative expenses in the consolidated statements of operations.

                           Shipping and Handling Costs

In accordance with Emerging Issues Task Force (EITF) Issue 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company is including shipping and handling revenues in revenues and shipping and handling costs in cost of products and services.

                                  Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance to the extent that realization is not assured.

                            Stock-Based Compensation

In accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations, the Company uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of the quoted market price of the Company's common stock at the grant date over the amount the employee must pay for the stock. The Company's general policy is to grant stock options at fair value at the date of grant. Options and warrants issued to nonemployees are recorded at fair value, as required by SFAS No. 123 "Accounting for Stock-Based Compensation," (SFAS No. 123), using the Black Scholes pricing model. The Company has adopted the disclosure only provision of SFAS No. 148, "Accounting for Stock-Based Compensation."

Pursuant to APB No. 25 and related interpretations $212,714, $447,481, and $482,999 of compensation cost has been recognized in the accompanying consolidated statements of operations for the years ended December 31, 2004, 2003 and 2002, respectively. Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, the Company's loss attributable to common stockholders and basic and diluted loss per common share would have increased to the following pro forma amounts for the years ended December 31:

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

                                                                  2004           2003             2002
                                                              ------------    ------------    ------------
Loss attributable to common stockholders                      $(10,374,417)   $ (4,613,693)   $ (4,591,637)
Pro forma loss attributable to common shares                  $(10,984,354)   $ (5,363,381)   $ (4,915,649)

Basic and diluted loss attributable to common shareholders:
   As reported                                                $       (.45)   $      (0.29)   $      (0.39)
   Pro forma loss attributable to common shares               $       (.47)   $      (0.33)   $      (0.42)

Stock-based compensation:
   As reported                                                $    212,714    $    447,481    $    482,999
   Pro forma                                                  $    609,937    $    749,688    $    324,012

In determining the compensation cost of the options granted during fiscal 2004, 2003, and 2002, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model and the weighted average assumptions used in these calculations are summarized as follows:

                                                                  2004            2003            2002
                                                              ------------    ------------    ------------
Risk-free interest rate                                               3.31%           3.00%           4.40%
Expected life of options granted                                  10 years        10 years        10 years
Expected volatility range                                              184%            170%            170%
Expected dividend yield                                                  0%              0%              0%

                            Net Loss per Common Share

Basic net loss per common share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for the reporting period. Diluted net loss per common share is computed by dividing loss attributable to common stockholders by the sum of the weighted average number of common shares outstanding plus all additional common stock that would have been outstanding if potentially dilutive common shares related to common share equivalents (stock options, stock warrants, convertible preferred shares, and issued but not outstanding restricted stock) had been issued. All options, warrants, convertible preferred shares, and restricted stock outstanding during the years ended December 31, 2004, 2003 and 2002 were anti-dilutive.

                                Segment Reporting

A business segment is a distinguishable component of an enterprise that is engaged in providing an individual product or service or a group of related products or services and that is subject to risks and returns that are different from those of other business segments. Management believes that the Company has two operating segments, MCS, where the Company bills voice, data and video subscribers as a principal; and MDU where the Company as a master service operator for DirecTV receives net cash payments for managing video subscribers through its network of system operators. These video subscribers are billed by DirecTV.

                    Recently Issued Accounting Pronouncements

In November 2004, FASB issued SFAS No. 151 "Inventory Costs" which amends the guidance in ARB No. 43, Chapter 4 "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. SFAS No. 151 requires that those items be

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, SFAS No, 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date SFAS No. 151 was issued. SFAS No. 151 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 151 to have a material effect on its consolidated financial statements.

In December 2004, FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets" which amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions." APB No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date SFAS No. 153 was issued. SFAS No. 153 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 153 to have a material effect on its consolidated financial statements.

In December 2004, FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment", which focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." Beginning with the quarterly period that begins July 1, 2005, the Company will be required to expense the fair value of employee stock options and similar awards. As a public company, the Company is allowed to select from two alternative transition methods, each having different reporting implications. The impact of SFAS No. 123R for the year ending December 31, 2005 is estimated to range from approximately $150,000 and $200,000 based on the value of the options outstanding as of December 31, 2004 that will vest during the third and fourth quarters of 2005. This estimate does not include any expenses for options that may be granted and vested during 2005.

In December 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46 (Revised December 2003), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (FIN 46R). This standard replaces FIN 46, Consolidation of Variable Interest Entities" that was issued in January 2003. FIN 46R modifies or clarifies various provisions of FIN 46. FIN 46R addresses the consolidation of business enterprises of variable interest entities (VIEs), as defined by FIN 46R. FIN 46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interest in structures commonly referred to as special purpose entities for periods ending after December 15, 2003. Application by the Company for all other types of VIEs is required in financial statements for periods ending no later than the quarter ended January 31, 2005. The adoption of FIN 46R did not have a material effect on the Company's consolidated financial statements.

                          Management's Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant management estimates relate to the allowances for doubtful accounts, inventory obsolescence, and stock subscriptions and interest receivable, property and equipment estimated useful lives, goodwill carrying value and the valuation of deferred income tax assets.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

                              Financial Instruments

The carrying amounts for all financial instruments approximate fair value. The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and short-term debt approximate fair value because of the short maturity of these instruments. The fair value of capital lease obligations, note payable-stockholder and long-term debt approximates the carrying amounts based upon the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

                                Reclassifications

Certain accounts in the prior years' consolidated financial statements have been reclassified for comparative purposes to conform with the presentation in the current year consolidated financial statements. These reclassifications had no effect on net loss or stockholders' equity.

NOTE 2 - BUSINESS ACQUISITIONS

During February 2003, the Company incorporated a new subsidiary, MB USA. This subsidiary was formed as a 50% owned joint venture agreement with PACE (Note 1). The reason for the joint venture with PACE is to continue to expand the Company's services related to multi-users of voice, data and video services. The remaining 50% ownership was purchased January 1, 2004.

On April 25, 2003, the Company, through MB USA, purchased certain video equipment assets, related rights to video subscribers and rights of access agreements from Suncoast Automation, Inc. (Suncoast). The purchase price was allocated to the acquired assets and assumed certain liabilities based on the estimated fair values as of the acquisition date. The purchase price was allocated to assets and liabilities acquired as follows:

Property and equipment                                 $    504,224
Access contracts                                             60,000
Capital lease obligations                                   (54,224)
                                                       ------------
   Net purchase price                                  $    510,000
                                                       ============

The net purchase price of $510,000 consisted entirely of cash paid. The consolidated results of operations on an unaudited pro forma basis are not presented separately as the results do not differ significantly from historical amounts presented herein.

On December 31, 2003, the Company purchased certain customer lists from Florida Cable, Inc. (Florida Cable) for $300,000 which was paid to Florida Cable on January 2, 2004. In addition, the Company agreed to lease from Florida Cable equipment used in the operation of the cable television systems for six months for $1.00. After the six month lease period has expired, the Company has agreed to purchase the equipment for $165,000. If the Company fails to pay the $165,000 in full, all rights and title of the customer lists mentioned above will revert back to Florida Cable. At December 31, 2003, the Company has recorded the $165,000 liability associated with the contingent purchase of equipment.

On January 1, 2004, the Company entered into a stock purchase agreement with URON, Inc. (URON) to purchase all of the outstanding capital stock of URON for a total purchase price of 350,000 shares of the Company's common stock to be issued in installments as follows: a) 180,000 shares issued at closing, b) 170,000 shares held in escrow. The common shares were valued at fair market value on the date of agreement which was $1.31 per share for a purchase price of $458,500. The terms of the escrow are as follows: 50,000 shares to be released upon URON providing the Company with documentation satisfactory to the Company

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

of a release from a certain vendor or any related entity of all liabilities incurred to a certain vendor by URON; 120,000 shares to be released in 40,000 share increments upon the Company's receipt of distributable gross profits, generated by certain customers, in increments of $75,000 cash. The escrow shall be terminated 24 months after the date of the agreement and any shares not released will be rescinded to the Company. The Company must register all shares issued within one year from the date of issuance. The reason for the purchase of URON is to continue to expand the Company's services related to voice, data, and video services. The purchase price of $458,500 was allocated to customer list of $453,930 and property and equipment of $4,570. The customer list will be amortized over its estimated useful lives of two years and the property and equipment for fifteen months. At December 31, 2004, the Company was not obligated to issue any of the contingent shares of common stock.

In April 2004, the Company purchased certain assets consisting of data and video subscribers and systems from Satellite Broadcasting Corporation and affiliates
(SBC). The total purchase price for said assets was approximately $679,200.

On April 2, 2004, Multiband Corporation and subsidiaries (the Company), (fka Vicom, Incorporated and subsidiaries), completed its acquisition of Minnesota Digital Universe, Inc. (MDU) for approximately 7.7 million dollars, half of which was paid for in Multiband Corporation common stock, valued at $1.75 per share, ($3,850,000), $1.1 million paid in cash and the balance in promissory notes due by January 2005. Included in the purchase price is $700,000 related to a finder's fee. In December 2004, the notes with an outstanding balance of $990,000 were extended through May 2005; with $200,000 of the outstanding note balance being extended to July 2006. These notes are unsecured and bear no interest. The stock value was a negotiated price between the Seller and the Buyer. The consideration paid was based on the Company's analysis of likely future net income to be generated over a six year period by the acquired company. The cash was provided by funds the Company had previously raised in a private placement. The assets were acquired from Pace Electronics. Prior to the transaction, there was no material relationship between the owners of MDU and the Company other than the fact that Pace Electronics previously owned a 50% interest in a company subsidiary, Multiband USA, Inc., which Multiband bought out the remaining 50% of ownership from Pace Electronics in January 2004 for 30,000 shares of the Company's common stock valued at $39,000.

With the MDU acquisition, the Company became a nationwide agent for DirecTV. MDU services nearly 40,000 video subscribers through a network of private cable operators located throughout the United States. The purchase also permits the Company to receive ongoing residual payments from DirecTV, during the term of the master system operator agreement with DirecTV, which initially had approximately 25 months remaining at the time of purchase.

On July 9, 2004, Multiband (the Company) completed its acquisition, which had an acquisition date of June 1, 2004, of the outstanding membership interests of Rainbow Satellite Group, LLC (Rainbow), a provider of Satellite television services to multi dwelling units, for approximately 7.5 million dollars, two million of which was paid for in Multiband Preferred Stock, valued at $2.00 per share on a conversion formula to Multiband common stock, one million dollars of which was paid for in cash and the balance in promissory notes due by January 2005. In December 2004 these notes were extended to May 1, 2005. Included in the purchase price is $321,850 related to a finders fee. These notes are collateralized by Rainbow assets and bear interest at the prime rate (5.25% at December 31, 2004.) In connection with the debt extension, the Company issued 75,000 two year warrants with an exercise price of $1.35 valued at $68,652 using the Black Scholes pricing model. The stock value was a negotiated price between the Buyer and Seller. In the event Multiband defaults in the payment of said promissory notes, the former owners of Rainbow have certain rights to repurchase the aforementioned membership interests for 20% less than any sums Multiband has paid prior to the date of the default. The consideration paid was based on the Company's analysis of likely future net incomes to be generated over a six year period by the acquired Company. The cash was provided by funds Multiband had

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

previously raised in a private placement. The aforementioned purchase price is subject to adjustment pursuant to the parties agreement if the number of Rainbow subscribers increases or decreases as of an adjustment date. The assets were acquired from the members/owners of Rainbow. Prior to the transaction, there was no material relationship between the owners of sellers and the Company. With this acquisition, the Company acquired over 16,000 video subscribers which are primarily located in California, Colorado, Texas, Florida, Illinois and New York.

On August 9, 2004, Multiband Corporation (the Company) completed its acquisition of certain assets of 21st Century Satellite Communications, Inc. (21st Century) for $1,080,754, $333,333 of which was paid for in Company stock, valued at $1.60 per share, $250,000 of which was paid for in cash and the balance in equipment lease payments due by August 2007. The stock value was a negotiated price between the Buyer and Seller. Included in the purchase price is $86,750 related to a finders fee. The consideration paid was based on the Company's analysis of the value of the acquired video equipment and related video subscribers totaling approximately 5,000. The cash was provided by funds Multiband had previously raised in a private placement. In connection with the acquisition, the Company incurred a $125,000 finder's fee which was paid for in Company stock, valued at $1.42 for a total of $31,250, and the remaining $93,750 was paid by December 31, 2004.

With these acquisitions, the Company has substantially increased its subscriber base.

                                             MDU        RAINBOW    21ST CENTURY
                                          ----------   ----------   ----------
Allocation of Purchase Price:

Total Cash/Stock Consideration            $7,000,000   $7,219,999   $  987,000
     Add: Transaction Costs                  726,550      361,850       93,754
     Add:  Liabilities assumed             2,030,373      319,921
                                          ----------   ----------   ----------
Total Consideration                        9,756,923    7,901,770    1,080,754
     Less: Cash and accounts receivable       59,044           --           --
     Less: Tangible assets                        --      773,000      372,420
     Less: Goodwill                               --      800,000           --
                                          ----------   ----------   ----------
Intangible assets, net                    $9,697,879   $6,328,770   $  708,334
                                          ==========   ==========   ==========

Goodwill was recorded on the Rainbow transaction based on a six year future projection of cash flows which indicated that those future cash flows would not equal or exceed total consideration paid for all intangible Rainbow assets. The goodwill is anticipated to be deductible for tax purposes.

The following unaudited pro forma condensed results of operations for the years ended December 31, 2004 and 2003 give effect to the acquisition of URON, MDU, Rainbow, and 21st Century as if such transactions had occurred on January 1, 2003.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

The unaudited pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred at such date or to project the Company's results of future operations.

                                                              2004                            2003
                                                  ----------------------------    ----------------------------
                                                  CONSOLIDATED                    CONSOLIDATED
                                                   AS REPORTED      PRO FORMA     AS REPORTED       PRO FORMA
                                                    PER I/S         DISCLOSED       PER I/S         DISCLOSED
                                                  ------------    ------------    ------------    ------------
Revenues                                          $ 11,067,834    $ 14,562,983    $  1,441,118    $ 13,625,488

Loss from continuing operations                     (5,326,642)     (5,292,789)     (3,672,048)     (3,423,888)

Loss from discontinued operations                   (4,457,320)     (4,457,320)       (692,956)       (692,956)

Net loss                                          $ (9,783,962)   $ (9,750,109)   $ (4,365,004)   $ (4,116,844)

Basic and diluted loss per share:
   Loss from continuing operations                $       (.23)   $       (.23)   $       (.23)   $       (.21)
   Loss from discontinued operations              $       (.19)   $       (.19)   $       (.04)   $       (.04)
   Net loss                                       $       (.42)   $       (.42)   $       (.27)   $       (.25)

Weighted average shares outstanding - basic and
diluted                                             23,307,594      23,307,594      16,112,231      16,112,231

The unaudited pro forma results of operations for the years ended December 31, 2004 and 2003 as a result of the SBC and Florida Cable acquisitions of video subscribers and video equipment is not material to the historical financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

                                                      2004            2003
                                                  -----------    -----------
Leasehold improvements                            $   767,146    $   764,064
Property and equipment - owned                      7,035,911      5,100,984
Property and equipment under capital lease
   obligations                                        428,749        428,749
                                                  -----------    -----------
                                                    8,231,806      6,293,797
Less accumulated depreciation and amortization     (3,859,332)    (2,755,382)
                                                  -----------    -----------
                                                  $ 4,372,474    $ 3,538,415
                                                  ===========    ===========

Depreciation and amortization expense on property and equipment for continuing operations was $959,447, $516,432, and $499,598 for the years ended December 31, 2004, 2003 and 2002, respectively.

Depreciation and amortization expense on property and equipment for the discontinued operations was $345,985, $432,366 and $482,387 for the years ended December 31, 2004, 2003 and 2002, respectively.

NOTE 4 - OTHER ASSETS

Other assets consisted of the following at December 31:

                                           2004       2003
                                         --------   --------
Other current assets:
   Current portion of notes receivable   $     --   $  2,983
   Prepaid expenses and other             146,334     93,567
                                         --------   --------
           Total other current assets    $146,334   $ 96,550
                                                    ========
Noncurrent assets:
   Prepaid expenses and other            $146,301    136,236
                                         --------   --------
           Total other assets            $146,301   $136,236
                                         ========   ========

At December 31, 2004 and 2003, the Company had notes receivable of $0 and $2,983, respectively. The remaining note was due in December 2003 with interest of 12% was unsecured and was paid during 2004.

NOTE 5 - ACCRUED LIABILITIES

Accrued liabilities consisted of the following at December 31:

                                       2004         2003
                                    ----------   ----------
Payroll and related taxes           $  389,394   $  363,649
Accrued preferred stock dividends      415,120      277,928
Payable - Florida Cable                     --      465,000
Accrued liability - Vendor
  Chargeback                         1,901,972           --
Other                                  323,538      202,261
                                    ----------   ----------
                                    $3,030,024   $1,308,838
                                    ==========   ==========

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

NOTE 6 - WHOLESALE LINE OF CREDIT

At December 31, 2004 and 2003, the Company had a $1,750,000 wholesale line of credit agreement with a financial institution, for the purchase of certain resale merchandise from certain suppliers. Interest is generally at 0% (if paid within certain terms of up to 45 days), and the wholesale line of credit is collateralized by the accounts receivable up to $300,000 as well as all of the inventory financed and the $1,450,000 letters of credit which expire through April 2006. The wholesale line of credit agreement is an agreement between the Company, financial institution, and certain vendors of the Company. The Company receives no funds from the financial institution, but pays the financial institution rather than certain vendors. The balance outstanding was $926,201 and $976,314 at December 31, 2004 and 2003, respectively. The line of credit was paid off in full on March 31, 2005 (see Note 16).

NOTE 7 - LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

                                                                               2004             2003
                                                                           ------------    ------------
Note payable - Pyramid Trading Limited Partnership, LLC.
This note was converted to stock in 2004.                                  $         --    $    140,443

Debenture payable - Convergent  Capital Partners I, L.P., net of original issue  discount of $269,714  and  $432,504 at December 31, 2004 and 2003,
respectively,  monthly interest only payments through July 2005,  monthly installments of $102,273  including  interest at 14% (effective  interest rate 18.4%) thereafter, due May 2007, collateralized by substantially all
of the assets of the Company.                                                 2,130,286       1,967,496

Demand debenture payable - Convergent  Capital Partners I, L.P.,  monthly interest  only  payments at 14%  through  May 2007,  due on demand or May
2007, collateralized by substantially all of the assets of the Company.         100,000         100,000

Note payable - Lexus Tower Limited  Partnership,  monthly installments of
$5,987 including interest at 8.4%, due November 2010, collateralized by
certain assets of the Company.                                                  336,486         379,332

Note payable - Laurus Master Fund LTD, net of unamortized  original issue discount and  beneficial  conversion of note payable into common stock of
$794,391  and   $1,208,847  at  December  31,  2004  and  2003,   monthly
installments of $45,455  beginning in March 2004,  including  interest at prime  rate plus 3% but not less than 7% (8.25%  and 7% at  December  31,
2004 and 2003) (effective interest rate of 174.6%),  due through November
2006, collateralized by certain assets of the Company.                          226,518         291,153

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

Notes payable,  net of original issue discount and beneficial  conversion of note  payable  into common  stock of $444,792  at December  31,  2004.
Interest  is 6%  payable  semi-annually  in cash or  common  stock at the
Company's  election,  due in  November  2007,  collateralized  by certain
assets of the Company and subordinated.                                       1,721,875              --

Note payable - Dell Marketing C.P., monthly installments
of $10,000 beginning in September 2004 through August
2006, with a final payment of $65,021. This note does notbear interest
and is unsecured.                                                                    --         265,021

Note payable - Vern Swedin, Note payable in 18 monthly
installments, beginning January 30, 2005 with an interest
rate of 6%, unsecured and due in July 2006.                                     200,000              --

Notes   payable,   interest  at  5.25%  to  20%  due  through  May  2007,
collateralized by certain assets of the Company.                                 42,998         207,545
                                                                           ------------    ------------
 Total long-term debt                                                         5,023,184       3,085,969
Less: current portion                                                        (1,524,527)       (998,813)
                                                                           ------------    ------------
 Long-term debt, net                                                       $  3,498,657    $  2,087,156
                                                                           ============    ============

Future maturities of long-term debt are as follows for the years ending December 31:

2005                                       $  1,524,527
2006                                          2,036,024
2007                                          2,786,295
2008                                             59,072
2009                                             64,011
Thereafter                                       62,152
                                           ------------
Total future minimum payments                 6,532,081
Less: original issue discounts and
 beneficial conversion feature               (1,508,897)
                                           ------------
Total long-term debt                          5,023,184
Less: current portion                        (1,524,527)
                                           ------------
Long-term debt, net                        $  3,498,657
                                           ============

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

In 2000, the Company entered into a $2,250,000 debenture agreement with Convergent Capital Partners I, L.P., with interest at 14% payable monthly and monthly payments of $102,273 from August 1, 2003 through June 1, 2005. The timing of repayment was changed to August 2005 through May 2007 as part of the amendment made in 2002. The debenture is collateralized by substantially all Company assets. In connection with this debenture, the Company issued 150,000 five-year warrants to purchase common stock at prices ranging from $1.50 to $5.20 per share. The proceeds of $2,250,000 were allocated between the debenture and the warrant based on the relative fair values of the securities at the time of issuance. The warrants were valued using the Black Scholes pricing model. The resulting original issue discount, the fair value of the warrants, is being amortized over the life of the debenture using the straight-line method, which approximates the interest method.

In 2002, the Company amended the debenture agreement with Convergent Capital Partners I, L.P., and borrowed an additional $150,000 with interest at 14% payable monthly and monthly principal payments from August 2005 through May 2007. In connection with this debenture, the Company issued an additional 500,000 seven-year warrants to purchase common stock at $1.10 per share. The additional warrants were valued using the Black Scholes pricing model. The resulting original issue discount, the fair value of the warrants, is being amortized over the life of the debenture using the straight-line method, which approximates the interest method. The Company was in violation of certain covenants of this debt agreement. A waiver was obtained from the lender. The debenture payable may be redeemed at the Company's option at a premium declining ratably thereafter to par value in April 2005.

In January 2001, the Company borrowed $1,500,000 from Pyramid Trading Limited Partnership and issued a five-year warrant to the lender to purchase 375,000 common shares at $4.00 per share through January 2003. The debt was also convertible into common stock of the Company at a conversion rate of $4.75 per share through January 2003. The proceeds of $1,500,000 were allocated between the note and the fair value of the warrants using the Black Scholes pricing model. An additional 375,000 five-year warrants were issued in April 2002 and the fair value of the warrants was expensed as additional interest expense as of December 31, 2002. The resulting original issue discount, the fair value of the warrants, and the beneficial conversion of the note payable into common stock as defined in EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments"(EITF 00-27), is being amortized over the life of the note using the straight-line method, which approximates the interest method. This note was converted into stock during 2004.

In February 2003, the Company reached an agreement to convert $962,000 of its note payable with Pyramid Trading Limited Partnership to equity and to extend the due date to May 2004. Terms of the conversion state that the note will be converted to equity over a 14 month period at a price generally equivalent to a 10% discount to market price. The Company issued an additional 253,000 five-year warrants at an exercise price of $1.00 with the note payable extension. These warrants, valued at $208,447 using the Black Scholes pricing model, are being expensed over the remaining term of the note agreement. During the year ended December 31, 2003, the Company converted principal and accrued interest totaling $828,172 into 717,741 shares of common stock. During the year ended December 31, 2004, the Company converted principal and accrued interest totaling $212,111 into 153,034 shares of common stock.

In November 2003, the Company borrowed $1,500,000 and issued a three-year warrant to the lender to purchase 535,000 common shares at $2.21 per share through November 2006. The debt is also convertible into common stock of the Company at a conversion rate of $1.40 per share through November 2006. The proceeds of $1,500,000 were allocated between the note, the intrinsic value of the conversion option, and the fair value of the warrants using the Black Scholes pricing model. The resulting original issue discount, the fair value of the warrant, and the beneficial conversion of the note payable into common stock as defined in EITF 00-27 is being amortized over the life of the note using the straight-line method, which approximates the interest method. During the year ended December 31, 2004, the Company converted principal of $230,909 into 164,836 shares of common stock.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

In November 2004, the Company borrowed $2,166,667 from a group of accredited institutional investors. The notes are convertible into shares of common stock at a conversion rate of $1.00 per share through November 2007. The notes accrue interest at the rate of 6% per annum, which interest is payable semi-annually in cash or common stock at the Company's election. The proceeds of $2,166,667 were allocated between the notes and the intrinsic value of the conversion option. The resulting original issue discount and the beneficial conversion of the note payable into common stock as defined in EITF 00-27 is being amortized over the life of the note using the straight-line method, which approximates the interest method. These notes are collateralized by certain assets and are subordinated.

NOTE 8 - CAPITAL LEASE OBLIGATIONS

The Company has lease financing facilities for property, equipment and leasehold improvements. Leases outstanding under these agreements bear interest at an average rate of 7.67% and expire through June 2009. The obligations are secured by the property under lease. Total cost and accumulated amortization of the leased equipment was $988,593 and $349,647 at December 31, 2004 and $428,749 and $221,432 at December 31, 2003. Amortization expense related to these obligations is included in depreciation expense.

Future minimum capital lease payments are as follows for the years ending December 31:

2005                                                       $    247,531
2006                                                            151,099
2007                                                            313,210
2008                                                             44,532
2009                                                             22,268
                                                           ------------
Total                                                           778,640
Less: amounts representing interest                             (95,861)
                                                           ------------
Present value of future minimum lease payments                  682,779
Less: current portion                                          (201,530)
                                                           ------------
Capital lease obligations, net of current portion          $    481,249
                                                           ============

NOTE 9 - NOTE PAYABLE - STOCKHOLDER

On June 30, 2003, the Company borrowed $124,000 from a stockholder of the Company with monthly payments of $5,600 including interest at 7.85%, due in June 2005, and unsecured. The balance due at December 31, 2004 and 2003 is $84,801 and $114,391, respectively. Interest expense related to this note payable was $4,709 and $1,592 for the years ended December 31, 2004 and 2003, respectively.

NOTE 10 - STOCKHOLDERS' EQUITY

                            Capital Stock Authorized

The articles of incorporation authorize the Company to issue 100,000,000 shares of no par capital stock. Authorization to individual classes of stock is determined by a Board of Directors resolution. The authorized classes of stock

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

are the following: 275,000 shares of Class A cumulative convertible preferred stock, 60,000 shares of Class B cumulative convertible preferred stock, 250,000 shares of Class C cumulative convertible preferred stock, 250,000 shares of Class D cumulative convertible preferred stock, and 400,000 shares of Class E cumulative convertible preferred stock, 500,000 shares of Class F cumulative convertible preferred stock, 600,000 shares of Class G cumulative convertible preferred stock, 15 Shares of Class H cumulative convertible preferred stock and 100 shares of Class I cumulative convertible preferred stock.

                     Cumulative Convertible Preferred Stock

Dividends on Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H cumulative convertible preferred stock are cumulative and payable quarterly at 8%, 10%, 10%, 14%, 15%, 10%, 8%, and 6% per annum, respectively. Cumulative convertible preferred stock can be converted into common shares at any time as follows: Class A and Class B - five shares, Class C - two shares, Class D - two and one-half shares, Class E - eight shares, Class F- five shares, Class G- six and one quarter shares, and Class H is convertible at $1.00 per share. The intrinsic value of any beneficial conversion option is recorded as preferred stock dividends at the time of preferred stock issuance. Dividends on Class B preferred are cumulative and payable monthly at 10% per annum. The dividends are based on $10 per share for all preferred shares. The Class B preferred was offered to certain note payable holders at a conversion of $10 per Class B preferred share. All preferred stock is non-voting. Warrants to purchase shares of the Company's common stock were given with the issuance of Class A, Class B, Class D, Class E, Class G and Class H preferred stock and were valued at fair value using the Black Scholes pricing model. The Company may, but is not obligated to, redeem the preferred stock at $10.50 per share for Class A and Class B and $10.00 per share for Class C, Class D, Class E, Class F, and Class G whenever the Company's common stock price exceeds certain defined criteria as defined in the preferred stock agreements. The Class H shares can be redeemed for $100,000 per share. Upon the Company's call for redemption, the holders of the preferred stock called for redemption have the option to convert each preferred share into shares of the Company's common stock. Holders of preferred stock cannot require the Company to redeem their shares. The liquidation preference is the same as the redemption price for each class of preferred stock.

                            Stock Compensation Plans

The Company has a 1999 Stock Compensation Plan, which permits the issuance of restricted stock and stock options to key employees and agents. All outstanding incentive stock options granted under the prior 1997 Stock Options Plan continues until all agreements have expired. There are 4,300,000 shares of common stock reserved for issuance through restricted stock, non-qualified stock option awards and incentive stock option awards. The Plans also provide that the term of each award be determined by the Board of Directors. Under the Plans, the exercise price of incentive stock options may not be less than the fair market value of the stock on the award date, and the options are exercisable for a period not to exceed ten years from award date.

The Company also has a 2000 Non-employee Director Stock Compensation Plan, which permits the issuance of stock options for 800,000 shares of common stock to non-employee directors. The exercise price of the stock options is the fair market value of the stock on the award date, and the options are exercisable for a period not to exceed ten years from award date.

                          Employee Stock Purchase Plan

The Company has a 2000 Employee Stock Purchase Plan, which allows for the sale of 400,000 shares of Company common stock to qualified employees. At December 31, 2004 and 2003, no shares were issued under the Plan.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

                         Stock Subscriptions Receivable

The Company has stock subscriptions receivable including interest receivable totaling $391,264 and $418,085 due to the Company at December 31, 2004 and 2003, respectively, from the issuance of common stock. Monthly interest only payments at interest ranging from 9% to 10% were required through December 2003, with one note being extended until March 2006, at which time any unpaid stock subscription receivable was due. The receivables are secured by the common stock issued. At both December 31, 2004 and 2003, the Company has reserved $71,000 related to stock subscriptions and interest receivable deemed to be uncollectible. The Company does not record interest receivable on the outstanding receivable balance once they have determined it to be uncollectible.

                                Restricted Stock

The Company awards restricted common shares to selected employees. Recipients are not required to provide any consideration other than services. Company share awards are subject to certain restrictions on transfer, and all or part of the shares awarded may be subject to forfeiture upon the occurrence of certain events, including employment termination. The intrinsic value at the date of grant related to the shares awarded is generally amortized over three years, the vesting term of the awards. Compensation expense recorded during the years ended December 31, 2004, 2003, and 2002 in connection with the amortization of the award cost was $8,404, $47,119, and $78,292 respectively.

Restricted stock activity is as follows for the years ended December 31:

                            2004        2003      2002
                           -------    -------    -------
Outstanding, January 1      17,019     45,066     75,337
     Issued                     --         --     22,434
     Vested                (12,128)   (17,204)   (33,107)
     Forfeited              (2,219)   (10,843)   (19,598)
                           -------    -------    -------
Outstanding, December 31     2,672     17,019     45,066
                           =======    =======    =======

                                  Stock Options

Stock option activity is as follows for the years ended December 31:

                                          Options                    Weighted-Average Exercise Price
                           --------------------------------------    ------------------------------
                              2004          2003          2002        2004       2003       2002
                           ----------    ----------    ----------    --------   --------   --------
Outstanding, January 1      1,657,432     1,093,157     1,050,024    $   1.81   $   2.45   $   2.55
     Granted                  621,500       747,775       249,300        1.48       1.35       0.96
     Exercised                     --        (3,000)           --          --       1.25         --
     Forfeited                (90,500)     (180,500)     (206,167)       2.21       4.49       1.86
                           ----------    ----------    ----------    --------   --------   --------
Outstanding, December 31    2,188,432     1,657,432     1,093,157    $   1.71   $   1.81   $   2.45
                           ==========    ==========    ==========    ========   ========   ========

The weighted-average grant-date fair value of options granted during the years ended December 31, 2004, 2003, and 2002 was $1.48, $1.20 and $0.86 respectively.

Options outstanding and exercisable as of December 31, 2004, are as follows:

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

                                               Outstanding                                    Exercisable
                             -------------------------------------------------    -----------------------------------
                                                      Weighted - Average
                                                  ----------------------------
                                                                   Remaining                             Weighted-
                                                   Exercise       Contractual                             Average
 Range of Exercise Prices         Options            Price        Life-Years          Options         Exercise Price
---------------------------  -------------------   -----------   --------------   -----------------   ---------------
            $.60                       255,000     $    0.60             5.43              255,000    $         0.60
       $.93   to     $1.38             588,500          1.21             8.58              456,500              1.24
      $1.43   to     $2.08           1,076,266          1.64             7.83              880,582              1.62
      $2.50   to     $2.88             118,000          2.64             5.93              118,000              2.64
      $3.98   to     $5.38              99,666          4.52             5.48               92,916              4.56
      $6.00   to     $6.75              51,000          6.59             5.21               51,000              6.59
                             -----------------     ----------    -------------    -----------------   --------------
       $.60   to     $6.75           2,188,432     $    1.71             7.48            1,853,998    $         1.74
                             =================     ==========    =============    =================   ==============

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

                                 Stock Warrants

Stock warrants activity is as follows for the years ended December 31:

                                                   Outstanding                     Weighted - Average Exercise Price
                                   ------------------------------------------     ---------------------------------------
                                       2004            2003          2002            2004          2003          2002
                                   -------------   ------------  ------------     ----------   -----------   ------------
Outstanding, January 1                 7,421,874      4,327,396     9,564,450         $ 1.83   $      2.05   $       2.37
     Granted                           4,902,658      3,687,447     2,546,690           1.35          1.53           1.46
     Exercised                          (528,891)      (556,881)            -           1.46          1.53              -
     Forfeited                                 -        (36,088)   (7,783,744)             -          3.59           2.25
                                   -------------   ------------  ------------     ----------   -----------   ------------
Outstanding, December 31              11,795,641      7,421,874     4,327,396     $     1.64   $      1.83   $       2.05
                                   =============   ============  ============     ==========   ===========   ============

The weighted-average grant-date fair value of warrants granted during the years ended December 31, 2004, 2003 and 2002 was $1.16, $1.10 and $1.00, respectively.

Warrants outstanding and exercisable as of December 31, 2004, are as follows:

                                                      Weighted - Average
                                               --------------------------------
                                                                    Remaining
   Range of Exercise                           Exercise Price      Contractual
        Prices                 Warrants                            Life-Years
------------------------  -------------------  ---------------   --------------
       $.85 to    $1.25           6,170,185     $        1.17              4.30
      $1.35 to    $2.00           2,545,341              1.63              1.59
      $2.20 to    $3.00           2,521,695              2.25              1.85
      $3.56 to    $5.20             558,420              4.11              1.51
                          -----------------     -------------    --------------
       $.85 to    $5.20          11,795,641     $        1.64              3.06
                          =================     =============    ==============

Stock warrants issued for the years ended December 31 were awarded for:

                                        2004           2003           2002
                                   -------------   ------------  ------------
Common stock                             579,799      1,812,259       728,357
Services rendered                        828,278        941,288       103,333
Preferred stock                        3,419,581        145,900       420,000
Debt issuance and guarantees              75,000        788,000     1,295,000
                                   -------------   ------------  ------------
                                       4,902,658      3,687,447     2,546,690
                                   =============   ============  ============

During the year ended December 31, 2004, the Company issued to common stock investors 579,799 two to five year warrants with a weighted average exercise price of $2.21.

During the year ended December 31, 2004, The Company issued 828,278 three to five year warrants for services related to equity financing with a weighted average exercise price of $1.11.

During the year ended December 31, 2004, the Company issued to preferred stock investors 3,419,581 two to five year warrants with a weighted average exercise price of $1.26.

During the year ended December 31, 2003, 298,091 warrants were exercised with a weighted average exercise price of $1.05. Based on the warrant agreements, these warrants were exercised in lieu of cash with the warrant holder receiving 141,529 shares of common stock.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

During the year ended December 31, 2003, the Company issued 400,000 five-year warrants with a weighted-average exercise price of $0.85 for services related to investor relations. These warrants were valued at $321,920 using the Black Scholes pricing model. During 2003, the Company issued 541,288 five-year warrants with a weighted-average exercise price of $1.02 for services related to equity financing.

During the year ended December 31, 2002, the Company issued 103,333 three-to five-year warrants with a weighted-average exercise price of $1.56 for services related to equity financing.

All warrants were recorded at fair value using the Black Scholes pricing model.

The fair value of stock warrants is the estimated present value at grant date using the Black Scholes pricing model with the following weighted-average assumptions:

                                        2004            2003         2002
                                   -------------   ------------  ------------
Risk-free interest rate                     2.96%          2.37%         3.90%
Expected life                         3.35 years      3.4 years     4.5 years
Expected volatility                          184%           170%        151.3%
Expected dividend rate                         0%             0%            0%

NOTE 11 - INCOME TAXES

The Company has generated federal and state net operating losses of approximately $27,857,000 and $10,827,000, respectively, which, if not used, will begin to expire in 2005. Future changes in the ownership of the Company may place limitations on the use of these net operating loss carryforwards.

The Company has recorded a full valuation allowance against its deferred tax asset due to the uncertainty of realizing the related benefits. The change in the valuation allowance was $3,329,000, $1,722,000 and $402,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Components of net deferred income taxes are as follows at December 31:

                                                       2004          2003
                                                   ------------  ------------
Deferred income tax assets:
     Net operating loss carryforwards              $ 11,143,000  $  9,387,000
     Goodwill, including impairment                   1,145,000        65,000
     Amortization of intangibles                        559,000             -
     Asset valuation reserves                           577,000       285,000
     Accrued liabilities                                 69,000        55,000
                                                   ------------  ------------
                                                     13,493,000     9,792,000
Less valuation allowance                            (13,203,000)   (9,674,000)
                                                   ------------  ------------
                                                        290,000       118,000
Deferred income tax liabilities - depreciation         (290,000)     (118,000)
                                                   ------------  ------------
Net deferred income tax assets                     $          -  $          -
                                                   ============  ============

Income tax computed at the federal statutory rate reconciled to the effective tax rate is as follows for the years ended December 31:

                                                   2004      2003       2002
                                                  -----      -----     -----
Federal statutory tax rate benefits               (35.0)%    (35.0)%   (35.0)%
State tax, net of federal benefit                  (5.0)      (5.0)     (5.0)
Change in valuation allowance                      36.1       39.6      36.1
Other                                               3.9        0.4       3.9
                                                  -----      -----     -----
Effective tax rate                                  0.0%       0.0%      0.0%
                                                  =====      =====     =====

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

The Company has the following net operating loss carryforwards at December 31, 2004, for income tax purposes:

                         Federal Net        State Net
Year of Expiration     Operating Loss     Operating Loss
------------------   -----------------  -----------------
       2005                    599,000            599,000
       2007                    501,000            501,000
       2008                     59,000             57,000
       2009                     22,000             22,000
       2011                    595,000            575,000
       2012                     25,000                  -
       2018                  1,122,000          1,096,000
       2019                  1,585,000            992,000
       2020                  4,839,000          1,587,000
       2021                  4,726,000          1,435,000
       2022                  4,353,000          1,230,000
       2023                  4,275,000          1,239,000
       2024                  5,156,000          1,494,000
                     -----------------  -----------------
                     $      27,857,000  $      10,827,000
                     =================  =================

Under Internal Revenue Code Section 382, utilization of federal losses expiring prior to 2019 are limited to approximately $375,000 each year.

NOTE 12 - SUPPLEMENTAL CASH FLOWS INFORMATION

                                                                2004         2003         2002
                                                             ----------   ----------   ----------
Cash paid for interest                                       $1,409,095   $  436,061   $  512,167
Noncash investing and financing transactions:
     Property and equipment in lieu of cash for
       accounts receivable                                       61,312           --           --
    Stock options issued for commissions earned                      --           --       53,745
    Issuance of preferred and common stock for
       acquisition of assets                                     57,650       76,500       18,590
    Current liabilities converted to stock                           --      192,690       59,755
    Common stock issued for guarantee of debt                        --           --       14,750
    Purchase of customer lists and equipment
       through payable to Florida Cable                              --      465,000           --
    Notes payable and accrued interest converted
       to common and preferred stock                            637,596      828,172    1,164,882
    Capitalized lease equipment purchases                            --           --      174,986
    Conversion of preferred stock to common stock               776,500       40,000      150,000
    Conversion of preferred stock into note payable                  --           --      400,000

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

                                                            2004         2003         2002
                                                         ----------   ----------   ----------
Conversion of note payable into preferred stock              50,000           --           --
Conversion of preferred stock into short-term debt          500,000           --           --
Reduction of stock subscription receivable
   related to commission earned on equity transactions       17,320       36,977       40,563
Warrants issued related to modifications of
   long-term debt                                                --      208,447      528,650
Warrants issued for modification of short-term debt          68,652           --           --
Conversion of preferred stock dividends into
   common stock                                             124,618      113,209           --
Issuance of common stock for acquisition of
   assets - SBC                                             270,152           --           --
Capital lease assumed in acquisition of
   equipment from SBC                                       187,424           --           --
Issuance of common stock, short-term debt, and
   long-term debt for acquisition of MDU                  6,660,000           --           --
Issuance of preferred stock, short-term debt
   and accrued expenses for acquisition of Rainbow        6,541,849
Issuance of common stock and accrued expenses
   for acquisition of assets - 21st Century                 364,584           --           --
Capital lease assumed in acquisition of
   equipment from 21st Century                              372,420           --           --
Issuance of common stock and contingent
   liability for acquisition of assets - URON, Inc.         458,500           --           --
Issuance of common stock for remaining 50%
   ownership of MBUSA                                        39,000           --           --

NOTE 13 - RETIREMENT SAVINGS PLAN

The Company has 401(k) profit sharing plan covering substantially all full-time employees. Employee contributions are limited to the maximum amount allowable by the Internal Revenue Code. The Company made no discretionary contributions for any of the years presented.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Operating leases

Office space was leased from an LLC which an officer of the Company was partial owner of through August 2003. In addition to basic monthly rents ranging from $16,640 to $17,653, the Company paid building maintenance costs, real estate taxes and assessments. During 2003, the Company converted $72,000 of accrued rent into 7,200 shares of Class C preferred stock. At December 31, 2004 and 2003, accrued rent of $19,500 and $56,560, respectively, was owed to this related party. In August 2003, the Company signed a new lease agreement with an unrelated party.

The Company has various other operating leases for its corporate office space, vehicles and various equipment with lease terms expiring in August 2017. The monthly base rents range from $84,321 to $97,910, net of payments received from subleases. In July 2003, the Company entered into an agreement to sublease a portion of their office space through August 2008 for approximately $5,000 per month. The leases contain provisions for payments of real estate taxes, insurance and common area costs.

Total rent expense for the years ended December 31, 2004, 2003 and 2002 including common area costs and real estate taxes was approximately $634,000, $578,000 and $566,000, respectively. Rent expense with related parties for December 31, 2004, 2003, 2002 was approximately $0, $59,000 and $462,000, respectively.

Future minimum rental payments, net of payments received from subleases, are as follows for the years ending December 31:

    Year               Amount
----------          ------------
   2005             $    530,000
   2006             $    516,000
   2007             $    541,000
   2008             $    587,000
   2009             $    638,000
Thereafter          $  3,872,000
                    ------------
                    $  6,684,000
                    ============

Legal proceedings

The Company is involved in legal actions in the ordinary course of its business, including an action brought by Private Investor's Equity Group (PIEG) brought in the third quarter of 2004, Although the outcome of any such legal actions cannot be predicted, management believes that there is no pending legal proceedings against or involving the Company for which the outcome is likely to have a material adverse effect upon the Company's consolidated financial position, results of operations, or cash flows.

                            Significant Relationship

The Company is master agent for DirecTV pursuant to a system operator agreement with DirecTV dated May 22, 2003. The initial term of the agreement is for three years and provides for two additional two-year renewals if the Company has a minimum number of paying video subscribers in its system operator network. Termination of the Company's DirecTV agreement would have a material adverse impact on the Company's on-going operations. Revenues generated from DirecTV amounted to 44.3% of total revenue in 2004.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

NOTE 15 - RELATED PARTY

The Company had revenues from companies that are associated with a director, who was elected to the board of directors during 2003, of approximately $0, $1,124,000 and $636,000 for the years ended December 31, 2004, 2003, and 2002, respectively. In addition, the Company had accounts receivable outstanding from these companies of approximately $140,000, $142,000, and $171,000 at December 31, 2004, 2003, and 2002, respectively.

NOTE 16 - BUSINESS SEGMENTS

The Company has the following business segments. Multiband Corp. includes corporate expenses (e.g. corporate administrative costs), interest income, interest expense, depreciation and amortization. The MDU segment represents results as the master service operator for DirecTV. The MCS segment provides voice, data and video services to residential multi-dwelling units as the principal to subscribers. The discontinued operations segment includes the Multiband Business Services segment which was sold subsequent to year-end (see note 17).

Segment disclosures are as follows:

                                       Multiband                                              Discontinued
                                         Corp.               MDU               MCS             Operations          Total
                                      ------------       ------------      ------------       ------------      ------------
Year Ended December 31, 2004:
   Revenues                           $         --       $  5,840,138      $  5,227,696                 --      $ 11,067,834
   Income (loss) from operations        (1,842,957)           863,149        (3,288,582)                --        (4,268,390)
   Identifiable assets                     775,708          9,708,448        15,467,274            682,282        26,633,712
   Depreciation and amortization           244,967          1,203,236         1,984,576                 --         3,432,779
   Capital expenditures                      9,772                 --           481,252            257,680           748,704

                                       Multiband                                              Discontinued
                                         Corp.               MDU               MCS             Operations          Total
                                      ------------       ------------      ------------       ------------      ------------
Year Ended December 31, 2003:
   Revenues                           $         --       $         --      $  1,441,118                 --      $  1,441,118
   Loss from operations                 (1,941,271)                --        (1,215,667)                --        (3,156,938)
   Identifiable assets                   3,112,904                 --         6,383,013          4,406,968        13,902,885
   Depreciation and amortization           547,423                 --           518,227                 --         1,065,650
   Capital expenditures                     13,342                 --            89,547            424,047           526,936

                                       Multiband                                              Discontinued
                                         Corp.               MDU               MCS             Operations          Total
                                      ------------       ------------      ------------       ------------      ------------
Year Ended December 31, 2002:
   Revenues                           $         --       $         --      $    577,221       $         --      $    577,221
   Loss from operations                 (1,810,241)                --        (1,195,521)                --        (3,005,762)
   Identifiable assets                     572,928                 --         5,685,879          4,088,509        10,347,316
   Depreciation and amortization           702,665                 --           490,641                 --         1,193,306
   Capital expenditures                      2,126                 --           458,844            814,464         1,275,434

Segment disclosures are provided by entity to the extent practicable under the Company's accounting system. Depreciation and amortization above does not include depreciation and amortization related to discontinued operations. The cash flow statements presentation of depreciation and amortization includes the depreciation and amortization from discontinued operations.

NOTE 17 - SUBSEQUENT EVENTS

                                Private Placement

On February 3, 2005, Multiband Corporation completed a $10 million private placement of the company's Series I Convertible Preferred Stock.

The offering was made by Mercator Advisor Group, LLC of Los Angeles, California, through its designated funds, Monarch Pointe Fund, Ltd, Mercator Momentum Fund, LP. Mercator Momentum Fund III, LP., and certain investors.

Under the terms of the preferred stock offering, the Company issued 100,000 shares of its Series I Convertible Preferred Stock in the aggregate offering amount of $10 million. The shares of Series I Convertible Preferred Stock contain a monthly dividend that is payable at prime plus 10% through August 31, 2005, at prime rate from September 1, 2005 through August 31, 2006, and at prime rate plus 1% thereafter. The preferred shares are convertible into 7,142,858 shares of common stock at the fixed rate of $1.50 per share. In addition, the investors received three-year warrants to purchase shares of Common Stock at exercise prices of $1.57 and $1.73 per share. The Company is also required to file a registration statement providing for the resale of shares issuable upon the conversion of the Series I Convertible Preferred Stock and upon exercise of the warrants.

                              Acquisition of Assets

Effective April 1, 2005, the Company purchased certain video assets (equipment and video subscribers) from Ultravision, Inc. for $275,000.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2004, 2003 and 2002

                   Sale of Multiband Business Services segment

Effective April 1, 2005, the Company completed the sale of certain assets and liabilities relating to its Multiband Business Services (MBS, a/k/a Corporate Technologies USA) division. The buyer was North Central Equity, LLC ("Buyer").

The purchase price paid by the Buyer was $2,650,000 which consisted of $1,683,184 in cash at closing, $366,816 in assumed vacation pay and warranty liabilities, and the balance of $600,000 in a note receivable at 7% interest due on December 31, 2005. The amount of the note receivable is subject to adjustment based on certain representations and warranties provided by the Company in the purchase agreement. The Company anticipates a reserve of $178,948 against this note receivable due to uncertainty of collectibility of the note.

In connection with the purchase agreement, the Company entered into an interim services agreement whereby the Buyer is able to sublease space at no charge at Seller's Minneapolis and Fargo locations and obtain access to certain aspects of Seller's information technology resources for one year. Services provided will be charged by either party at fair value and is estimated by management to be insignificant. In addition the services agreement is explicit that the Company has no control over the buyer's operations. The buyer may receive additional free rent for part or all of a second year depending on the results of a post closing inventory appraisal. It is indeterminable at this time the results of this appraisal, however, the Company estimates the second year option will be exercised and will be accruing the liability as part of the sale transaction.

In conjunction with the sale, the Company reduced its indebtedness to Convergent Capital $2,000,000. Estimated gain on sale of MBS Business:

SALE PRICE

      Cash proceeds                                           $  1,700,183
      Note receivable, net of reserve of $300,000                  300,000
      Assumed liabilities                                          349,817
                                                              ------------
              Total sale price                                   2,350,000
ASSETS SOLD
      Inventory, net of reserve                                  1,053,661
      Property and equipment                                        60,120
                                                              ------------
             Net assets sold                                     1,113,781
LESS COSTS AND EXPENSES
      Broker's fee                                                 100,000
      Sublease for one year at no charge                           500,000
      Additional estimated free rent related to potential
        inventory adjustment                                       500,000
      Legal and accounting costs                                    30,000
                                                              ------------
             Total costs                                         1,130,100
                                                              ------------
NET GAIN ON SALE                                              $    106,219
                                                              ============

The following are condensed statements of operations of the discontinued operations:

                                    SIX MONTHS
                                      ENDED
                                     JUNE 30,
STATEMENT OF OPERATIONS                2005            2004             2003           2002
                                   ------------    ------------    ------------    ------------
Revenues                           $  3,698,927    $ 18,604,855    $ 21,199,303    $ 23,963,748
Cost of products and services
  (exclusive of depreciation
  and amortization shown below)       2,701,664      14,564,286      15,067,483      17,618,617
Selling, general and
  administrative                      1,307,502       5,092,867       6,038,823       5,690,015
Depreciation and amortization            56,188         345,985         432,366         482,387
Income (loss) from operations          (366,427)     (1,398,283)       (399.369)        172,689
Impairment of goodwill                       --      (2,748,879)             --              --
Other income (expense)                  (55,440)       (310,158)       (353,587        (165,917)
Net Loss                           $   (421,867)   $ (4,457,320)   $   (692,956)   $      6,772
Gain on Sale                            103,491              --              --              --
Income (loss) from                 ------------    ------------    ------------    ------------
  discontinued operations          $    318,376    $ (4,457,320)   $   (692,956)   $      6,772
                                   ============    ============    ============    ============

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SUPPLEMENTARY INFORMATION

To Stockholders, Board of Directors, and Audit Committee Multiband Corporation and Subsidiaries (formerly known as Vicom, Incorporated and subsidiaries)
New Hope, Minnesota

Our report on our audits of the basic consolidated financial statements of Multiband Corporation and Subsidiaries (formerly known as Vicom, Incorporated and subsidiaries) for the years ended December 31, 2004, 2003 and 2002 appears on page 1. The audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 8, 2005 (except as to Note 17 as to which the date is April 8, 2005 and except to Notes 1, 2 and 16 as to which the date is July 19, 2005)

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                    (FKA VICOM INCORPORATED AND SUBSIDIARIES)

                        VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

----------------------------------------------------------------------------------------------------------------------------------
                            Column A                                 Column B         Column C          Column D       Column E
--------------------------------------------------------------   -----------------  ----------------  ------------  --------------
                                                                                      Additions
                                                                                      Charged to
                                                                    Balance at         Costs and                    Balance at End
                           Description                           Beginning of Year     Expenses        Deductions      of Year
--------------------------------------------------------------   -----------------  ----------------  ------------  --------------
ALLOWANCE DEDUCTED FROM ASSET TO WHICH IT APPLIES
Allowance for doubtful accounts receivable:
      2004                                                       $         223,000  $          2,000  $     13,000  $      225,000
      2003                                                                 236,000                 -        13,000(A)      223,000
      2002                                                                 178,000            58,000             -         236,000
Notes receivable:
      2004                                                                       -                 -             -               -
      2003                                                                  30,000                 -        30,000(A)            -
      2002                                                                       -            30,000             -          30,000
Stock subscriptions and interest receivable
      2004                                                                  71,000                                          71,000
      2003                                                                       -            71,000             -          71,000
      2002                                                                       -                 -             -               -

(A) Write-off uncollectible receivables

                          PART I. FINANCIAL INFORMATION

ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                Three Months Ended               Six Months Ended
                                                          ----------------------------    ----------------------------
                                                            June 30,         June 30,       June 30,        June 30,
                                                              2005            2004            2005            2004
                                                          ------------    ------------    ------------    ------------
                                                          (unaudited)     (unaudited)      (unaudited)     (unaudited)
REVENUES                                                  $  4,183,606    $  2,911,261    $  7,890,482    $  3,673,916

COSTS AND EXPENSES
     Cost of products and services (exclusive of
       depreciation and amortization shown
       separately below)                                     1,703,517       1,712,280       3,583,025       2,123,242
     Selling, general and administrative                     2,377,575       1,137,780       4,524,487       1,965,933
     Depreciation and amortization                           1,218,867       1,150,677       2,367,734       1,502,922
                                                          ------------    ------------    ------------    ------------
           Total Costs and Expenses                          5,299,959       4,000,737      10,475,246       5,592,097

LOSS FROM OPERATIONS                                        (1,116,353)     (1,089,476)     (2,584,764)     (1,918,181)

OTHER EXPENSE
     Interest expense                                         (373,013)       (188,986)     (1,058,714)       (418,320)
     Other income (expense)                                     70,120           6,851          82,292          21,713
                                                          ------------    ------------    ------------    ------------
           Total Other Expense                                (302,893)       (182,135)       (976,422)       (396,607)

LOSS FROM CONTINUING OPERATIONS                             (1,419,246)     (1,271,611)     (3,561,186)     (2,314,788)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS                     122,892        (179,863)       (318,376)       (653,551)

NET LOSS                                                    (1,296,354)     (1,451,474)     (3,879,562)     (2,968,339)
     Preferred Stock Dividends                                (669,634)       (395,273)     (1,600,718)       (457,926)
                                                          ------------    ------------    ------------    ------------
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                  $ (1,965,988)   $ (1,846,747)   $ (5,480,280)   $ (3,426,265)
                                                          ============    ============    ============    ============
BASIC AND DILUTED - LOSS PER COMMON SHARE
     Loss from continuing operations                              (.05)           (.06)           (.13)           (.11)
     Income (loss) from discontinued operations                   (.00)           (.00)           (.01)           (.03)
     Net Loss                                                     (.05)           (.06)           (.14)           (.14)
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                          (.07)           (.08)           (.20)           (.16)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED     28,634,502      22,689,301      27,929,454      20,984,967

See notes to condensed consolidated financial statements

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                           June 30, 2005    December 31, 2004
                                                                                           -------------    -----------------
                                        ASSETS                                              (unaudited)          (audited)
CURRENT ASSETS
   Cash and cash equivalents                                                                $  5,407,000      $    726,553
   Certificate of deposit                                                                        650,000           650,000
   Accounts receivable, net                                                                    1,874,989         2,783,774
   Inventories                                                                                   285,189           231,993
   Current assets of discontinued operations                                                          --           634,307
   Note receivable, net                                                                          339,051                --
   Other current assets                                                                          425,385           146,334
                                                                                            ------------      ------------
      TOTAL CURRENT ASSETS                                                                     8,981,614         5,172,961
                                                                                            ------------      ------------
PROPERTY AND EQUIPMENT, NET                                                                    4,075,534         4,372,474
                                                                                            ------------      ------------
OTHER ASSETS
   Goodwill                                                                                      812,366           812,366
   Intangible assets, net                                                                     15,027,195        16,081,635
   Other assets of discontinued operations                                                            --            47,975
   Other assets                                                                                  145,398           146,301
                                                                                            ------------      ------------
       TOTAL OTHER ASSETS                                                                     15,984,959        17,088,277
                                                                                            ------------      ------------
TOTAL ASSETS                                                                                $ 29,042,107      $ 26,633,712
                                                                                            ============      ============
                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Checks issued in excess of cash in bank                                                  $    196,571      $    234,348
   Short-term debt                                                                               510,000         4,481,099
   Wholesale line of credit                                                                           --           926,201
   Current portion of long-term debt                                                             886,497         1,524,527
   Current portion of note payable, stockholder                                                   32,837            84,801
   Current portion of capital lease obligations                                                  200,592           201,530
   Accounts payable                                                                            1,885,826         2,561,611
   Accrued liabilities                                                                         3,042,456         3,030,024
   Contingent liability                                                                          222,700           222,700
   Customer deposits                                                                              62,314            59,875
   Current liabilities of discontinued operations                                                500,000           370,921
   Deferred subscription revenue                                                                 503,728           406,738
                                                                                            ------------      ------------
      TOTAL CURRENT LIABILITIES                                                                8,043,521        14,104,375

LONG-TERM LIABILITIES
    Long-term debt, net                                                                        3,907,832         3,498,657
    Capital lease obligations, net of current portion                                            437,351           481,249
    Long term liabilities of discontinued operations                                             375,000                --
                                                                                            ------------      ------------
          TOTAL LIABILITIES                                                                   12,763,704        18,084,281
                                                                                            ------------      ------------
STOCKHOLDERS' EQUITY

Cumulative convertible preferred stock, no par value:                                                 --                --
  8% Class A (27,931 shares issued and outstanding, $293,276 liquidation preference)             419,752           419,752
  10% Class B (8,620 and 8,700 shares issued and outstanding, $90,510 and $91,350
liquidation preference)                                                                           61,200            62,000
  10% Class C (125,280 and 125,400 shares issued and outstanding, $1,252,800 and
$1,254,000 liquidation preference)                                                             1,609,905         1,611,105
  10% Class F (150,000 shares issued and outstanding, $1,500,000 liquidation
preference)                                                                                    1,500,000         1,500,000
  8% Class G (45,245  shares issued and outstanding, $452,450 liquidation preference)            179,897           179,897
  6% Class H (3.0 and 11.5 shares issued and outstanding, $300,000 and $1,150,000
liquidation preference)                                                                               --                --
  Variable rate Class I (100,000 shares issued and outstanding , $10,000,000
liquidation preference)                                                                               --                --
  Common stock, no par value (28,949,008 and 25,784,490 shares issued;
28,948,340 and 25,781,818 shares outstanding)                                                 18,651,632        16,888,291
  Stock subscriptions receivable                                                                (324,865)         (391,264)
   Options and warrants                                                                       44,468,270        32,985,983
   Unamortized compensation                                                                     (102,499)           (1,724)
   Accumulated deficit                                                                       (50,184,889)      (44,704,609)
                                                                                            ------------      ------------
         TOTAL STOCKHOLDERS' EQUITY                                                           16,278,403         8,549,431
                                                                                            ------------      ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                  $ 29,042,107      $ 26,633,712
                                                                                            ============      ============

See notes to condensed consolidated financial statements.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                   FOR SIX MONTHS ENDED JUNE 30, 2005 AND 2004

                                                                                            SIX MONTHS ENDED JUNE 30,
                                                                                         ------------------------------
                                                                                              2005              2004
                                                                                         ------------      ------------
                                                                                          (unaudited)       (unaudited)
OPERATING ACTIVITIES
   Net loss                                                                              $ (3,879,562)     $ (2,968,339)
   Adjustments to reconcile net loss to net cash flows from operating activities
      Depreciation and amortization                                                         2,521,933         1,531,783
      Amortization of deferred compensation                                                    50,930           197,487
      Amortization of original issue discount                                                 667,350           348,178
      Gain on sale of business segment                                                       (103,491)               --
      Common stock issued for services                                                         20,580            19,887
      Changes in operating assets and liabilities:
        Accounts receivable, net                                                              908,785        (1,243,338)
        Inventories                                                                          (371,461)          419,343
        Other current assets                                                                   13,735            15,931
        Other assets                                                                               --           (36,870)
        Wholesale line of credit                                                           (1,000,987)          280,533
        Accounts payable and accrued liabilities                                           (1,612,842)         (106,407)
        Deferred service obligations and revenue                                               65,092            24,388
        Liabilities of discontinued operations                                               (125,000)               --
        Customer deposits                                                                       2,439                --
                                                                                         ------------      ------------
           Net cash flows from operating activities                                        (2,842,499)       (1,517,424)
                                                                                         ------------      ------------
INVESTING ACTIVITIES
   Purchases of property and equipment                                                       (415,065)         (240,413)
   Purchases of intangible asset                                                             (209,225)               --
   Purchase of Ultravision                                                                   (287,050)               --
   Purchase of Satellite Broadcasting Corporation                                                  --          (187,424)
   Purchase of Minnesota Digital Universe, Inc.                                                    --        (1,100,000)
   Purchase of Rainbow Satellite Group, LLC                                                        --        (1,000,000)
   Proceeds from sale of business segment                                                   1,682,184                --
   Proceeds from sale of property and equipment                                                    --               649
   Collections on notes receivable                                                                 --             5,320
                                                                                         ------------      ------------
           Net cash flows from investing activities                                           770,844        (2,521,868)
                                                                                         ------------      ------------
FINANCING ACTIVITIES
   Checks issued in excess of cash in bank                                                    (37,773)          324,037
   Payments on short-term debt                                                             (3,971,099)               --
   Payments on long-term debt                                                              (2,248,204)         (701,308)
   Payments on capital lease obligations                                                      (44,836)          (38,093)
   Payments on note payable to stockholder                                                    (51,964)          (49,970)
   Payments for debt issuance costs                                                           (25,000)               --
   Proceeds from issuance of stock and warrants                                            11,090,843         2,724,965
   Proceeds from issuance of long term debt                                                 2,000,000                --
   Exercise of warrants                                                                         6,960           390,279
   Payments received on stock subscriptions receivable                                         66,399                --
   Redemption of preferred stock                                                               (2,000)               --
   Preferred stock dividends                                                                  (31,224)          (41,799)
                                                                                         ------------      ------------
           Net cash flows from financing activities                                         6,752,102         2,608,111
                                                                                         ------------      ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                            4,680,447        (1,431,181)
CASH AND CASH EQUIVALENTS
   Beginning of period                                                                        726,553         2,945,960
                                                                                         ------------      ------------
   End of period                                                                         $  5,407,000      $  1,514,779
                                                                                         ============      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid for interest, net of amortization of original issue discount                $    417,870           249,471
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
   Note receivable recorded on sale of discontinued operations                                339,051                --
   Issuance of common stock for acquisition of assets                                              --           274,800
   Conversion of preferred stock into common stock                                            850,001                --
   Current liabilities converted to common stock                                               46,603            48,001
   Conversion of notes payable into common stock                                              648,001           510,908
   Conversion of dividend into common stock                                                   176,935            78,591
   Common stock issued in lieu of cash for other current assets                               218,000                --
   Issuance of common stock for deferred financing costs                                       36,000                --
   Issuance of common stock for acquisition of assets - MDU                                        --         4,120,152
   Issuance of preferred stock for acquisition of assets - Rainbow                                 --         2,000,000
   Issuance of preferred stock for acquisition of assets - SBC                                     --           270,152
   Issuance of common stock and notes payable for acquisition of assets - MDU                      --         6,600,000
   Issuance of preferred stock and notes payable for acquisition of assets - Rainbow               --         6,519,999
   Common stock issued for services                                                                --           307,571

See notes to condensed consolidated financial statements

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

Note 1 - Unaudited Consolidated Financial Statements

The information furnished in this report is unaudited and reflects all adjustments which are normal recurring adjustments and, which in the opinion of management, are necessary to fairly present the operating results for the interim periods. The operating results for the interim periods presented are not necessarily indicative of the operating results to be expected for the full fiscal year.

NOTE 2 - Summary of Significant Accounting Policies

                               Nature of Business

Multiband Corporation and subsidiaries, formerly known as Vicom, Incorporated and subsidiaries, (the Company) was incorporated in Minnesota in September 1975. The Company provides voice, data and video services to multi-dwelling unit customers. The Company's products and services are sold to customers located throughout the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern that contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the six months ended June 30, 2005 and 2004, the Company incurred net losses of $3,879,562 and $2,968,339 respectively. At June 30, 2005, the Company had an accumulated deficit of $50,184,889. The Company's ability to continue as a going concern is dependent on it ultimately achieving profitability and/or raising additional capital. On February 3, 2005, the Company completed a $10 million private placement of the Company's Series I Convertible Preferred Stock which includes $520,000 of offering costs. Management intends to obtain additional debt or equity capital to meet all of its existing cash obligations and fund commitments on planned Multiband projects; however, there can be no assurance that the sources will be available or available on terms favorable to the Company. Management anticipates that the impact of the actions listed below will generate sufficient cash flows to pay current liabilities, long-term debt and capital lease obligations and fund the Company's future operations:

1. Continued reduction of operating expenses by controlling payroll, professional fees and other general and administrative expenses.

2. Solicit additional equity investment in the Company by either issuing preferred or common stock. The Company, in February 2005 issued $10,000,000 worth of Class I Preferred Stock to a group of accredited investors.

3. Continue to market Multiband services and acquire additional multi-dwelling unit customers.

4. Control capital expenditures by contracting Multiband services and equipment through a landlord-owned equipment program.

5. Establish market for wireless internet services.

6. Discontinuation of Multiband business services segment which was unprofitable in 2004. This segment was sold effective after the close of business March 31, 2004.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

                           Principles of Consolidation

The consolidated financial statements include the accounts of Multiband Corporation (MB) and its wholly owned subsidiaries, Corporate Technologies, USA, Inc. (CTU), URON, Inc., Minnesota Digital, Inc. (MDU), Rainbow Satellite Group, LLC (Rainbow) and Multiband Subscriber Services, Inc. (Multiband) which provides voice, data and video services to residential multi-dwelling units. In February 2003, the Company formed a 50% owned subsidiary, Multiband USA, Inc. (MB USA) with Pace Electronics, Inc. (PACE) a video wholesaler, and provides the same services as Multiband). On January 1, 2004, the Company purchased the 50% PACE interest in Multiband USA. All significant intercompany transactions and balances have been eliminated in consolidation.

On January 1, 2004, the Company merged Multiband into CTU. On April 1, 2005, the continuing operations of CTU terminated (see Note 9.)

                             Discontinued Operations

During the first quarter of 2005, the Company sold certain assets and transferred certain liabilities related to its Multiband Business Services (a/k/a CTU). The Company began discussions and efforts to sell these assets in the fourth quarter of 2004. These assets met the requirements of Statement of Financial Accounting Standards No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" as being held for sale. Operations and cash flows were eliminated as a result of the sale and the Company will not have any significant involvement in the operations after the sale. In accordance with appropriate accounting rules, the Company has reclassified the previously reported financial results to exclude the results of the Multiband Business Services (CTU) and these results are presented on a historical basis as a separate line in the consolidated statements of operations and the consolidated balance sheets entitled "Discontinued Operations". All of the financial information in the consolidated financial statements and notes to the consolidated financial statements has been revised to reflect only the results of continuing operations (see Note 9). Based on the discussions and efforts to sell these assets, the Company determined, based on the final purchase price which was arrived at in the first quarter of 2005, it was required to take an impairment charge to the goodwill of the Multiband Business Services division. As a result, an impairment charge related to goodwill of $2,221,000 was recorded in the fourth quarter of 2004.

                          Revenues and Cost Recognition

The Company recognizes revenue in accordance with the Securities Exchange Commission's Staff Accounting Bulletin No. 104 (SAB 104) "Revenue Recognition", which requires that four basic criteria be met before revenue can be recognized:
(i) persuasive evidence of a customer arrangement exists; (ii) the price is fixed or determinable; (iii) collectibility is reasonably assured; and (iv) product delivery has occurred or services have been rendered. The Company recognizes revenue (included in discontinued operations) as products are shipped based on FOB shipping point terms when title passes to customers.

The Company earns revenues from six sources: 1) Video and computer technology products which are sold but not installed, 2) Voice, video and data communication products which are sold and installed, 3) Service revenues related to communication products which are sold and both installed and not installed 4) Multiband user charges to multiple dwelling units 5) voice, data and video revenue directly generated by the Company as a principal to subscribers, and 6) DirecTV master service operator revenue earned primarily through the activation of and residual fees on video programming services.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

Revenues from video and computer technology products, which are sold but not installed, are recognized when delivered and the customer has accepted the terms and has the ability to fulfill the terms. Product returns and customer discounts are netted against revenues. This revenue has been included with discontinued operations.

Customer's contract for both the purchase and installation of voice and data networking technology products and certain video technologies products on one sales agreement, as installation of the product is essential to the functionality of the product. Revenue is recognized when the products are delivered and installed and the customer has accepted the terms and has the ability to fulfill the terms. This revenue has been included with discontinued operations.

Substantially all of the service revenue the Company had in the past was part of the business segment, Multiband Business Services, which was sold effective after business hours on March 31, 2005. Service revenues for continuing operations accounted for less than 10% of total revenues for the three and six months ended June 30, 2005 and 2004.

Revenue generated from activation on video programming services is earned in the month of activation. According to the Company's agreement with DirecTV, in the event that a customer cancels within the first 12 months of service, DirecTV has the right to chargeback the Company for a portion of the activation fees received. In accordance with Securities Exchange Commission SAB 104, the Company has estimated the potential charge back of commissions received on activation fees during the past 12 months based on historical percentages of customer cancellations and has included that amount as a reduction of revenue. Residual income is earned as services are provided by DirecTV through its system operators. As a master system operator for DirecTV, the Company earns a fixed percentage based on net cash received by DirecTV for recurring monthly services and a variable amount depending on the number of activations in a given month. The Company's master system operator contract with DirecTV also permits the Company to earn revenues through its control of other system operators who are unable to provide DirecTV video programming services without the Company's performance.

The Company has determined that the accounting policies for income recognition described above were in accordance with the Financial Accounting Standards Board Emerging Issues Task Force ("EITF") Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent". EITF No. 99-19 employs multi-factor tests to determine whether amounts charged to customers in respect of certain expenses incurred should be included in revenues or netted against such expenses.

The Company reports the aforementioned voice, data and video programming revenues on a gross basis based on the following factors: the Company has the primary obligation in the arrangement with its customers; the Company controls the pricing of its services; the Company performs customer service for the agreements; the Company approves customers; and the Company assumes the risk of payment for services provided. The Company reports DirecTV revenue on a net basis.

Multiband, Rainbow, MDU and MB USA user charges are recognized as revenues in the period the related services are provided in accordance with SAB 104.

Warranty costs incurred on new product sales are substantially reimbursed by the equipment suppliers.

                      Goodwill and Other Intangible Assets

Impairment of Goodwill

We periodically evaluate acquired businesses for potential impairment indicators. Our judgements regarding the existence of impairment indicators are based on legal factors, market conditions and operational performance of our acquired businesses. Future events could cause us to conclude that impairment indicators exist and that goodwill associated with our acquired businesses is impaired. Any resulting impairment loss could have a material adverse impact on our financial condition and results of operations. Goodwill related to continuing operations was $812,366 at both June 30, 2005 and December 31, 2004.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

Components of intangible assets are as follows:

                                                          June 30, 2005                 December 31, 2004
                                                  ----------------------------    ----------------------------
                                                     Gross                          Gross
                                                    Carrying      Accumulated      Carrying        Accumulated
                                                     Amount       Amortization      Amount        Amortization
                                                  -----------     ------------    -----------     ------------
Intangible assets subject to amortization
     Domain name                                  $    83,750     $    64,207     $    83,750     $    55,833
     Access contracts                                  60,000          43,333          60,000          33,333
     Debt issuance costs                              499,837         145,225         313,837          47,214
     Right of entry                                17,435,984       3,375,020      17,226,759       1,933,294
     Customer cable lists                           1,019,119         443,710         753,930         286,967
                                                  -----------     -----------     -----------     -----------
         Total                                    $19,098,690     $ 4,071,495     $18,438,276     $ 2,356,641
                                                  ===========     ===========     ===========     ===========
Intangible assets not subject to amortization
     Goodwill                                     $   812,366     $        --     $   812,366     $        --
                                                  ===========     ===========     ===========     ===========

The Company amortizes a domain name over its estimated useful life of five years using the straight-line method. The Company amortizes access contracts and customer cable lists over their useful estimated lives ranging from two to five years. The Company is amortizing the right of entry contracts over their estimated useful lives ranging from 36 to 73 months. Debt issuance costs are amortized over the life of the loan of approximately three years using the straight-line method, which approximates the interest method.

Amortization of intangible assets was $849,730 and $969,185 for the three months ended June 30, 2005 and 2004, respectively. For the six months ended June 30, 2005 and 2004, amortization of intangible assets was $1,714,854 and $1,163,648, respectively. Amortization of debt issuance costs of $98,011, is included in interest expense. Estimated amortization expense of intangible assets for the years ending December 31, 2005, 2006, 2007, 2008, 2009 and 2010 is $3,459,762,
$3,217,718, $3,036,976, $2,986,738, $2,895,384 and $1,070,429, respectively. The weighted average remaining life of the intangibles is 5.5 years with right of entry average life of 6.0 years and customer cable lists of 2.6 years.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

                            Stock-Based Compensation

In accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations, the Company uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of the quoted market price of the Company's common stock at the grant date over the amount the employee must pay for the stock. The Company's general policy is to grant stock options at fair value at the date of grant. Options and warrants issued to nonemployees are recorded at fair value, as required by SFAS No. 123 "Accounting for Stock-Based Compensation," (SFAS No. 123), using the Black Scholes pricing model. The Company has adopted the disclosure only provision of SFAS No. 148, "Accounting for Stock-Based Compensation."

Pursuant to APB No. 25 and related interpretations, $0 and $99,774 of compensation cost has been recognized in the accompanying consolidated statements of operations for the three months ended June 30, 2005 and 2004, respectively. For the six months ended June 30, 2005 and 2004, $0 and $212,415 of compensation cost has been recognized. Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, the Company's loss attributable to common stockholders and basic and diluted loss per common share would have increased to the following pro forma amounts for the three and six months ended June 30:

                                                    Three months     Three months     Six months       Six months
                                                       ended             ended           ended            ended
                                                   June 30, 2005    June 30, 2004    June 30, 2005    June 30, 2004
                                                   -------------    -------------    -------------    -------------
Loss attributable to common stockholders            $(1,965,988)     $(1,846,747)     $(5,480,280)     $(3,426,265)
Pro forma loss attributable to common shares        $(2,050,813)     $(2,212,473)     $(5,865,199)     $(3,921,299)

Basic and diluted loss attributable to
   common shareholders:
   As reported                                      $      (.07)     $     (0.08)     $      (.20)     $      (.16)
   Pro forma loss attributable to common shares     $      (.07)     $     (0.10)     $      (.21)     $      (.19)

Stock-based compensation:
   As reported                                      $         0      $    99,774      $         0      $   212,415
   Pro forma                                        $    84,825      $   365,726      $   384,919      $   495,034

In determining the compensation cost of the options granted during the three and six months ended June 30, 2005 and 2004, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model and the weighted average assumptions used in these calculations are summarized as follows:

                                           Three months      Three months        Six months       Six months
                                               ended             ended              ended           ended
                                           June 30, 2005     June 30, 2004      June 30, 2005   June 30, 2004
                                           -------------     -------------      -------------   -------------
Risk-free interest rate                        3.75%             3.50%              3.57%            3.50%
Expected life of options granted             10 Years          10 Years           10 years         10 years
Expected volatility range                      208%              184%               211%             184%
Expected dividend yield                         0%                0%                 0%               0%

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

                            Net Loss per Common Share

Basic net loss per common share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for the reporting period. Diluted net loss per common share is computed by dividing loss attributable to common stockholders by the sum of the weighted average number of common shares outstanding plus all additional common stock that would have been outstanding if potentially dilutive common shares related to common share equivalents (stock options, stock warrants, convertible preferred shares, and issued but not outstanding restricted stock) had been issued. All options, warrants, convertible preferred shares, and restricted stock outstanding during the three and six months ended June 30, 2005 and 2004 were anti-dilutive.

                                Segment Reporting

A business segment is a distinguishable component of an enterprise that is engaged in providing an individual product or service or a group of related products or services and that is subject to risks and returns that are different from those of other business segments. Management believes that the Company has two operating segments: 1) MCS, which acts as a principal in billing voice, data and cable revenues to subscribers; and 2) MDU, Inc. which collects net revenue from DirecTV.

                                Reclassifications

Certain accounts in the prior quarters' consolidated financial statements have been reclassified for comparative purposes to conform to the presentation in the current quarter consolidated financial statements. These reclassifications had no effect on net loss or stockholders' equity.

                        Recent Accounting Pronouncements

In June 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections", a replacement of APB Opinion No. 20 and FASB Statement No. 3. The statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made occurring in fiscal years beginning after June 1, 2005. The statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of this statement. The Company does not expect the adoption of SFAS No. 154 to have a material effect on its consolidated financial statements.

In December 2004, FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment", which focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." Beginning with the quarterly period that begins July 1, 2005, the Company will be required to expense the fair value of employee stock options and similar awards. As a public company, the Company is allowed to select from two alternative transition methods, each having different reporting implications. The impact of SFAS No. 123R for the year ending December 31, 2005 is estimated to range from approximately $150,000 and $200,000 based on the value of the options outstanding as of December 31, 2004 that will vest during the third and fourth quarters of 2005. This estimate does not include any expenses for options that may be granted and vested during 2005.

NOTE 3 - Business Acquisitions

On January 1, 2004, the Company entered into a stock purchase agreement with URON, Inc. (URON) to purchase all of the outstanding capital stock of URON for a total purchase price of 350,000 shares of the Company's common stock to be issued in installments as follows: a) 180,000 shares issued at closing, b) 170,000 shares held in escrow. The common shares were valued at fair market value on the date of agreement which was $1.31 per share for a purchase price of $458,500. The terms of the escrow are as follows: 50,000 shares to be released upon URON providing the Company with documentation satisfactory to the Company of a release from a certain vendor or any related entity of all liabilities incurred to a certain vendor by URON; 120,000 shares to be released in 40,000 share increments upon the Company's receipt of distributable gross profits, generated by certain customers, in increments of $75,000 cash. The escrow shall be terminated 24 months after the date of the agreement and any shares not released will be rescinded to the Company. The Company must register all shares issued within one year from the date of issuance. The reason for the purchase of URON is to continue to expand the Company's services related to voice, data, and video services. The purchase price of $458,500 was allocated to customer list of $453,930 and property and equipment of $4,570. The customer list will be amortized over its estimated useful lives of two years and the property and equipment for fifteen months. At June 30, 2005 and December 31, 2004, the Company was not obligated to issue any of the contingent shares of common stock.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

In April 2004, the Company purchased certain assets consisting of data and video subscribers and systems from Satellite Broadcasting Corporation and affiliates
(SBC). The total purchase price for said assets was approximately $679,200.

On April 2, 2004, Multiband Corporation and subsidiaries (the Company), (fka Vicom, Incorporated and subsidiaries), completed its acquisition of Minnesota Digital Universe, Inc. (MDU) for approximately 7.7 million dollars, half of which was paid for in Multiband Corporation common stock, valued at $1.75 per share, ($3,850,000), $1.1 million paid in cash and the balance in promissory notes due by January 2005. Included in the purchase price is $700,000 related to a finder's fee. In December 2004, the notes with an outstanding balance of $990,000 were extended through May 2005; with $200,000 of the outstanding note balance being extended to July 2006. These notes are unsecured and bear no interest. The stock value was a negotiated price between the Seller and the Buyer. The consideration paid was based on the Company's analysis of likely future net income to be generated over a six year period by the acquired company. The cash was provided by funds the Company had previously raised in a private placement. The assets were acquired from Pace Electronics. Prior to the transaction, there was no material relationship between the owners of MDU and the Company other than the fact that Pace Electronics previously owned a 50% interest in a company subsidiary, Multiband USA, Inc., which Multiband bought out the remaining 50% of ownership from Pace Electronics in January 2004 for 30,000 shares of the Company's common stock valued at $39,000.

With the MDU acquisition, the Company became a nationwide agent for DirecTV. MDU services nearly 40,000 video subscribers through a network of private cable operators located throughout the United States. The purchase also permits the Company to receive ongoing residual payments from DirecTV, during the term of the master system operator agreement with DirecTV, which initially had approximately 25 months remaining at the time of purchase.

On July 9, 2004, Multiband (the Company) completed its acquisition, which had an acquisition date of June 1, 2004, of the outstanding membership interests of Rainbow Satellite Group, LLC (Rainbow), a provider of Satellite television services to multi dwelling units, for approximately 7.5 million dollars, two million of which was paid for in Multiband Preferred Stock, valued at $2.00 per share on a conversion formula to Multiband common stock, one million dollars of which was paid for in cash and the balance in promissory notes due by January 2005. In December 2004, these notes were extended to May 31, 2005 and paid off in full as of that date. Included in the purchase price is $321,850 related to a finders fee. These notes are collateralized by Rainbow assets and bear interest at the prime rate. In connection with the debt extension, the Company issued 75,000 two year warrants with an exercise price of $1.35 valued at $68,652 using the Black Scholes pricing model. The stock value was a negotiated price between the Buyer and Seller. In the event Multiband defaults in the payment of said promissory notes, the former owners of Rainbow have certain rights to repurchase the aforementioned membership interests for 20% less than any sums Multiband has paid prior to the date of the default. The consideration paid was based on the Company's analysis of likely future net incomes to be generated over a six year period by the acquired Company. The cash was provided by funds Multiband had previously raised in a private placement. The aforementioned purchase price is subject to adjustment pursuant to the parties agreement if the number of Rainbow subscribers increases or decreases as of an adjustment date. The assets were acquired from the members/owners of Rainbow. Prior to the transaction, there was no material relationship between the owners of sellers and the Company. With this acquisition, the Company acquired over 16,000 video subscribers which are primarily located in California, Colorado, Texas, Florida, Illinois and New York.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

On August 9, 2004, Multiband Corporation (the Company) completed its acquisition of certain assets of 21st Century Satellite Communications, Inc. (21st Century) for $1,080,754, $333,333 of which was paid for in Company stock, valued at $1.60 per share, $250,000 of which was paid for in cash and the balance in equipment lease payments due by August 2007. The stock value was a negotiated price between the Buyer and Seller. The consideration paid was based on the Company's analysis of the value of the acquired video equipment and related video subscribers totaling approximately 5,000. The cash was provided by funds Multiband had previously raised in a private placement. In connection with the acquisition, the Company incurred a $125,000 finder's fee which was partially paid for in Company stock, valued at $1.42 for a total of $31,250, and the remaining $93,750 was paid in cash by December 31, 2004.

Effective April 1, 2005, the Company purchased certain video assets (equipment and video subscribers) from Ultravision, Inc. for $287,050 cash including a finder's fee of $12,050.

With these acquisitions, the Company has substantially increased its subscriber base.

                                               MDU           Rainbow     21st Century
                                            ----------     ----------    ------------
Allocation of Purchase Price:

Total Cash/Stock Consideration              $7,000,000     $7,219,999     $  987,000
     Add: Transaction Costs                    726,550        361,850         93,754
     Add:  Liabilities assumed               2,030,373        319,921             --
                                            ----------     ----------     ----------
Total Consideration                          9,756,923      7,901,770      1,080,754
     Less: Cash and accounts receivable         59,044             --             --
     Less: Tangible assets                          --        773,000        372,420
     Less: Goodwill                                 --        800,000             --
                                            ----------     ----------     ----------
Intangible assets, net                      $9,697,879     $6,328,770     $  708,334
                                            ==========     ==========     ==========

Goodwill was recorded on the Rainbow transaction based on a six year future projection of cash flows which indicated that those future cash flows would not equal or exceed total consideration paid for all intangible Rainbow assets. The goodwill is anticipated to be deductible for tax purposes.

The following unaudited pro forma condensed results of operations for the three and six months ended June 30, 2005 and 2004 give effect to the acquisition of MDU, Rainbow, and 21st Century as if such transactions had occurred on January 1, 2004.

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

The unaudited pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred at such date or to project the Company's results of future operations.

                                                        2005              2005             2004              2004
                                                    Consolidated       Pro Forma        Consolidated       Pro Forma
                                                     as reported       Disclosed        as reported        Disclosed
                                                    ------------      ------------      ------------      ------------
Three months ended June 30, 2005 and 2004
Revenues                                            $  4,183,606      $  5,187,466      $  2,911,261      $  3,748,339

Loss from continuing operations                       (1,419,246)       (1,438,471)       (1,271,611)       (1,252,345)

Income (loss) from discontinued operations               122,892           122,892          (179,863)         (179,863)

Net loss                                            $ (1,296,354)     $ (1,315,579)     $ (1,451,474)     $ (1,432,208)

Basic and diluted loss per share:
   Loss from continuing operations                  $       (.05)     $       (.05)     $       (.06)     $       (.05)
   Loss from discontinued operations                $       (.00)     $       (.00)     $       (.00)     $       (.01)
   Net loss                                         $       (.05)     $       (.05)     $       (.06)     $       (.06)

Weighted average shares outstanding - basic and
diluted                                               28,634,502        28,634,502        22,689,301        22,689,301

                                                        2005               2005             2004             2004
                                                    Consolidated        Pro Forma       Consolidated       Pro Forma
                                                     as reported        Disclosed        as reported       Disclosed
                                                    ------------        ----------      ------------      ------------
Six months ended June 30, 2005 and 2004
Revenues                                            $  7,890,482        11,861,857      $  3,673,916      $  6,708,234

Loss from continuing operations                       (3,561,186)       (3,417,285)       (2,314,788)       (2,278,876)

Loss from discontinued operations                       (318,376)         (318,376)         (653,551)         (653,551)

Net loss                                            $ (3,879,562)       (3,735,661)     $ (2,968,339)     $ (2,968,239)

Basic and diluted loss per share:
   Loss from continuing operations                  $       (.13)     $       (.12)     $       (.11)     $       (.11)
   Loss from discontinued operations                $       (.01)     $       (.01)     $       (.03)     $       (.03)
   Net loss                                         $       (.14)     $       (.13)     $       (.14)     $       (.14)

Weighted average shares outstanding - basic and
diluted                                               27,929,454        27,929,454        20,984,967        20,984,967

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

The unaudited pro forma results of operations for the three and six months ended June 30, 2005 and 2004 as a result of the SBC, Florida Cable and Ultravision acquisitions of video subscribers and video equipment is not material to the historical financial statements.

NOTE 4 - Stockholder Equity

Stock warrants activity is as follows for the six months ended June 30, 2005:

                                                 Number of Warrants     Weighted - Average Exercise Price
                                                 ------------------     ---------------------------------
Outstanding, December 31, 2004                        11,795,641                     1.64
      Granted                                          8,882,723                     1.70
      Exercised                                          (33,066)                     .91
      Cancelled                                       (1,611,219)                    1.80
                                                    ------------                   ------
Outstanding, June 30, 2005                            19,034,079                     1.66
                                                    ============                   ======

The warrants granted during the six months ended June 30, 2005 were for common and preferred stock purchased and for services rendered.

NOTE 5 - Accrued Liabilities

Accrued liabilities consisted of the following:

                                                    June 30, 2005   December 31, 2004
                                                    -------------   -----------------
Payroll and related taxes                             $  320,387       $  389,394
Accrued preferred stock dividends                     $  975,858       $  415,120
Accrued liability-vendor charge backs                 $1,347,673       $1,901,972
Other                                                 $  398,538       $  323,538
                                                      ----------       ----------
Total                                                 $3,042,456       $3,030,024
                                                      ==========       ==========

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

NOTE 6 - Business Segments

The Company has the following business segments. Multiband Corp. includes corporate expenses (e.g. corporate administrative costs), interest income, interest expense, depreciation and amortization. The MDU segment represents results as the master service operator for DirecTV. The MCS segment provides voice, data and video services to residential multi-dwelling units as the principal to subscribers. The discontinued operations segment includes the Multiband Business Services segment which was sold effective after the close of business March 31, 2005 (see note 9).

Segment disclosures are as follows:

                                        Multiband                                          Discontinued
                                          Corp.              MDU              MCS           Operations          Total
                                      ------------      ------------     ------------      ------------     ------------
Three months ended June 30, 2005:
   Revenues                           $         --      $  2,102,459     $  2,081,147      $         --     $  4,183,606
   Income (loss) from operations        (1,058,495)        1,029,527       (1,390,278)               --       (1,419,246)
   Identifiable assets                   8,072,968         8,807,922       12,072,166                --       28,953,056
   Depreciation and amortization            63,927           401,079          753,861                --        1,218,867
   Capital expenditures                      5,429                --          268,486                --          273,915

                                        Multiband                                          Discontinued
                                          Corp.              MDU              MCS           Operations          Total
                                      ------------      ------------     ------------      ------------     ------------
Three months ended June 30, 2004:
   Revenues                           $         --      $  1,875,664     $  1,035,597      $         --     $  2,911,261
   Income (loss) from operations          (859,186)          124,351         (536,776)               --       (1,271,611)
   Identifiable assets                   4,322,547        10,271,773       10,943,051         4,977,005       30,514,376
   Depreciation and amortization           389,663           400,495          360,519                --        1,150,677
   Capital expenditures                         --                --          128,947            71,807          200,754

                                        Multiband                                          Discontinued
                                          Corp.              MDU              MCS           Operations          Total
                                      ------------      ------------     ------------      ------------     ------------
Six months ended June 30, 2005:
   Revenues                           $                 $  4,013,963     $  3,876,519      $         --        7,890,482
   Income (loss) from operations        (2,280,292)        1,339,296       (2,620,190)               --       (3,561,186)
   Identifiable assets                   8,072,968         8,807,922       12,072,166                --       28,953,056
   Depreciation and amortization            71,771           802,158        1,493,805                --        2,367,734
   Capital expenditures                      5,429                --          371,278            38,358          415,065

                                        Multiband                                          Discontinued
                                          Corp.              MDU              MCS           Operations          Total
                                      ------------      ------------     ------------      ------------     ------------
Six months ended June 30, 2004:
   Revenues                           $         --         1,875,664        1,798,252      $         --        3,673,916
   Income (loss) from operations        (1,544,148)          124,351         (894,991)               --       (2,314,788)
   Identifiable assets                   4,322,547        10,271,773       10,943,051         4,977,005       30,514,376
   Depreciation and amortization           520,294           400,495          582,133                --        1,502,922
   Capital expenditures                      6,690                --          135,082            98,641          240,413

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

Segment disclosures are provided by entity to the extent practicable under the Company's accounting system. Depreciation and amortization above does not include depreciation and amortization related to discontinued operations. The cash flow statements presentation of depreciation and amortization includes the depreciation and amortization from discontinued operations.

NOTE 7 - Commitments and Contingencies

Legal Proceedings

The Company, in June 2005, settled its legal action with Private Investor's Equity Group (PIEG). The terms of the settlement require Multiband to pay PIEG $150,000 over an eleven month period and issue PIEG 33,334 shares of restricted Multiband common stock. The shares were valued at $36,000 using the market value on the settlement date. As of June 30, 2005, with the exclusion of the aforementioned PIEG matter, Multiband was not engaged in any pending legal proceedings where, in the opinion of the Company, the outcome is likely to have a material adverse effect upon the business, operating results and financial condition of the Company.

The Company is involved in legal actions in the ordinary course of its business. Management believes that there are no pending legal proceedings against or involving the Company for which the outcome is likely to have a material adverse effect upon the Company's consolidated financial position, results of operations, or cash flows.

Significant Relationship

The Company is a master agent for DirecTV pursuant to a system operator agreement with DirecTV dated May 22, 2003. The initial term of the agreement is for three years and provides for two additional two-year renewals if the Company has a minimum number of paying video subscribers in its system operator network. Termination of the Company's DirecTV agreement would have a material adverse impact on the Company's on-going operations. Revenues generated from DirecTV were 50.3 % and 50.9% of total revenues for the three and six months ended June 30, 2005, respectively. Revenues generated from DirecTV for the three and six months ended June 30, 2004 were 64.4% and 51.0% of total revenues.

NOTE 8 - Related Party

The Company, during the six months ended June 30, 2005 received payment for accounts receivable of approximately $131,000 from companies that are associated with a board director. In addition, the Company had accounts receivable outstanding from these companies of approximately $9,000, and $140,000 at June 30, 2005, and December 31, 2004, respectively.

NOTE 9 -Sale of Multiband Business Services segment

After the close of business on March 31, 2005, the Company completed the sale of certain assets and liabilities relating to its Multiband Business Services (MBS, a/k/a Corporate Technologies USA) division. The buyer was North Central Equity, LLC ("Buyer").

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

The purchase price paid by the Buyer was $2,550,000 which consisted of $1,682,184 in cash at closing, $349,817 in assumed vacation pay and warranty liabilities, and the balance of $517,999 in a note receivable at 7% interest due on December 31, 2005. The amount of the note receivable is subject to adjustment based on certain representations and warranties provided by the Company in the purchase agreement. The Company has recorded a reserve of $178,948 against this note receivable due to uncertainty of collectibility of the note.

In connection with the purchase agreement, the Company entered into an interim services agreement whereby the Buyer is able to sublease space at no charge at the Company's Minneapolis and Fargo locations and obtain access to certain aspects of the Company's information technology resources for one year. Services provided will be charged by either party at fair value and is estimated by management to be insignificant. In addition the services agreement is explicit that the Company has no control over the buyer's operations. The buyer may receive additional free rent for part or all of a second year depending on the results of a post closing inventory appraisal. It is indeterminable at this time the results of this appraisal, however, the Company estimates the second year option will be exercised and will be accruing the liability as part of the sale transaction.

In conjunction with the sale, the Company reduced its indebtedness to Convergent Capital by $2,000,000 since part of the collateral of this note payable relates to the assets sold. This $2,000,000 was borrowed back from Convergent in the 2nd quarter of fiscal 2005. The gain on sale of MBS business services segment is as follows:

Sale Price
      Cash proceeds                                                   $1,682,184
      Note receivable, net of reserve of $178,948                        339,051
      Assumed liabilities                                                349,817
                                                                      ----------
             Total sale price, net of reserve of $178,948              2,371,052

Assets sold
      Inventory, net of reserve                                        1,045,110
      Property and equipment                                              52,351
                                                                      ----------
             Net assets sold                                           1,097,461

Less costs and expenses
      Broker's fee                                                       132,500
      Sublease for one year at no charge                                 500,000
      Additional free rent related to inventory adjustment               500,000
      Legal and accounting costs                                          37,600
                                                                      ----------
             Total costs                                               1,170,100
                                                                      ----------
       Net gain on sale                                               $  103,491
                                                                      ==========

                     MULTIBAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004

The following are condensed statements of operations of the discontinued operations for the three and six months ended June 30:

                                                Three Months Ended June 30,        Six Months Ended June 30,
                                               ----------------------------      ----------------------------
             Statement of Operations              2005             2004              2005             2004
                                               -----------      -----------      -----------      -----------
Revenues                                       $    14,052      $ 4,997,608      $ 3,698,927      $ 9,982,426
Cost of sales                                      (11,117)       3,733,614        2,701,664        7,672,328
Selling, general and administrative               (106,903)       1,255,069        1,307,502        2,562,190
Depreciation and amortization                           --           92,778           56,188          206,868
                                               -----------      -----------      -----------      -----------
Income (loss) from operations                      132,072          (83,853)        (366,427)        (458,960)
Other income (expense)                              (9,180)         (96,010)         (55,440)        (194,591)
                                               -----------      -----------      -----------      -----------
Net income (loss)                                  122,892         (179,863)        (421,867)        (653,551)
Gain on sale                                            --               --          103,491               --
                                               -----------      -----------      -----------      -----------
Income (loss) from discontinued operations     $   122,892      $  (179,863)     $  (318,376)     $  (659,273)
                                               ===========      ===========      ===========      ===========

The Company has recorded $1 million in deferred rent liability in relation to the sale of the MBS business segment. This liability is amortized over the 24 month term of the sublease. Amortization has been netted with rent expense and the resulting income of $29,197 is included in other income (expense) for the three and six months ended June 30, 2005.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth expenses and costs payable by the Registrant expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee.

                                     AMOUNT

Registration fee under Securities Act.........................  $   976.45
Selling Agent's commissions...................................  $     0.00
Legal fees and expenses.......................................  $10,062.00
Accounting fees and expenses..................................  $ 4,410.00
Printing expenses.............................................  $ 1,870.00
Registrar and transfer agent fees.............................  $     0.00
Miscellaneous expenses........................................  $ 2,681.55
                                                                ----------
   Total......................................................  $20,000.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 302A.521 of the Minnesota Statutes empowers a Minnesota corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

Article VII of the Registrant's Articles of Incorporation eliminates the liability of directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty except for any breach of a director's duty of loyalty to the Registrant or its shareholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, under Sections 302A.559 of the Minnesota Statutes (relating to illegal distributions) or Section 80A.23 of the Minnesota Statutes (relating to securities law violations), for any transaction from which the director derived an improper personal benefit; or for any act or omission occurring prior to May 22, 1987, which is the date that this provision in the Registrant's Articles became effective.

The above discussion of Section 302A.521 and of the Registrant's Articles of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Articles of Incorporation. The Registrant has insurance in the amount of $1,000,000 per occurrence insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the last three years the registrant has issued various securities, described in more detail in the Company's forms 10Q and 10K filed during those periods that were not registered under the Securities Act. The Securities were offered and sold by us in reliance upon the exemptions provided under Section 4(2) under the Securities Act relating to sales not involving any public offering, and/or Rule 506 of Regulation D under the Securities Act. The certificates representing the Securities sold bear a restrictive legend that prohibits transfer without registration or an applicable exemption. All purchasers signed agreements stating that they were purchasing for investment purposes only in which contain restrictions on the transfer of the Securities sold.

ITEM 16. EXHIBITS

The following documents are filed as exhibits to this registration statement:

EXHIBIT NO.        DESCRIPTION
-----------        -------------------------------------------------------------
2.1                Asset  Purchase  Agreement and related  documents with Enstar
                   Networking Corporation dated December 31, 1998(1)
2.2                Agreement and Plan of Merger with Ekman,  Inc. dated December
                   29, 1999(1)
2.3                Asset Purchase Agreement with Vicom Systems (14)
3.1                Amended  and  Restated  Articles of  Incorporation  of Vicom,
                   Inc.(1)
3.2                Restated Bylaws of Vicom, Incorporated(1)
3.3                Articles of  Incorporation  of Corporate  Technologies,  USA,
                   Inc.(1)
3.5                Audit Committee Charter (9)
4.1                Certificate   of   Designation   of  the   Relative   Rights,
                   Restrictions   and  Preferences  of  8%  Class  A  Cumulative
                   Convertible  Preferred  Stock  and  10%  Class  B  Cumulative
                   Convertible Preferred Stock dated December 9, 1998(1)
4.2                Form of Warrant Agreement(1)
4.3                Warrant  Agreement  with  James  Mandel  dated  December  29,
                   1999(1)
4.4                Warrant  Agreement  with Marvin  Frieman  dated  December 29,
                   1999(1)
4.5                Warrant  Agreement  with Pierce  McNally  dated  December 29,
                   1999(1)
4.6                Warrant  Agreement  with  Enstar,  Inc.  dated  December  29,
                   1999(1)
4.7                Warrant Agreement with David Ekman dated December 29, 1999(1)
4.8                Certificate   of   Designation   of  the   Relative   Rights,
                   Restrictions  and  Preferences  of  10%  Class  C  Cumulative
                   Convertible Stock(2)
4.9                Certificate   of   Designation   of  the   Relative   Rights,
                   Restrictions  and  Preferences  of  14%  Class  D  Cumulative
                   Convertible Stock(2)
4.10               Certificate   of   Designation   of  the   Relative   Rights,
                   Restrictions  and  Preferences  of  15%  Class  E  Cumulative
                   Convertible Stock(2)
4.11               Securities Purchase Agreement Dated September 18, 2003 (6)
4.12               Secured Convertible Note Agreement (7)
4.13               Wholesale Services Agreement Dated March 4, 2004 (8)
4.14               Note Purchase Agreement (11)
4.15               Series H Preferred Documents (12)
4.16               Series I Preferred Documents (13)
5.1                Opinion of Steven M. Bell, Esq.(6)
10.1               Vicom Lease with Marbell Realty dated June 20, 1996(1)
10.2               Employment  Agreement  with Marvin  Frieman  dated October 1,
                   1996(1)
10.3               Employment  Agreement  with  Steven  Bell  dated  October  1,
                   1996(1)
10.4               Employment  Agreement  with  James  Mandel  dated  August 14,
                   1998(1)
10.5               Vicom Associate  Agreement with NEC America,  Inc. dated June
                   1999(1)
10.6               Loan Agreement with Wells Fargo dated June 17, 1999(1)
10.7               Employment  Agreement  with David  Ekman dated  December  29,
                   1999(1)
10.8               Debenture Loan Agreement with Convergent  Capital dated March
                   9, 2000(1)
10.9               Corporate  Technologies,  USA,  Inc.  lease with David  Ekman dated January 19, 2000(1)
10.10              Amendment  dated July 11, 2000 to  debenture  loan  agreement with Convergent Capital dated March 9, 2000.(2)
10.11              Corporate  Technologies agreement with Siemens dated December
                   14, 2001(4)
10.12              Note with Pyramid Trading, L.P. (4)
10.14              Employment  Agreement  of Steven M. Bell  dated  January,  1,
                   2002(5)
10.15              Employment Agreement of James Mandel dated January 1, 2002(5)
10.16              Acquisition Agreement of Minnesota Digital  Universe (9)
10.17              Acquisition of Rainbow Satellite Group, LLC (10)
14                 Vicom Code of Ethics for Senior Officers (9)
19.1               2000 Non-Employee Director Stock Compensation Plan (3)
19.2               2000 Employee Stock Purchase Plan (3)
21.1               List of subsidiaries of the registrant(1)
23                 Consent of Virchow, Krause & Company, LLP (15)
24.1               Power of Attorney  (included  on  signature  page of original registration statement)
31.1               Rule 13a-14 (s)  Certification  of Chief Executive  Officer -
                   James Mandel (15)
31.2               Rule 13a-14 (s)  Certification  of Chief Financial  Officer -
                   Steven Bell (15)
32.1               Section  1350 of  Sarbanes-Oxley  Act of 2002 - James  Mandel
                   (15)

32.2               Section 1350of Sarbanes-Oxley Act of 2002 - Steven Bell (15)

(1) Previously filed as the same exhibit to the Registrant's Registration Statement on Form 10, as amended.

(2) Previously filed as the same exhibit to the original Registration Statement on Form S-1 filed on August 11, 2000 and declared effective on August 18, 2000.

(3) Previously filed as the same exhibit to Registrant's Proxy Statement on Form 14A, filed on July 31, 2000.

(4) Previously filed as the same exhibit to the original Registration Statement on Form S-1 filed on August 15, 2001 and declared effective on August 20, 2001.

(5) Previously filed as the same exhibit to Registrant's Form 10-Q filed May 15, 2002

(6) Previously filed as the same exhibit to Registrant's Form 8-K filed September 24, 2003.

(7) PREVIOUSLY FILED AS THE SAME EXHIBIT TO REGISTRANT'S FORM 8-K FILED DECEMBER 16, 2003.

(8) PREVIOUSLY FILED AS THE SAME EXHIBIT TO REGISTRANT'S FORM 8-K FILED MARCH 17, 2004.

(9) PREVIOUSLY FILED AS THE SAME EXHIBIT TO REGISTRANTS FORM 8-K FILED JUNE 9, 2004.

(10) PREVIOUSLY FILED AS THE SAME EXHIBIT TO REGISTRANTS FORM 8-K FILED JULY 9, 2004.

(11) PREVIOUSLY FILED AS THE SAME EXHIBIT TO REGISTRANTS FORM 8-K FILED NOVEMBER 19, 2004.

(12) PREVIOUSLY FILED AS THE SAME EXHIBIT TO REGISTRANTS FORM 8-K FILED NOVEMBER 24, 2004.

(13) PREVIOUSLY FILED AS THE SAME EXHIBIT TO REGISTRANTS FORM 8-K FILED FEBRUARY 3, 2005.

(14) PREVIOUSLY FILED AS THE SAME EXHIBIT TO REGISTRANTS FORM 8K FILED APRIL 6, 2005

(15) FILED HEREWITH

ITEM 17. UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1993, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act of 1993, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota, on October 25 2005.

                              MULTIBAND CORPORATION


                              By: /s/ Steven M. Bell
                                  ------------------------------------------
                                  Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed by the following persons in their capacities indicated as of October 25 2005.

       SIGNATURE                                 TITLE
--------------------     -------------------------------------------------------

Steven M. Bell           President, Chief Financial Officer and Director
--------------------     (Principal Financial and Accounting Officer)
/s/ Steven M. Bell


Frank Bennett
--------------------
/s/  Frank Bennett       Director


Jonathan Dodge
--------------------
/s/  Jonathan Dodge      Director


Eugene Harris
--------------------
/s/  Eugene Harris       Director


James L. Mandel
--------------------
/s/  James L. Mandel     Chief Executive Officer and Director
                         (Principal Executive Officer)


Donald Miller
--------------------
/s/  Donald Miller       Director and Chairman


David Weiss
--------------------
/s/  David Weiss         Director

*By: Steven M. Bell
     --------------
Attorney-in-Fact

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